Exhibit 10.1

___________________________________________________________________________

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of January 18, 2013

among

CHEMED CORPORATION

the Lenders Party Hereto,

BANK OF AMERICA, N.A.,
as Syndication Agent,

U.S. BANK NATIONAL ASSOCIATION,
as Documentation Agent

and

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Administrative Agent

___________________________________________________________________________

J.P. MORGAN SECURITIES LLC and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as Joint Lead Arrangers and Joint Book Runners
___________________________________________________________________________

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		1

1.1.	Certain Defined Terms	1
1.2.	Plural Forms.	22

ARTICLE II THE CREDITS		22

2.1.	Revolving Loan Commitments	22
2.2.	Required Payments; Termination	23
2.3.	Ratable Loans; Types of Advances	23
2.4.	Swing Line Loans.	23
2.5.	Commitment Fee; Aggregate Revolving Loan Commitment; Increase in Aggregate Revolving Loan Commitment.	25
2.6.	Minimum Amount of Each Advance	27
2.7.	Optional Principal Payments	27
2.8.	Method of Selecting Types and Interest Periods for New Advances	27
2.9.	Conversion and Continuation of Outstanding Advances; No Conversion or Continuation of Eurodollar Advances After Event of Default	28
2.10.	Changes in Interest Rate, etc.	28
2.11.	Default Rate..	29
2.12.	Method of Payment	29
2.13.	Noteless Agreement; Evidence of Indebtedness.	29
2.14.	Telephonic Notices	30
2.15.	Interest Payment Dates; Interest and Fee Basis	30
2.16.	Notification of Advances, Interest Rates, Prepayments and Revolving Loan Commitment Reductions; Availability of Loans	31
2.17.	Lending Installations	31
2.18.	Non-Receipt of Funds by the Administrative Agent	31
2.19.	Replacement of Lender	31
2.20.	Facility LCs.	32
2.21.	Interest Rate Limitation	37
2.22.	Defaulting Lenders	37

ARTICLE III YIELD PROTECTION; TAXES		39

3.1.	Yield Protection	39
3.2.	Changes in Capital Adequacy Regulations	40
3.3.	Availability of Types of Advances	40
3.4.	Funding Indemnification	40
3.5.	Taxes.	40
3.6.	Lender Statements; Survival of Indemnity	43
3.7.	Alternative Lending Installation	43

ARTICLE IV CONDITIONS PRECEDENT		43

4.1.	Initial Credit Extension	43
4.2.	Each Credit Extension	45

i

ARTICLE V REPRESENTATIONS AND WARRANTIES		45

5.1.	Existence and Standing.	45
5.2.	Authorization and Validity	45
5.3.	No Conflict; Government Consent.	45
5.4.	Financial Statements	46
5.5.	Material Adverse Change	46
5.6.	Taxes	46
5.7.	Litigation and Contingent Obligations	46
5.8.	Subsidiaries	46
5.9.	ERISA	47
5.10.	Accuracy of Information	47
5.11.	Regulations T, U, and X	47
5.12.	Material Agreements; Restrictions on Dividends	47
5.13.	Compliance With Laws	47
5.14.	Ownership of Properties; Priority of Liens	47
5.15.	Plan Assets; Prohibited Transactions	48
5.16.	Environmental Matters	48
5.17.	Investment Company Act	48
5.18.	Insurance	48
5.19.	No Event of Default or Unmatured Event of Default.	48
5.20.	SDN List Designation	48
5.21.	Solvency	48
5.22.	Trading with the Enemy Act; Patriot Act; Foreign Corrupt Practices Act.	49

ARTICLE VI COVENANTS		49

6.1.	Financial Reporting	49
6.2.	Use of Proceeds	51
6.3.	Notice of Event of Default	51
6.4.	Conduct of Business.	51
6.5.	Taxes	51
6.6.	Insurance	51
6.7.	Compliance with Laws.	51
6.8.	Maintenance of Properties	52
6.9.	Inspection; Keeping of Books and Records.	52
6.10.	Restricted Payments	52
6.11.	Merger or Dissolution	54
6.12.	Sale of Assets	54
6.13.	Investments and Acquisitions	55
6.14.	Indebtedness	58
6.15.	Liens	60
6.16.	Transactions with Affiliates	62
6.17.	Financial Contracts	62
6.18.	Subsidiary Covenants	63
6.19.	Contingent Obligations	63
6.20.	Leverage Ratio.	63
6.21.	Fixed Charge Coverage Ratio	63
6.22.	[Reserved].	63
6.23.	Operating Leases	64
6.24.	Guarantors.	64
6.25.	Collateral	64
6.26.	Convertible Note Transactions.	65

ARTICLE VII EVENTS OF DEFAULT		65

ARTICLE VIII ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES		67

8.1.	Acceleration.	67
8.2.	Amendments	68
8.3.	Preservation of Rights	70

ARTICLE IX GENERAL PROVISIONS		70

9.1.	Survival of Representations.	70
9.2.	Governmental Regulation.	70
9.3.	Headings	70
9.4.	Entire Agreement	70
9.5.	Several Obligations; Benefits of this Agreement	71
9.6.	Expenses; Indemnification	71
9.7.	Numbers of Documents	71
9.8.	Accounting.	71
9.9.	Severability of Provisions	72
9.10.	Nonliability of Lenders	72
9.11.	Confidentiality	72
9.12.	Lenders Not Utilizing Plan Assets.	73
9.13.	Nonreliance	73
9.14.	Disclosure	73
9.15.	Performance of Obligations	73
9.16.	USA Patriot Act Notification	74
9.17.	Subordination of Intercompany Indebtedness	74

ARTICLE X THE ADMINISTRATIVE AGENT		75

10.1.	Appointment; Nature of Relationship	75
10.2.	Powers	76
10.3.	General Immunity	76
10.4.	No Responsibility for Loans, Recitals, etc.	76
10.5.	Action on Instructions of Lenders	76
10.6.	Employment of Agents and Counsel.	76
10.7.	Reliance on Documents; Counsel.	77
10.8.	Administrative Agent's Reimbursement and Indemnification	77
10.9.	Notice of Event of Default	77
10.10.	Rights as a Lender	77
10.11.	Lender Credit Decision	78
10.12.	Successor Administrative Agent	78
10.13.	Administrative Agent and Arranger Fees	78
10.14.	Delegation to Affiliates	79
10.15.	Collateral Documents	79

ARTICLE XI SETOFF; RATABLE PAYMENTS		80

11.1.	Setoff	80
11.2.	Ratable Payments	80
11.3.	Failure to Make Payment	80

ARTICLE XII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS		80

12.1.	Successors and Assigns	80
12.2.	Participations.	81
12.3.	Assignments.	82
12.4.	Dissemination of Information	84
12.5.	Tax Treatment.	84

ARTICLE XIII NOTICES		84

13.1.	Notices; Effectiveness; Electronic Communication	84
13.2.	Change of Address, Etc.	85

ARTICLE XIV COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION		85

14.1.	Counterparts; Effectiveness	85
14.2.	Electronic Execution of Assignments.	85

ARTICLE XV CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL		85

15.1.	CHOICE OF LAW	85
15.2.	CONSENT TO JURISDICTION	86
15.3.	WAIVER OF JURY TRIAL	86

ARTICLE XVI EXISTING CREDIT AGREEMENT		86

SCHEDULES

Commitment Schedule

Departing Lender Schedule

Pricing Schedule

Schedule 2.20	-	Existing Letters of Credit

Schedule 5.8	-	Subsidiaries

Schedule 6.13	-	Existing Investments

Schedule 6.14	-	Existing Indebtedness

Schedule 6.15	-	Existing Liens; Closing Date Surety Bond Liens

Schedule 6.16	-	Transactions with Affiliates

Schedule 6.18	-	Subsidiary Covenants

EXHIBITS

Exhibit A-1	-	Form of Borrower’s In-House Counsel’s Opinion

Exhibit A-2	-	Form of Cravath, Swaine & Moore LLP (Special New York Counsel) Opinion

Exhibit A-3	-	Form of Richards, Layton & Finger (Special Delaware Counsel) Opinion

Exhibit B	-	Form of Compliance Certificate

Exhibit C	-	Form of Assignment and Assumption Agreement

Exhibit D	-	Reserved

Exhibit E	-	Form of Promissory Note for Revolving Loan (if requested)

Exhibit F	-	Officer’s Certificate

Exhibit G	-	List of Closing Documents

Exhibit H	-	Form of Commitment and Acceptance

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This Second Amended and Restated Credit Agreement, dated as of January 18, 2013, is entered into by and among Chemed Corporation, a Delaware corporation, the Lenders, the LC Issuer, and JPMorgan Chase Bank, National Association, a national banking association, as Administrative Agent.

PRELIMINARY STATEMENTS

WHEREAS, the Borrower, certain Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement, dated as of March 1, 2011 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”); and

WHEREAS, the Borrower, the Lenders and the Administrative Agent have agreed to amend and restate the Existing Credit Agreement in its entirety.

NOW, THEREFORE, in consideration of the mutual covenants herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Existing Credit Agreement is hereby amended and restated in its entirety as of the date hereof as follows:

ARTICLE I

DEFINITIONS

1.1.           Certain Defined Terms.  As used in this Agreement:

“Accounting Changes” is defined in Section 9.8 hereof.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the Closing Date, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding ownership interests of a partnership or limited liability company of any Person.

“Adjusted Eurodollar Base Rate” means, with respect to a Eurodollar Advance for the relevant Interest Period, the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period.

“Administrative Agent” means JPMorgan Chase in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, as Administrative Agent, and any successor Administrative Agent appointed pursuant to Article X.

“Advance” means a borrowing hereunder consisting of the aggregate amount of several Revolving Loans (i) made by some or all of the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.  The term “Advance” shall include Swing Line Loans unless otherwise expressly provided.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.  A Person shall be deemed to control another Person if the controlling Person is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting securities, by contract or otherwise.

“Aggregate Outstanding Revolving Credit Exposure” means, at any time, the aggregate of the Outstanding Revolving Credit Exposure of all the Lenders.

“Aggregate Revolving Loan Commitment” means the aggregate of the Revolving Loan Commitments of all the Lenders, as may be increased or reduced from time to time pursuant to the terms hereof.  The initial Aggregate Revolving Loan Commitment is Three Hundred and Fifty Million and 00/100 Dollars ($350,000,000).

“Agreement” means this Second Amended and Restated Credit Agreement, as it may be amended, restated, supplemented or otherwise modified and as in effect from time to time.

“Agreement Accounting Principles” means generally accepted accounting principles as in effect in the United States from time to time (“GAAP”), applied in a manner consistent with that used in preparing the financial statements of the Borrower referred to in Section 5.4; provided, however, that except as provided in Section 9.8, with respect to calculations determining compliance with the covenants, including financial covenants, set forth in Sections 6.10 through 6.23 (and the defined terms used in such Sections), “Agreement Accounting Principles” means GAAP as of the Closing Date, applied in a manner consistent with that used in preparing the financial statements of the Borrower referred to in Section 5.4. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any of its Subsidiaries at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. Agreement Accounting Principles and GAAP will be deemed for all purposes of the Loan Documents to treat leases that would have been classified as operating leases in accordance with GAAP as in effect on December 31, 2011, in a manner consistent with the treatment of such leases under GAAP on such date, notwithstanding any modification or interpretive changes to GAAP that may occur thereafter.

“Alternate Base Rate” means, for any day, a rate of interest per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted Eurodollar Base Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted Eurodollar Base Rate for any day shall be based on the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Eurodollar Base Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Eurodollar Base Rate, respectively.

“Applicable Fee Rate” means, with respect to the Commitment Fee at any time, the percentage rate per annum which is applicable at such time with respect to such fee as set forth in the Pricing Schedule.

“Applicable Margin” means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

“Applicable Pledge Percentage” means 100%, but (x) 65% in the case of a pledge of capital stock of a Foreign Subsidiary or (y) 0% in the case of a pledge of capital stock of a Foreign Subsidiary to the extent a pledge would cause a Financial Assistance Problem.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means each of J.P. Morgan Securities LLC, a Delaware limited liability company, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation, and its successors, each in its capacity as Joint Lead Arranger and Joint Book Runner.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Assignment Agreement” is defined in Section 12.3.1.

“Augmenting Lender” has the meaning assigned to such term in Section 2.5.3.

“Authorized Officer” means any of the Chief Executive Officer, President, Chief Financial Officer, Treasurer or Controller of the Borrower, or such other officer of the Borrower as may be designated by the Borrower in writing to the Administrative Agent from time to time, acting singly.

“Banking Services” means each and any of the following bank services provided to the Borrower or any Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Agreement” means any agreement entered into by the Borrower or any Subsidiary in connection with Banking Services.

“Banking Services Obligations” means any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services provided by any Lender or any of its Affiliates.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Borrower” means Chemed Corporation, a Delaware corporation, and its permitted successors and assigns (including, without limitation, a debtor in possession on its behalf).

“Borrowing Date” means a date on which an Advance is made hereunder.

“Borrowing Notice” is defined in Section 2.8.

“Business Day” means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

“Capital Expenditures” means, without duplication, any expenditures for any purchase or other acquisition of any asset, other than any expenditures in connection with Permitted Acquisitions, which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with Agreement Accounting Principles.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be classified as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Cash Equivalent Investments” means (i) direct obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, (iv) certificates of deposit, bankers’ acceptances, money market deposit accounts, and time deposits issued by or maintained with, as applicable, commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000, (v) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iv) above, and (vi) in the case of any Foreign Subsidiary, (A) marketable direct obligations issued by, or unconditionally guaranteed by, the sovereign nation in which such Foreign Subsidiary is organized and is conducting business or issued by any agency of such sovereign nation and backed by the full faith and credit of such sovereign nation, in each case maturing within one year from the date of acquisition, so long as the Indebtedness of such sovereign nation is rated at least A-1 or better by S&P or P-1 or better by Moody’s or carries an equivalent rating from a comparable foreign rating agency or (B) Investments of the type and maturity described in clauses (ii) through (v) above of foreign obligors, which Investments or obligors have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies.

“CHAMPVA” means, collectively, the Civilian Health and Medical Program of the Department of Veteran Affairs, a program of medical benefits covering retirees and dependents of former members of the armed services administered by the United States Department of Veteran Affairs, and all laws, rules, regulations, manuals, orders, guidelines, requirements, or guidance pertaining to such program including (a) all federal statutes (whether set forth in 38 U.S.C. § 1781 or elsewhere) affecting such program or, to the extent applicable to CHAMPVA; and (b) all rules, regulations (including 38 C.F.R. § 17.270 – 17.278), manuals, orders, guidelines, requirements or guidance of all Governmental Authorities, or their agent, administrator, intermediary or carrier, promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

“CHAMPVA Receivable” means a Receivable payable pursuant to the CHAMPVA program.

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, both (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in the case of each of the foregoing clause (x) and clause (y), be deemed to be a Change in Law regardless of the date enacted, adopted or issued

“Change of Control”  means the acquisition by any Person, or any group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 50% or more of the outstanding shares of capital stock of the Borrower.

“Closing Date” means January 18, 2013.

 “Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Collateral” means all Property and interests in Property now owned or hereafter acquired by any Credit Party in or upon which a security interest, lien or mortgage is granted to the Administrative Agent, for the benefit of the Holders of Secured Obligations, whether under the Pledge and Security Agreement, under any of the other Collateral Documents or under any of the other Loan Documents.

“Collateral Documents” means all agreements, instruments and documents executed in connection with this Agreement that are intended to create or evidence Liens to secure the Secured Obligations, including, without limitation, the Pledge and Security Agreement, the Intellectual Property Security Agreements, and all other security agreements, mortgages, deeds of trust, pledges, powers of attorney, assignments and financing statements whether heretofore, now, or hereafter executed by any Credit Party and delivered to the Administrative Agent.

“Collateral Shortfall Amount” is defined in Section 8.1.

“Commitment Fee” is defined in Section 2.5.1.

“Commitment Schedule” means the Schedule identifying each Lender’s Revolving Loan Commitment as of the Closing Date attached hereto and identified as such.

“Consolidated Capital Expenditures” means, with reference to any period, the Capital Expenditures of the Borrower and its consolidated Subsidiaries calculated on a consolidated basis for such period.

“Consolidated Current Maturities” means, with reference to any period, all scheduled payments of principal due within twelve (12) calendar months on and after the last day of such period with respect to all Consolidated Indebtedness of the Borrower.

“Consolidated EBITDA” means, with respect to any period, Consolidated Net Income from continuing operations plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization expense of the Borrower and its consolidated  Subsidiaries (including amortization recorded in connection with the application of Financial Accounting Standard No. 142 (Goodwill and Other Intangibles)), (v) dividends, distributions and payments under any employee stock award or incentive plans plus any employment taxes, cash fringes and employee benefit charges payable in connection therewith, (vi) all other non-cash charges of the Borrower and its consolidated Subsidiaries (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period) less interest income and all non-cash items of income of the Borrower and its consolidated Subsidiaries in each case for such period, (vii) the aggregate amount of the awards remitted by the Borrower to its senior management under the current Multi-Year Management Incentive Plans; provided, however, that no more than $5,000,000 of cash compensation, payments or awards remitted to senior management shall be included in this calculation, (viii) non-cash charges arising from compensation expense as a result of Financial Accounting Standards Board Statement 123R, “Share Based Payment”, which would require certain stock based compensation to be recorded as expense within the Borrower’s consolidated statement of operation, less the amount of any subsequent cash payments in respect of any such non-cash charges, (ix) any loss incurred by the Borrower as a result of the early extinguishment of Indebtedness, (x) all non-recurring costs and expenses incurred in connection with the consummation of any Permitted Acquisition, Investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any non-recurring charges or non-recurring costs incurred as a result of such transaction, (xi) Yellow Pages Advertising Expense and (xii) litigation costs and expenses (including settlement amounts), including in respect of claims, actions, investigations or other proceedings initiated by the United States Department of Justice or the Office of the Inspector General for the Department of Health and Human Services; provided, however, that the amount of such litigation costs and expenses (including settlement amounts) included in this calculation for such period and all preceding periods following the Closing Date may not exceed $50,000,000 in the aggregate.

“Consolidated Funded Indebtedness” means, at any time, with respect to any Person, without duplication, (i) the aggregate Dollar amount of Consolidated Indebtedness which would be classified on the balance sheet of such Person, as of the applicable determination date, as long-term Indebtedness, plus (ii) the aggregate stated or face amount of all Letters of Credit at such time for which such Person is the account party or is otherwise liable other than Letters of Credit to the extent collateralized by cash or Cash Equivalent Instruments.

“Consolidated Indebtedness” means, at any time, with respect to any Person, the Indebtedness of such Person and its consolidated Subsidiaries calculated on a consolidated basis as of such time.

“Consolidated Interest Expense” means, with reference to any period, the interest expense of the Borrower and its consolidated Subsidiaries calculated on a consolidated basis for such period, in accordance with Agreement Accounting Principles. Notwithstanding the foregoing, Consolidated Interest Expense shall not include any non-cash interest expense recognized in accordance with Accounting Standards Codification 470-20 or any successor standard.

 “Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Borrower and its consolidated Subsidiaries calculated on a consolidated basis for such period in accordance with Agreement Accounting Principles.

 “Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership (except to the extent expressly without recourse to such Person).

“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

“Conversion/Continuation Notice” is defined in Section 2.9.

“Credit Extension” means the making of an Advance or the issuance of a Facility LC hereunder.

“Credit Extension Date” means the Borrowing Date for an Advance or the issuance date for a Facility LC.

“Credit Party” means, at any time, any of the Borrower and any Person which is a Guarantor at such time.

 “Deemed Dividend Problem” means, with respect to any Foreign Subsidiary, such Foreign Subsidiary’s accumulated and undistributed earnings and profits being deemed to be repatriated to the Borrower or the applicable parent Domestic Subsidiary for U.S. federal income tax purposes and the effect of such repatriation causing adverse tax consequences to the Borrower or such parent Domestic Subsidiary, in each case as determined by the Borrower in its commercially reasonable judgment acting in good faith and, if applicable, in consultation with its legal and tax advisors.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Facility LCs or Swing Line Loans or (iii) pay over to any Lender Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Lender Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Lender Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Facility LCs and Swing Line Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Lender Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.

“Departing Lender” means each lender under the Existing Credit Agreement that does not have a Revolving Loan Commitment hereunder and is identified on the Departing Lender Schedule hereto.

“Departing Lender Schedule” means the Schedule identifying each Departing Lender as of the Closing Date attached hereto and identified as such.

“Disqualified Stock” means any capital stock or other equity interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Revolving Loan Termination Date.

“Dollar”, “dollar” and “$” means the lawful currency of the United States of America.

“Domestic Subsidiary” means any Subsidiary of any Person organized under the laws of a jurisdiction located in the United States of America.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, injunctions, permits, and legally enforceable governmental concessions, grants, franchises, licenses, agreements and restrictions relating to (i) the protection of the environment, (ii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

“Equipment” means all of the Borrower’s and each Subsidiary’s present and future (i) equipment, including, without limitation, machinery, manufacturing, distribution, data processing and office equipment, assembly systems, tools, molds, dies, fixtures, appliances, furniture, furnishings, vehicles, vessels, aircraft, aircraft engines, and trade fixtures, (ii) other tangible personal property (other than inventory), and (iii) any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rules or regulations promulgated thereunder.

“Eurodollar Advance” means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

“Eurodollar Base Rate” means, with respect to any Eurodollar Advance for any Interest Period, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the “Eurodollar Base Rate” with respect to such Eurodollar Advance for such Interest Period shall be the rate at which dollar deposits in a comparable amount and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Eurodollar Loan” means a Loan which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

“Eurodollar Rate” means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the Adjusted Eurodollar Base Rate applicable to such Interest Period, plus (ii) the Applicable Margin then in effect, changing as and when the Applicable Margin changes.

“Event of Default” means an event described in Article VII.

“Excluded Taxes” means, in the case of each Lender or applicable Lending Installation and the Administrative Agent, (i) taxes imposed on its overall net income, and franchise taxes imposed on it, by (a) the United States of America, (b) the jurisdiction under the laws of which such Lender or the Administrative Agent is incorporated or organized or any political combination or subdivision or taxing authority thereof or (c) the jurisdiction in which the Administrative Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation or office making or booking a Loan or Facility LC is located, (ii) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located, (iii) in the case of a Non U.S. Lender (as defined in Section 3.5), any withholding tax that is in effect at the time such Non U.S. Lender becomes a party to this Agreement (or designates a new lending office) and (iv) any U.S. federal withholding taxes imposed under FATCA.

“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.

“Existing Convertible Indenture” means the Indenture, dated as of May 14, 2007, by and between the Borrower and LaSalle Bank National Association, as Trustee for the purchasers of the Existing Convertible Notes, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Existing Convertible Indenture Documents” means the Existing Convertible Notes, the Existing Convertible Indenture, and the agreements, documents, and instruments delivered in connection therewith, including in connection with the Existing Convertible Notes Permitted Stock Transactions, as each of the foregoing may be amended, restated, supplemented or otherwise modified from time to time.

 “Existing Convertible Note Transactions” means (x) the following series of transactions:

(i) the call option transactions entered into by the Borrower and certain financial institutions in connection with the issuance of the Existing Convertible Notes, which upon exercise, will require such financial institutions to deliver shares of capital stock of the Borrower or other property to the Borrower in an amount substantially equivalent to the shares of capital stock of the Borrower or other property deliverable to holders of the Existing Convertible Notes upon conversion of the Existing Convertible Notes, as the same may be amended, restated, supplemented or otherwise modified or replaced from time to time;

(ii) the warrant transactions entered into by the Borrower and certain financial institutions in connection with the issuance of the Existing Convertible Notes which, upon exercise, will require the Borrower to deliver a specified number of shares of capital stock of the Borrower or other property to the financial institutions party thereto, as the same may be amended, restated, supplemented or otherwise modified or replaced from time to time; and

(iii) the repurchase of shares of the Borrower’s capital stock pursuant to one or more accelerated share repurchase agreements entered into at the time of issuance of the Existing Convertible Notes with one or more financial institutions (any such repurchase or repurchase contract, together with any call option transactions entered into pursuant to the intermediary proceeding clause (i) and any warrant transactions entered into pursuant to the immediately preceding clause (ii) being referred to herein as “Existing Convertible Notes Permitted Stock Transactions”); and

(y)  all conversions of the Existing Convertible Notes into cash and shares of the Borrower’s capital stock or other property pursuant to the Existing Convertible Indenture Documents and all exchanges or transfers of the Borrower’s capital stock or other property between the Borrower and the counterparties to the Existing Convertible Notes Permitted Stock Transactions or any early termination of any of the foregoing.

“Existing Convertible Notes” means those certain 1.875% Convertible Senior Notes due 2014 in an initial aggregate principal amount equal to $200,000,000, issued by the Borrower pursuant to the Existing Convertible Indenture, as such Notes may be amended, restated, supplemented, or otherwise modified from time to time.

 “Existing Convertible Notes Permitted Stock Transactions” has the meaning set forth in clause (iii) of the definition of “Existing Convertible Note Transactions”.

“Existing Credit Agreement” has the meaning set forth in the preliminary statements hereto.

“Existing Letters of Credit” means those Letters of Credit identified in Schedule 2.20.

“Facility LC” is defined in Section 2.20.1.

“Facility LC Application” is defined in Section 2.20.3.

“Facility LC Collateral Account” is defined in Section 2.20.11.

“FATCA” means Section 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any date that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Financial Contract” of a Person means (i) any exchange-traded or over-the-counter future, forward, swap or option contract or other financial instrument with similar characteristics or (ii) any Rate Management Transaction.

“Financial Assistance Problem” means, with respect to any Foreign Subsidiary, the inability of such Foreign Subsidiary to become a Subsidiary Guarantor or to permit its assets from being pledged pursuant to a pledge or security agreement on account of legal or financial limitations imposed by the jurisdiction of organization of such Foreign Subsidiary or other relevant jurisdictions having authority over such Foreign Subsidiary, in each case as determined by the Borrower in its commercially reasonable judgment acting in good faith and in consultation with its legal and tax advisors.

“FIRREA” means the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, modified or supplemented from time to time.

“First Tier Foreign Subsidiary” means each Foreign Subsidiary with respect to which any one or more of the Borrower and its Domestic Subsidiaries directly owns more than 50% of such Foreign Subsidiary’s issued and outstanding ordinary equity interests.

“Floating Rate” means, for any day, a rate per annum equal to the sum of (i) the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes plus (ii) the Applicable Margin then in effect, changing as and when the Applicable Margin changes.

“Floating Rate Advance” means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

“Floating Rate Loan” means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

“Foreign Subsidiary” means any Subsidiary of any Person which is not a Domestic Subsidiary of such Person.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Governmental Authority” means any nation or government, any foreign, federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Governmental Receivables” means, collectively, any and all Receivables which are (a) Medicare Receivables, (b) Medicaid Receivables, (c) CHAMPVA Receivables, (d) TRICARE Receivables, or (e) any other Receivables payable by a Governmental Authority, or its agent, administrator, intermediary or carrier, approved by the Administrative Agent.

“Guarantor” means each Subsidiary of the Borrower which is a party to the Guaranty Agreement, including each Subsidiary of the Borrower which becomes a party to the Guaranty Agreement pursuant to a joinder or other supplement thereto.

“Guaranty Agreement” means the Amended and Restated Guaranty Agreement, dated as of March 1, 2011, made by the Guarantors in favor of the Administrative Agent for the benefit of the Holders of Secured Obligations, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Holders of Secured Obligations” means the holders of the Secured Obligations from time to time and shall refer to (i) each Lender in respect of its Loans, (ii) the LC Issuer in respect of Reimbursement Obligations, (iii) the Administrative Agent, the Lenders and the LC Issuer in respect of all other present and  future obligations and liabilities of the Borrower or any of its Domestic Subsidiaries of every type and description arising under or in connection with this Agreement or any other Loan Document, (iv) each Lender (or Affiliate thereof), in respect of all (x) Rate Management Obligations of the Borrower or any Subsidiary to such Lender (or such Affiliate) as exchange party or counterparty under any Rate Management Transaction, unless the Borrower or such Subsidiary, as the case may be, and such Lender (or such Affiliate) mutually agree that such Rate Management Obligations do not constitute Secured Obligations and (y) Banking Services Obligations, unless the Borrower or the applicable Subsidiary and such Lender (or such Affiliate) mutually agree that such Banking Services Obligations do not constitute Secured Obligations, (v) each Person benefiting from indemnities made by the Borrower or any Subsidiary hereunder or in any Loan Document in respect of the obligations and liabilities of the Borrower or such Subsidiary to such Person, and (vi) their respective permitted successors, transferees and assigns.

“Increasing Lender” has the meaning assigned to such term in Section 2.5.3.

“Incremental Term Loan” has the meaning assigned to such term in Section 2.5.3.

“Incremental Term Loan Amendment” has the meaning assigned to such term in Section 2.5.3.

 “Indebtedness” of a Person means, at any time, without duplication, such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than current accounts payable arising in the ordinary course of such Person's business and obligations in respect of deferred compensation), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, bonds, debentures, acceptances, or other similar instruments, (v) obligations to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) Contingent Obligations of such Person in respect of Indebtedness, (viii) reimbursement obligations under Letters of Credit, bankers’ acceptances, surety bonds and similar instruments, (ix) for purposes of Section 6.14 only, Net Mark-to-Market Exposure under Rate Management Transactions and other Financial Contracts, and (x) any other obligation for borrowed money which in accordance with Agreement Accounting Principles would be classified as indebtedness on the consolidated balance sheet of such Person. Notwithstanding anything in this definition to the contrary, obligations of the Borrower under Permitted Stock Transactions shall not constitute Indebtedness.

“Intellectual Property Security Agreements” means the intellectual property security agreements as any Credit Party may from time to time make in favor of the Administrative Agent for the benefit of the Holders of Secured Obligations, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Interest Period” means, with respect to a Eurodollar Advance, a period of one, two, three or six months, or, to the extent available as determined by the Administrative Agent in its reasonable judgment, twelve months, commencing on a Business Day selected by the Borrower pursuant to this Agreement.  Such Interest Period shall end on but exclude the day which corresponds numerically to such date one, two, three, six, or, if applicable, twelve months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third, sixth or, if applicable, twelfth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third, sixth or, if applicable, twelfth succeeding month.  If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

“Investment” of a Person means any loan, advance (other than commission, travel, relocation and other loans and advances to officers or employees made in the ordinary course of business), extension of credit (other than Receivables arising in the ordinary course of business) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

“JPMorgan Chase” means JPMorgan Chase Bank, National Association, a national banking association, in its individual capacity, and its successors.

“LC Fee” is defined in Section 2.20.4.

“LC Issuer” means JPMorgan Chase (or any subsidiary or affiliate of JPMorgan Chase designated by JPMorgan Chase) in its capacity as issuer of Facility LCs hereunder.

“LC Obligations” means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

“LC Payment Date” is defined in Section 2.20.5.

“Lender Party” means the Administrative Agent, the LC Issuer, the Swing Line Lender or any other Lender.

“Lenders” means the lending institutions listed on the signature pages of this Agreement and their respective permitted successors and assigns.  Unless otherwise specified, the term “Lenders” includes the Swing Line Lender and the LC Issuer. For the avoidance of doubt, the term “Lenders” excludes any Departing Lenders.

“Lending Installation” means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or affiliate of such Lender or the Administrative Agent listed on the signature pages hereof or on the administrative information sheets provided to the Administrative Agent in connection herewith or on a Schedule or otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.17.

“Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

“Leverage Ratio” has the meaning set forth in Section 6.20.

“Lien” means any lien (statutory or other), security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, or encumbrance of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement, and, in the case of stock agreements, any purchase option, call or similar right of a Person with respect to such stock).

“Loan” means, with respect to a Lender, such Lender’s loan made pursuant to Article II (or any conversion or continuation thereof), whether constituting a Revolving Loan or a Swing Line Loan.

“Loan Documents” means this Agreement, the Facility LC Applications, the Collateral Documents, the Guaranty Agreement and all other documents, instruments, notes (including any Notes issued pursuant to Section 2.13 (if requested)) and agreements executed in connection herewith or therewith or contemplated hereby or thereby, as the same may be amended, restated or otherwise modified and in effect from time to time.

“Material Adverse Effect” means a material adverse effect on (i) the business, assets, condition (financial or otherwise), or Property of the Borrower and its Subsidiaries taken as a whole or (ii) the validity or enforceability of the Loan Documents or the rights or remedies of the Administrative Agent, the LC Issuer or the Lenders thereunder or their rights with respect to the Collateral.

“Material Indebtedness” means any Indebtedness in an outstanding principal amount of $20,000,000 or more in the aggregate (or the equivalent thereof in any currency other than Dollars).

“Material Indebtedness Agreement” means any agreement under which any Material Indebtedness is outstanding or is governed.

“Medicaid” shall mean, collectively, the health care assistance program established by Title XIX of the Social Security Act (42 U.S.C. §§ 1396 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders, guidelines, requirements or guidance  pertaining to such program including (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting such program; (b) all state statutes and plans for medical assistance enacted in connection with such program and federal rules and regulations promulgated in connection with such program; and (c) all applicable provisions of all rules, regulations, manuals, orders, guidelines, requirements, or guidance of all Governmental Authorities, or their agent, administrator, intermediary or carrier, promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Medicaid Receivable” shall mean a Receivable payable pursuant to the Medicaid program.

“Medicare” shall mean, collectively, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. §§ 1395 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders, guidelines, requirements, or guidance pertaining to such program including (a) all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting such program; and (b) all applicable provisions of all rules, regulations, manuals, orders and administrative reimbursement guidelines and requirements of all Governmental Authorities, or their agent, administrator, intermediary or carrier, promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Medicare Receivable” shall mean a Receivable payable pursuant to the Medicare program.

“Modify” and “Modification” are defined in Section 2.20.1.

“Moody's” means Moody's Investors Services, Inc. and any successor thereto.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, which is covered by Title IV of ERISA and to which the Borrower or any member of the Controlled Group is obligated to make contributions.

“Multi-Year Management Incentive Plans” means the Borrower’s incentive plans in effect on the Closing Date that run to the benefit of Borrower’s senior management and that award cash and/or non-cash bonuses (such as equity interests or options to purchase equity interests in the Borrower) to senior management based upon increases in Consolidated EBITDA and/or the share price for equity interests of the Borrower or similar items that evidence increases in the Borrower’s profitability.

“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions, as determined by such Person in good faith.  “Unrealized losses” means the fair market value of the cost to such Person of replacing such Rate Management Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date).

“Non-U.S. Lender” is defined in Section 3.5(iv).

“Note” is defined in Section 2.13.

“Obligations” means all Loans, all Reimbursement Obligations, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Administrative Agent, any Lender, the Swing Line Lender, the LC Issuer, the Arrangers, or any indemnitee under the provisions of Section 9.6 or any other provisions of the Loan Documents, in each case of any kind or nature, present or future, arising under this Agreement or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, foreign exchange risk, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.  The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements (in each case whether or not allowed), and any other sum chargeable to the Borrower or any of its Subsidiaries under this Agreement or any other Loan Document.

“Operating Lease” of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

“Other Connection Taxes” means, with respect to any recipient, taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such taxes (other than a connection arising from such recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan Document).

“Other Taxes” is defined in Section 3.5(ii).

“Outstanding Revolving Credit Exposure” means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Revolving Loans outstanding at such time, plus (ii) an amount equal to its ratable obligation to purchase participations in the aggregate principal amount of Swing Line Loans outstanding at such time, plus (iii) an amount equal to its ratable obligation to purchase participations in the LC Obligations at such time.

“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant Register” is defined in Section 12.2.4.

“Participants” is defined in Section 12.2.1.

“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Payment Date” means the last day of each March, June, September and December and the Revolving Loan Termination Date.

“PBGC” means the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

“Permitted Acquisition” is defined in Section 6.13.20.

“Permitted Stock Transactions” means the Existing Convertible Notes Permitted Stock Transactions and the Replacement Convertible Notes Permitted Stock Transactions.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“PIP” means periodic interim payments (or similar payments) made by any Governmental Authority to any Credit Party under the Medicare, Medicaid, TRICARE or CHAMPVA programs or any similar program of any Governmental Authority.

“PIP Settlements” has the meaning ascribed to such term in Section 6.9(ii) hereof.

“Plan” means an employee pension benefit plan, excluding any Multiemployer Plan, which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA as to which the Borrower or any member of the Controlled Group may have any liability.

“Pledge and Security Agreement” means that certain Amended and Restated Pledge and Security Agreement, dated as of March 1, 2011, by and between the Credit Parties and the Administrative Agent for the benefit of the Holders of Secured Obligations, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Pledge Subsidiary” means each Domestic Subsidiary and, at the option of the Administrative Agent, each First Tier Foreign Subsidiary.

“Pricing Schedule” means the Schedule identifying the Applicable Margin and Applicable Fee Rate attached hereto and identified as such.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person.

“Pro Rata Share” means, with respect to any Lender, the percentage obtained by multiplying 100% by the quotient of (i) such Lender’s Revolving Loan Commitment at such time divided by (ii) the Aggregate Revolving Loan Commitment at such time (excluding, at any time a Defaulting Lender shall exist under Section 2.22, such Defaulting Lender’s Revolving Loan Commitment); provided, however, if all of the Revolving Loan Commitments are terminated pursuant to the terms of this Agreement, then “Pro Rata Share” means the percentage obtained by multiplying 100% by the quotient of (a) such Lender’s Outstanding Revolving Credit Exposure at such time divided by (b) the Aggregate Outstanding Revolving Credit Exposure at such time, in each case giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

 “Purchase Price” means the total consideration and other amounts payable in connection with any Acquisition, including, without limitation, any portion of the consideration payable in cash, all Indebtedness, liabilities and contingent obligations incurred or assumed in connection with such Acquisition and all transaction costs and expenses incurred in connection with such Acquisition, but exclusive of the value of any capital stock or other equity interests of the Borrower or any Subsidiary issued as consideration for such Acquisition.

“Purchasers” is defined in Section 12.3.1.

“Rabbi Trust” means a trust established by the Borrower or any Subsidiary to hold assets in connection with an employee benefit plan or arrangement, including, without limitation, the trusts established in connection with the Chemed Excess Benefit Plan, the Roto-Rooter Deferred Compensation Plan and the Chemed Corporation Long-Term Care Insurance Plan.

“Rabbi Trust Subsidiary” means any Subsidiary of the Borrower substantially all the assets of which are, or are to be, assets of one or more Rabbi Trusts.

 “Rate Management Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered by the Borrower or a Subsidiary which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Receivable(s)” means and includes all of the Borrower’s and each Subsidiary’s presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of the Borrower or such Subsidiary to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guarantees with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender (and, in the case of a Lender that is classified as a partnership for U.S. federal tax purposes, a Person treated as the beneficial owner thereof for U.S. federal tax purposes) and (c) the LC Issuer.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks, non-banks and non-broker lenders for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

“Reimbursement Obligations” means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.20 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

“Replacement Convertible Note Offering” means (x) the following series of contemporaneous transactions:

(i) the Borrower’s issuance of unsecured notes (as amended, modified, refinanced or replaced from time to time, the “Replacement Convertible Notes”) in an aggregate principal amount not in excess of the principal amount outstanding of the Existing Convertible Notes on the date of the issuance thereof (plus the amount of any interest, premium or penalties required to be paid thereon plus fees and expenses associated therewith, including, without limitation, any premium reasonably determined by the Borrower as necessary to accomplish a refinancing by means of a tender offer or other repurchase) as a renewal, refinancing or extension of the Existing Convertible Notes, which unsecured notes may be guaranteed by the Guarantors, and which unsecured notes initially are convertible into cash, shares of the Borrower’s capital stock or a combination thereof;

(ii) one or more call option transactions, between the Borrower and one or more financial institutions, which upon exercise, will require such financial institutions to deliver shares of capital stock of the Borrower or other property to the Borrower in an amount substantially equivalent to the shares of capital stock of the Borrower or other property deliverable to holders of the Replacement Convertible Notes upon conversion of the Replacement Convertible Notes;

(iii) one or more warrant transactions between the Borrower and one or more financial institutions which, upon exercise, will require the Borrower to deliver a specified number of shares of capital stock of the Borrower or other property to the financial institutions party thereto; and

(iv) the repurchase of shares of the Borrower’s capital stock either concurrently with the issuance of the Replacement Convertible Notes or pursuant to one or more accelerated share repurchase agreements entered into in connection with the issuance of the Replacement Convertible Notes with one or more financial institutions (any such repurchase or repurchase contract, together with any call option transactions entered into pursuant to the intermediary proceeding clause (ii) and any warrant transactions entered into pursuant to the immediately preceding clause (iii) being referred to herein as “Replacement Convertible Notes Permitted Stock Transactions”); and

(y)  all conversions of the Replacement Convertible Notes into cash, shares of the Borrower’s capital stock, other property or a combination thereof, all exchanges or transfers of the Borrower’s capital stock or other property between the Borrower and the holders of the Replacement Convertible Notes or the counterparties to the Replacement Convertible Notes Permitted Stock Transactions or any early termination of any of the foregoing in each case in furtherance of the transactions described in clause (x) above.

“Replacement Convertible Notes Permitted Stock Transactions” has the meaning set forth in clause (iv) of the definition of “Replacement Convertible Note Offering”.

 “Reportable Event” means a reportable event, as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event, provided, however, that a failure to satisfy the minimum funding standards of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(c) of the Code.

“Reports” is defined in Section 9.6.

“Required Guarantor Subsidiary” means, at any time, (i) any Domestic Subsidiary all of the outstanding voting securities of which shall at the time be owned, directly or indirectly, by the Borrower or one or more Required Guarantor Subsidiaries or by the Borrower and one or more Required Guarantor Subsidiaries, or (ii) any Domestic Subsidiary that is a partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned; provided, however, that VNF and any Rabbi Trust or Rabbi Trust Subsidiary shall not be Required Guarantor Subsidiaries.

“Required Lenders” means Lenders in the aggregate having more than 50% of the Aggregate Revolving Loan Commitment (or, if all of the Revolving Loan Commitments are terminated pursuant to the terms of this Agreement, the Aggregate Outstanding Revolving Credit Exposure at such time).

“Reserve Requirement” means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on “Eurocurrency liabilities” (as defined in Regulation D) for such Interest Period.

“Restricted Payment” means (i) any dividend or other distribution, direct or indirect, on account of any equity interests of the Borrower or VITAS Healthcare now or hereafter outstanding, except a dividend payable solely in the Borrower’s or VITAS Healthcare’s capital stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such capital stock, or (ii) any redemption, retirement, purchase or other acquisition for value, direct or indirect, of any equity interests of the Borrower or any of its Subsidiaries now or hereafter outstanding, other than in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Borrower) of other equity interests of the Borrower (other than Disqualified Stock).

 “Revolving Loan” means, with respect to a Lender, such Lender’s loan made pursuant to its commitment to lend set forth in Section 2.1 (and any conversion or continuation thereof).

“Revolving Loan Commitment” means, for each Lender, including without limitation, each LC Issuer, such Lender’s obligation to make Revolving Loans to, participate in Swing Line Loans made to, and participate in Facility LCs issued upon the application of, the Borrower in an aggregate amount not exceeding the amount set forth for such Lender on the Commitment Schedule or in any Assignment Agreement delivered pursuant to Section 12.3, as such amount may be modified from time to time pursuant to the terms hereof.

“Revolving Loan Termination Date” means the earlier of (a) January 18, 2018, and (b) the date of termination in whole of the Aggregate Revolving Loan Commitment pursuant to Section 2.2 hereof or the Revolving Loan Commitments pursuant to Section 8.1 hereof.

“S&P” means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sale and Leaseback Transaction” means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.

“SEC” means the Securities and Exchange Commission or any other Governmental Authority succeeding to any of the principal functions thereof.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Secured Obligations” means, collectively, (i) the Obligations, (ii) all Rate Management Obligations owing in connection with Rate Management Transactions to any Lender or any Affiliate of any Lender, unless the Borrower or the applicable Subsidiary, as the case may be, and any such Lender or such Affiliate mutually agree that such Rate Management Obligations do not constitute Secured Obligations and (iii) all Banking Services Obligations, unless the Borrower or the applicable Subsidiary, as the case may be, and any such Lender or such Affiliate to which any such Banking Services Obligations are owing mutually agree that such Banking Services Obligations do not constitute Secured Obligations.

“Senior Unsecured Indenture” means the Indenture, dated as of February 24, 2004, by and between the Borrower and LaSalle Bank National Association (or its successors), as Trustee for the purchasers of the senior unsecured notes related thereto.

 “Single Employer Plan” means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

“Subsidiary” of a Person means (i) any corporation of which more than 50% of the outstanding securities having ordinary voting power shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization of which more than 50% of the ownership interests having ordinary voting power shall at the time be so owned or controlled.  Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

“Substantial Portion” means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 10% of the consolidated tangible assets of the Borrower and its Subsidiaries or Property which is responsible for more than 10% of the consolidated net revenues of the Borrower and its Subsidiaries, in each case, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

“Swing Line Borrowing Notice” is defined in Section 2.4.2.

“Swing Line Commitment” means the obligation of the Swing Line Lender to make Swing Line Loans up to a maximum principal amount of $30,000,000 at any one time outstanding.

“Swing Line Lender” means JPMorgan Chase.

“Swing Line Loan” means a Loan made available to the Borrower by the Swing Line Lender pursuant to Section 2.4.

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, fees, assessments, charges or withholdings, and any and all liabilities with respect to the foregoing, imposed on or with respect to any payment made by the Credit Parties under any Loan Document, but excluding Excluded Taxes and Other Taxes.

“Third Party Payor” shall mean any Governmental Authority, insurance company, health maintenance organization, preferred provider organization or similar entity, or their agent, administrator, intermediary or carrier, that is obligated to make payments with respect to a Receivable.

“Transferee” is defined in Section 12.4.

“TRICARE” means, collectively, a program of medical benefits covering former and active members of the uniformed services in the Departments of Defense, Health and Human Services, and Commerce and certain of their dependents, which program was formerly known as the Civilian Health and Medical Program of the Uniformed Services (CHAMPUS), and all laws, rules, regulations, manuals, orders, guidelines, requirements, or guidance of all Governmental Authorities, or their agent, administrator, intermediary or carrier, promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

“TRICARE Receivable” means a Receivable payable pursuant to the TRICARE program.

“Type” means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance and with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Loan.

“Unapplied PIP” has the meaning ascribed to such term in Section 6.9(ii).

“Unfunded Liabilities” means the amount (if any) by which the present value of all vested and unvested accrued benefits under each Single Employer Plan exceeds the fair market value of all such Plan’s assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan for which a valuation report is available, using actuarial assumptions for funding purposes as set forth in such report.

“Unmatured Event of Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

“VITAS Healthcare” means VITAS Healthcare Corporation, a Delaware corporation.

“VNF” means VITAS of North Florida, Inc., a Florida not-for-profit corporation and a Wholly-Owned Subsidiary of VITAS Healthcare.

“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary all of the outstanding voting securities of which (other than directors’ qualifying shares or shares issued to third parties to the extent necessary to satisfy any licensing requirements under applicable law with respect to the Borrower’s or any of its Subsidiaries’ businesses) shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which (other than directors’ qualifying shares or shares issued to third parties to the extent necessary to satisfy any licensing requirements under applicable law with respect to the Borrower’s or any of its Subsidiaries’ businesses) shall at the time be so owned or controlled.

“Yellow Pages Advertising Expense” means, on any determination date, the excess of (x) costs accrued in accordance with GAAP during the twelve-month period ending on such date in connection with the Borrower’s and its Affiliates’ purchase of advertisements in the Yellow Pages telephone directory and other similar telephone directories, over (y) amounts deemed by the Borrower to have been paid in respect of such advertisements during such twelve-month period as set forth in the Borrower’s internal management reports detailing its advertising expenses.

1.2.           Plural Forms.  The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

THE CREDITS

2.1.           Revolving Loan Commitments.  From and including the Closing Date and prior to the Revolving Loan Termination Date, upon the satisfaction of the conditions precedent set forth in Section 4.1 and 4.2, as applicable, each Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to (i) make Revolving Loans to the Borrower from time to time and (ii) participate in Facility LCs issued upon the request of the Borrower, in each case in an amount that will not result in such Lender’s Outstanding Revolving Credit Exposure exceeding such Lender’s Revolving Credit Commitment; provided that at no time shall the Aggregate Outstanding Revolving Credit Exposure hereunder exceed the Aggregate Revolving Loan Commitment.  Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans at any time prior to the Revolving Loan Termination Date.  The commitment of each Lender to lend hereunder shall automatically expire on the Revolving Loan Termination Date.  The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.20.

2.2.           Required Payments; Termination.  Any outstanding Revolving Loans shall be paid in full by the Borrower on the Revolving Loan Termination Date and all other due and unpaid Secured Obligations shall be paid in full by the Borrower on the later of the date when due or the Revolving Loan Termination Date.  In addition, if at any time the Aggregate Outstanding Revolving Credit Exposure hereunder exceeds the Aggregate Revolving Loan Commitment, the Borrower shall promptly repay outstanding Revolving Loans and Swing Line Loans (or, if no Revolving Loans or Swing Line Loans are outstanding, cash collateralize the outstanding LC Obligations by depositing funds in the Facility LC Collateral Account in accordance with Section 2.20.11) in an aggregate amount equal to the excess of the Aggregate Outstanding Revolving Credit Exposure over the Aggregate Revolving Loan Commitment.  Notwithstanding the termination of the Revolving Loan Commitments under this Agreement on the Revolving Loan Termination Date, until all of the Obligations (other than obligations to pay fees and expenses with respect to which the Borrower has not received an invoice and contingent indemnity obligations) shall have been fully paid and satisfied, all of the rights and remedies under this Agreement and the other Loan Documents shall survive to the extent provided herein.

2.3.           Ratable Loans; Types of Advances.  (a) Each Advance hereunder (other than a Swing Line Loan) shall consist of Loans made from the several Lenders.  Such Loans shall be made ratably in proportion to their respective Revolving Loan Commitments.

(b)           The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9, or Swing Line Loans selected by the Borrower in accordance with Section 2.4.

2.4.           Swing Line Loans.

2.4.1  Amount of Swing Line Loans.  Upon the satisfaction of the conditions precedent set forth in Section 4.2 and, if such Swing Line Loan is to be made on the date of the initial Credit Extension hereunder, the satisfaction of the conditions precedent set forth in Section 4.1 as well, from and including the date of this Agreement and prior to the Revolving Loan Termination Date, the Swing Line Lender agrees, on the terms and conditions set forth in this Agreement, to make Swing Line Loans to the Borrower from time to time in an aggregate principal amount not to exceed the Swing Line Commitment, provided that the Aggregate Outstanding Revolving Credit Exposure shall not at any time exceed the Aggregate Revolving Loan Commitment, and provided further that at no time shall the sum of (i) the Swing Line Lender’s Pro Rata Share of the Swing Line Loans then outstanding, plus (ii) the outstanding Revolving Loans made by the Swing Line Lender pursuant to Section 2.1 (including its participation in any Facility LCs), exceed the Swing Line Lender’s Revolving Loan Commitment at such time.  Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Swing Line Loans at any time prior to the Revolving Loan Termination Date.

2.4.2  Borrowing Notice.  The Borrower shall deliver to the Administrative Agent and the Swing Line Lender irrevocable notice (a “Swing Line Borrowing Notice”) not later than 12:00 noon (Chicago, Illinois time) on the Borrowing Date of each Swing Line Loan, specifying (i) the applicable Borrowing Date (which date shall be a Business Day), and (ii) the aggregate amount of the requested Swing Line Loan which shall be an amount not less than $100,000.  The Swing Line Loans shall bear interest at the Floating Rate or at such other rate as is agreed upon by the Borrower and the Swing Line Lender.

2.4.3  Making of Swing Line Loans.  Promptly after receipt of a Swing Line Borrowing Notice, the Administrative Agent shall notify each Lender by fax or other similar form of transmission, of the requested Swing Line Loan.  Not later than 2:00 p.m. (Chicago, Illinois time) on the applicable Borrowing Date, the Swing Line Lender shall make available the Swing Line Loan, in funds immediately available in Chicago, to the Administrative Agent at its address specified pursuant to Article XIII.  The Administrative Agent will promptly make the funds so received from the Swing Line Lender available to the Borrower on the Borrowing Date at the Administrative Agent’s aforesaid address.

2.4.4  Repayment of Swing Line Loans.  Each Swing Line Loan shall be paid in full by the Borrower on or before the fifth (5th) Business Day after the Borrowing Date for such Swing Line Loan.  In addition, the Swing Line Lender (i) may at any time in its sole discretion with respect to any outstanding Swing Line Loan, or (ii) shall, on the fifth (5th) Business Day after the Borrowing Date of any Swing Line Loan, require each Lender (including the Swing Line Lender) to make a Revolving Loan in the amount of such Lender’s Pro Rata Share of such Swing Line Loan (including, without limitation, any interest accrued and unpaid thereon), for the purpose of repaying such Swing Line Loan.  Not later than 1:00 p.m. (Chicago, Illinois time) on the date of any notice received pursuant to this Section 2.4.4, each Lender shall make available its required Revolving Loan, in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to Article XIII.  Revolving Loans made pursuant to this Section 2.4.4 shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Loans in the manner provided in Section 2.9 and subject to the other conditions and limitations set forth in Article II.  Unless a Lender shall have notified the Swing Line Lender, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Sections 4.1 or 4.2, as applicable, had not been satisfied, such Lender’s obligation to make Revolving Loans pursuant to this Section 2.4.4 to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender or any other Person, (b) the occurrence or continuance of an Event of Default or Unmatured Event of Default, (c) any adverse change in the condition (financial or otherwise) of the Borrower, or (d) any other circumstances, happening or event whatsoever.  In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.4.4, the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied.  In addition to the foregoing, if for any reason any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.4.4, such Lender shall be deemed, at the option of the Administrative Agent, to have unconditionally and irrevocably purchased from the Swing Line Lender, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received.  On the Revolving Loan Termination Date, the Borrower shall repay in full the outstanding principal balance of the Swing Line Loans.

2.5.           Commitment Fee; Aggregate Revolving Loan Commitment; Increase in Aggregate Revolving Loan Commitment.

2.5.1  Commitment Fee.  The Borrower shall pay to the Administrative Agent, for the account of the Lenders pro rata in accordance with their respective Revolving Loan Commitments, from and after the Closing Date until the date on which the Aggregate Revolving Loan Commitment shall be terminated in whole,  a commitment fee (the “Commitment Fee”) accruing at the rate of the then Applicable Fee Rate on the average daily excess of the Aggregate Revolving Loan Commitment over the Aggregate Outstanding Revolving Credit Exposure.  All such Commitment Fees payable hereunder shall be payable quarterly in arrears on each Payment Date.

2.5.2  Reductions in Aggregate Revolving Loan Commitment.  The Borrower may permanently reduce the Aggregate Revolving Loan Commitment in whole, or in part, ratably among the Lenders in the minimum amount of $5,000,000 (and in multiples of $1,000,000 in excess thereof), upon at least three (3) Business Days' written notice to the Administrative Agent, which notice may be conditional and shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Revolving Loan Commitment may not be reduced below the Aggregate Outstanding Revolving Credit Exposure.  All accrued Commitment Fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder and on the final date upon which all Loans are repaid.

2.5.3  Increase of Revolving Loan Commitments and Incremental Term Loans. The Borrower may from time to time elect to increase the Revolving Loan Commitments or add one or more tranches of term loans hereunder (each an “Incremental Term Loan”), in each case in minimum increments of $5,000,000 so long as, after giving effect thereto, the aggregate amount of all such increases in Revolving Loan Commitments and additions of Incremental Term Loans does not exceed $150,000,000.  Such request shall be made in a written notice given to the Administrative Agent by the Borrower not less than five (5) Business Days prior to the proposed effective date of such increase or Incremental Term Loan, which notice (a “Commitment Increase Notice”) shall specify (A) the amount of the proposed increase in the Revolving Loan Commitments or the proposed Incremental Term Loans and (B) the proposed effective date of such increase or Incremental Term Loans. The Borrower may arrange for any such increase in Revolving Loan Commitments or tranche of Incremental Term Loans to be provided by one or more Lenders (each Lender so agreeing to an increase in its Revolving Loan Commitment, or to participate in such Incremental Term Loans, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”); provided that each Augmenting Lender shall be subject to the approval of the Borrower, the Administrative Agent and (in the case of an increase in the Revolving Loan Commitments) the LC Issuer (which approval shall not be unreasonably withheld or delayed).  No consent of any Lender (other than the Lenders participating in the increase or any Incremental Term Loan) shall be required for any increase in Revolving Loan Commitments or Incremental Term Loan pursuant to this Section 2.5.3.  Increases and new Revolving Loan Commitments and Incremental Term Loans created pursuant to this Section 2.5.3 shall become effective on the date agreed by the Borrower, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof.  Notwithstanding the foregoing, no increase in the Revolving Loan Commitments (or in the Revolving Loan Commitment of any Lender) or tranche of Incremental Term Loans shall become effective under this paragraph unless the following conditions precedent are met: (A) as of the effective date of such increase or Incremental Term Loan, all representations and warranties under Article V shall be true and correct in all material respects as though made on such date (except for those representations and warranties which expressly relate to an earlier date, which shall have been true and correct as of such earlier date), no event shall have occurred and then be continuing which constitutes an Unmatured Event of Default or Event of Default, and the Borrower and its Subsidiaries, on a pro forma basis shall be in compliance with Sections 6.20 and 6.21 as of the then most recently ended fiscal quarter (as determined in good faith by the Borrower, including without limitation, as if (x) the aggregate Revolving Loans and Incremental Term Loans to be outstanding on the effective date of such increase or Incremental Term Loan (after giving effect to such increase or Incremental Term Loan) had been outstanding on the last day of such fiscal quarter, and (y) any increase in Consolidated EBITDA resulting from any Permitted Acquisition pursuant to Section 6.13.20 and financed with the proceeds from such additional Revolving Loan Commitments (and Loans extended thereunder) or Incremental Term Loans had been realized on the first day of the four fiscal quarter period ending as of the end of such fiscal quarter, (B) the Borrower, the Administrative Agent, and each Increasing Lender or Augmenting Lender shall have executed and delivered a “Commitment and Acceptance” substantially in the form of Exhibit H hereto, (C) counsel for the Borrower shall have provided to the Administrative Agent supplemental opinions in form and substance reasonably satisfactory to the Administrative Agent, and (D) in the case of an increase of the Revolving Loan Commitments, the Administrative Agent shall have administered the reallocation of the Outstanding Revolving Credit Exposures as set forth below on the effective date of such increase ratably among the Lenders (including new Lenders) after giving effect to such increase. The Borrower hereby agrees to compensate each Lender for all losses, expenses and liabilities incurred by such Lender in connection with the sale and assignment of any Eurodollar Loan hereunder on the terms and in the manner as set forth in Section 3.4 hereof. Upon each increase in the Revolving Loan Commitments pursuant to this Section, each Lender with a Revolving Loan Commitment immediately prior to such increase (an “Existing Revolving Credit Lender”) will automatically and without further act be deemed to have assigned to each Increasing Lender and Augmenting Lender, in respect of such increase, and each such Increasing Lender and Augmenting Lender will automatically and without further act be deemed to have assumed, a portion of such Existing Revolving Credit Lender’s participations hereunder in outstanding Facility LCs and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in Facility LCs and (ii) participations hereunder in Swing Line Loans held by each Lender (including each such Increasing Lender and Augmenting Lender) will equal the percentage of the aggregate Revolving Loan Commitments of all Lenders with a Revolving Loan Commitment represented by such Lender’s Revolving Loan Commitment and (b) if, on the date of such increase, there are any Revolving Loans outstanding, such Revolving Loans shall on or prior to the effectiveness of such increase in the Revolving Loan Commitments be prepaid to the extent necessary from the proceeds of additional Revolving Loans made hereunder by the Increasing Lenders and Augmenting Lenders, so that, after giving effect to such prepayments and any borrowings on such date of all or any portion of such Revolving Loan Commitment increase, the principal balance of all outstanding Revolving Loans owing to each Lender with a Revolving Loan Commitment is equal to such Lender’s Pro Rata Share (after giving effect to any nonratable Revolving Loan Commitment increase resulting from a Revolving Loan Commitment increase pursuant to this Section 2.5.3) of all then outstanding Revolving Loans.  The Administrative Agent and the Lenders hereby agree that the borrowing notice, minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence The Incremental Term Loans (a) shall rank pari passu in right of payment with the Revolving Loans, (b) shall not mature earlier than the Revolving Loan Termination Date (but may have amortization prior to such date) and (c) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Loans; provided that (i) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the Revolving Loan Termination Date may provide for material additional or different financial or other covenants applicable only during periods after the Revolving Loan Termination Date and (ii) the Incremental Term Loans may be priced differently than the Revolving Loans (and may have amortization and mandatory prepayment requirements prior to the Revolving Loan Termination Date).  Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Increasing Lender participating in such tranche, each Augmenting Lender participating in such tranche, if any, and the Administrative Agent.  The Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.5.3.  Nothing contained in this Section 2.5.3 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Revolving Loan Commitment hereunder, or provide Incremental Term Loans, at any time.

2.6.           Minimum Amount of Each Advance.  Each Eurodollar Advance shall be in the minimum amount of $2,000,000 (and in multiples of $500,000 if in excess thereof), and each Floating Rate Advance (other than an Advance to repay Swing Line Loans) shall be in the minimum amount of $1,000,000 (and in multiples of $250,000 if in excess thereof), provided, however, that any Floating Rate Advance may be (i) in the amount of the excess of the Aggregate Revolving Loan Commitment over the Aggregate Outstanding Revolving Credit Exposure or (ii) in such amount as is required, in accordance with Section 2.20.6, to finance the reimbursement of a draw under a Facility LC.

2.7.           Optional Principal Payments.  The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances (other than Swing Line Loans), or any portion of the outstanding Floating Rate Advances (other than Swing Line Loans), in a minimum aggregate amount of $500,000 or any integral multiple of $100,000 in excess thereof, with notice to the Administrative Agent by 11:00 a.m. (Chicago, Illinois time) on the date of repayment, which notice may be conditional.  The Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans, or, in a minimum amount of $100,000 and increments of $50,000 in excess thereof, any portion of the outstanding Swing Line Loans, with notice to the Administrative Agent and the Swing Line Lender by 11:00 a.m. (Chicago, Illinois time) on the date of repayment, which notice may be conditional.  The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three (3) Business Days' prior notice to the Administrative Agent, which notice may be conditional.

2.8.           Method of Selecting Types and Interest Periods for New Advances.  The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time; provided that there shall be no more than 5 Interest Periods in effect with respect to all of the Loans at any time, unless such limit has been waived by the Administrative Agent in its sole discretion.  The Borrower shall give the Administrative Agent irrevocable notice (a “Borrowing Notice”) not later than 10:00 a.m. (Chicago, Illinois time) at least one Business Day before the Borrowing Date of each Floating Rate Advance (other than a Swing Line Loan) and three (3) Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

(i)	the Borrowing Date, which shall be a Business Day, of such Advance,

(ii)	the aggregate amount of such Advance,

(iii)	the Type of Advance selected, and

(iv)	in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than 12:00 noon (Chicago, Illinois time) on each Borrowing Date, each Lender shall make available its Loan or Loans in federal or other funds immediately available to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  The Administrative Agent will promptly make the funds so received from the Lenders available to the Borrower by crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent.

2.9.           Conversion and Continuation of Outstanding Advances; No Conversion or Continuation of Eurodollar Advances After Event of Default.  Floating Rate Advances (other than Swing Line Advances) shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.9 or are repaid in accordance with Section 2.7.  Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.7 or (y) the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period.  Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of an Advance of any Type (other than a Swing Line Advance) into any other Type or Types of Advances; provided  that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the Interest Period applicable thereto.  Notwithstanding anything to the contrary contained in this Section 2.9, during the continuance of an Event of Default or an Unmatured Event of Default, the Administrative Agent may (or shall at the direction of the Required Lenders), by notice to the Borrower, declare that no Advance may be made, converted or continued as a Eurodollar Advance.  The Borrower shall give the Administrative Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of an Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago, Illinois time) at least one (1) Business Day, in the case of a conversion into a Floating Rate Advance, or three (3) Business Days, in the case of a conversion into or continuation of a Eurodollar Advance, prior to the date of the requested conversion or continuation, specifying:

(i)	the requested date, which shall be a Business Day, of such conversion or continuation,

(ii)	the aggregate amount and Type of the Advance which is to be converted or continued, and

(iii)	the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

2.10.         Changes in Interest Rate, etc.  Each Floating Rate Advance (other than a  Swing Line Advance) shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day.  Each Swing Line Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Swing Line Loan is made to but excluding the date it is fully paid at a rate per annum equal to the Floating Rate for such day.  Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate.  Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Administrative Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof.   No Interest Period in respect of any Revolving Loan may end after the Revolving Loan Termination Date.

2.11.         Default Rate.  To the extent permitted by applicable law, (i) if any principal of any Loan is not paid when due, whether at stated maturity, upon acceleration or otherwise, all amounts of principal of the Loans shall, for so long as any principal remains past due, bear interest, after as well as before judgment, at a rate per annum equal to 2.00% plus the rate otherwise applicable to such Loan as provided in Section 2.10 and (ii) if any interest on any Loan, or any fee or other amount payable by the Borrower hereunder is not paid when due, such amount shall bear interest, after as well as before judgment, at a rate per annum equal to 2.00% plus the rate applicable to Floating Rate Loans as provided in Section 2.10.

2.12.         Method of Payment.  All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by 12:00 noon (Chicago, Illinois time) on the date when due and shall (except with respect to repayments of Swing Line Loans, and except in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Lenders, or as otherwise specifically required hereunder) be applied ratably by the Administrative Agent among the Lenders.  Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender.  The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with JPMorgan Chase for each payment of the Obligations as it becomes due hereunder.  Each reference to the Administrative Agent in this Section 2.12 shall also be deemed to refer, and shall apply equally, to the LC Issuer in the case of payments required to be made by the Borrower to the LC Issuer pursuant to Section 2.20.6.

2.13.         Noteless Agreement; Evidence of Indebtedness.

(i)
Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(ii)
The Administrative Agent shall also maintain accounts in which it will record (a) the date and the amount of each Loan made hereunder, the Type thereof and the Interest Period (in the case of a Eurodollar Advance) with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (c) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, (d) the effective date and amount of each Assignment Agreement delivered to and accepted by it and the parties thereto pursuant to Section 12.3, (e) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof, and (f) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest.

(iii)
The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(iv)
Any Lender may request that its Revolving Loans or, in the case of the Swing Line Lender, the Swing Line Loans, be evidenced by promissory notes (the “Notes”) in substantially the form of Exhibit E, with appropriate changes for notes evidencing Swing Line Loans.  In such event, the Borrower shall prepare, execute and deliver to such Lender such Note(s) payable to such Lender.  Thereafter, the Loans evidenced by such Note(s) and interest thereon shall at all times (prior to any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the payee named therein, except to the extent that any such Lender subsequently returns any such Note(s) for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

2.14.         Telephonic Notices.  The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically.  The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, signed by an Authorized Officer, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice.  If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

2.15.         Interest Payment Dates; Interest and Fee Basis.  Interest accrued on each Floating Rate Advance shall be payable in arrears on each Payment Date, commencing with the first such date to occur after the Closing Date, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity.  Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion.  Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity.  Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period.  Interest on Eurodollar Advances, Floating Rate Advances (other than Floating Rate Advances for which the interest rate payable is based on the Prime Rate), LC Fees and all other fees hereunder shall be calculated for actual days elapsed on the basis of a 360-day year.  Interest on Floating Rate Advances for which the interest rate payable is based on the Prime Rate shall be calculated for actual days elapsed on the basis of a 365/366-day year.  Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 12:00 noon (Chicago, Illinois time) at the place of payment.  If any payment of principal of or interest on an Advance, any fees or any other amounts payable to the Administrative Agent or any Lender hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest, fees and commissions in connection with such payment.

2.16.         Notification of Advances, Interest Rates, Prepayments and Revolving Loan Commitment Reductions; Availability of Loans.  Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Revolving Loan Commitment reduction notice, Borrowing Notice, Swing Line Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder.  Promptly after notice from the LC Issuer, the Administrative Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder.  The Administrative Agent will notify the Borrower and each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give the Borrower and each Lender prompt notice of each change in the Alternate Base Rate.  Not later than 12:00 noon (Chicago, Illinois time) on each Borrowing Date (except with respect to Revolving Loans made available pursuant to the terms of Section 2.4.4), each Lender shall make available its Revolving Loan or Revolving Loans in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to Article XIII.  The Administrative Agent will promptly make the funds so received from the Lenders available to the Borrower at the Administrative Agent’s aforesaid address.

2.17.         Lending Installations.  Each Lender may book its Loans and its participation in any LC Obligations and the LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or the LC Issuer, as applicable, and may change its Lending Installation from time to time.  All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as applicable, for the benefit of any such Lending Installation.  Each Lender and the LC Issuer may, by written notice to the Administrative Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

2.18.         Non-Receipt of Funds by the Administrative Agent.  Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made.  The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption.  If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three (3) days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

2.19.         Replacement of Lender.  If (x) the Borrower is required pursuant to Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender's obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3, (y) any Lender becomes a Defaulting Lender hereunder or (z) in connection with any proposed amendment, waiver or consent  requiring the consent of “each Lender” or “each Lender affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any Lender so affected or subject to the foregoing clauses (x) or (y) or failing to provide a consent as described in clause (z), an “Affected Lender”), the Borrower may elect to terminate or replace the Revolving Loan Commitment and Loans of such Affected Lender, provided that concurrently with such termination or replacement, (i) if the Affected Lender is being replaced, another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Outstanding Revolving Credit Exposure of the Affected Lender pursuant to an Assignment Agreement substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in immediately available funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender, in each case to the extent not paid by the purchasing lender and (iii) if the Affected Lender is being terminated, the Borrower shall pay to such Affected Lender all Obligations due to such Affected Lender (including the amounts described in the immediately preceding clauses (i) and (ii) plus, to the extent not paid by the replacement Lender, the outstanding principal balance of such Affected Lender’s Credit Extensions).  The Administrative Agent shall record such payments made by the Borrower in accordance with Section 2.13.

2.20.         Facility LCs.

2.20.1  Existing Letters of Credit; Issuance.  The Borrower, the Lenders, the Administrative Agent and the LC Issuer agree and confirm that, as of the Closing Date, and subject to the satisfaction of the condition precedent set forth in Section 4.1, the Existing Letters of Credit shall (x) be deemed to have been issued pursuant to this Agreement, (y) constitute Facility LCs, and (z) be governed by this Section 2.20, together with the other terms and conditions of this Agreement.  The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby Letters of Credit (each, a “Facility LC”) and to renew, extend, increase, decrease or otherwise modify each Facility LC (“Modify,” and each such action, a “Modification”), from time to time from and including the date of this Agreement and prior to the Revolving Loan Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $60,000,000 and (ii) the Aggregate Outstanding Revolving Credit Exposure shall not exceed the Aggregate Revolving Loan Commitment.  Subject to the remaining terms of this Section 2.20.1, no Facility LC shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Revolving Loan Termination Date and (y) one year after its issuance; provided that any Facility LC with a one-year term may provide for the renewal thereof for additional one-year periods (which in no event shall extend beyond the date referred to in the preceding clause (x)); provided, further, that so long as approved by the Administrative Agent and the LC Issuer (which approvals shall not be unreasonably withheld), Facility LCs with stated face amounts not in excess of $250,000 in the aggregate may have expiry dates that occur within three years of the dates of issuance thereof but in any event no later than the date referred to in the preceding clause (x)).  Notwithstanding anything to the contrary set forth in this Agreement, a Facility LC may have an expiry date which occurs after the Revolving Loan Termination Date so long as the Administrative Agent receives from the Borrower, at least five (5) Business Days prior to the Revolving Loan Termination Date, an amount in immediately available funds equal to at least 105% of the LC Obligations owing under or in connection with such Facility LC.  Such funds shall secure the repayment of such LC Obligations and any other then outstanding Secured Obligations, if any, in respect of such Facility LC and shall be deposited in the Facility LC Collateral Account.  The Borrower shall ensure that the Administrative Agent for the benefit of the LC Issuer and the Lenders at all times maintains a perfected first priority Lien upon and control over the Facility LC Collateral Account.  Such funds and any interest accrued thereon (to the extent not applied to reimburse the LC Issuer for any draw under a Facility LC) shall be returned to the Borrower within three Business Days after the expiration of the Facility LC relating to the LC Obligations secured by such funds.

2.20.2  Participations.  Upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.20, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

2.20.3  Notice.  Subject to Section 2.20.1, the Borrower shall give the LC Issuer notice prior to 10:00 a.m. (Chicago, Illinois time) at least five (5) Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby.  Upon receipt of such notice, the LC Issuer shall promptly notify the Administrative Agent, and, upon issuance only, the Administrative Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender’s participation in such proposed Facility LC.  The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a “Facility LC Application”).  In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

2.20.4  LC Fees.  The Borrower shall pay to the Administrative Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, a letter of credit fee at a per annum rate equal to the Applicable Margin for Eurodollar Advances of Revolving Loans then in effect times the average daily undrawn aggregate stated amount under the Facility LCs, such fee to be payable in arrears on each Payment Date.  The Borrower shall also pay to the LC Issuer for its own account with respect to each Facility LC, in arrears on each Payment Date after the issuance thereof for so long as such Facility LC is outstanding, a fronting fee in an amount equal to 0.125% times the average daily undrawn amount of such Facility LC, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer’s standard schedule for such charges as in effect from time to time.  Each fee described in this Section 2.20.4 shall constitute an “LC Fee”.

2.20.5  Administration; Reimbursement by Lenders.  Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the “LC Payment Date”).  The responsibility of the LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC.  The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Event of Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender’s Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.20.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer’s demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Chicago, Illinois time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three (3) days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

2.20.6  Reimbursement by Borrower.  The Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuer for any amounts to be paid by the LC Issuer.  Upon any drawing under any Facility LC, a reimbursement in respect thereof shall be made by the Borrower on the date of the drawing if the Borrower shall have received written notice of such drawing prior to 10:00 a.m. Chicago time on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon Chicago time on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m. Chicago time on the day of receipt or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer’s failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC.  Whether or not an Event of Default or Unmatured Event of Default has occurred and is continuing, unless the Borrower elects to repay a Reimbursement Obligation, regardless of whether the conditions for making a Revolving Loan under Section 4.2 have been satisfied, such unpaid Reimbursement Obligation shall be automatically converted into a Revolving Loan as of the date of the payment by the LC Issuer giving rise to the Reimbursement Obligation.  Such Revolving Loan shall be in an amount equal to the amount of the unpaid Reimbursement Obligation.  Such Revolving Loan shall initially constitute a Floating Rate Advance and the proceeds of such Advance shall be used to repay such Reimbursement Obligation.  Such Floating Rate Advance may be converted into a Eurodollar Advance in accordance with the terms of Section 2.9.  If the Borrower at any time fails to repay a Reimbursement Obligation pursuant to this Section 2.20, such unpaid Reimbursement Obligation shall at that time be automatically converted into an Obligation and the Borrower shall be deemed to have elected to borrow a Revolving Loan from the Lenders, as of the date of the payment by the LC Issuer giving rise to the Reimbursement Obligation, in an amount equal to the amount of the unpaid Reimbursement Obligation.  Such Revolving Loan shall be made as of the date of the payment giving rise to such Reimbursement Obligation, automatically, without notice and without any requirement to satisfy the conditions precedent otherwise applicable to a Revolving Loan if the Borrower shall have failed to make such payment to the Administrative Agent for the account of the LC Issuer prior to such time.  Such Revolving Loan shall constitute a Floating Rate Advance and the proceeds of such Advance shall be used to repay such Reimbursement Obligation.  If, for any reason, the Borrower fails to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises and, for any reason, the Lenders are unable to make or have no obligation to make a Revolving Loan, then such Reimbursement Obligation shall bear interest from and after such day, until paid in full, at the interest rate applicable to a Floating Rate Advance.  The Borrower agrees to indemnify the LC Issuer against any loss or expense determined by the LC Issuer in good faith to have resulted from any conversion pursuant to this Section 2.20 by reason of the inability of the LC Issuer to convert the amount received from the Borrower or from the Lenders, as applicable, into an amount equal to the amount of such Reimbursement Obligation.  The LC Issuer will pay to each Lender ratably as its interests shall appear all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.20.5.

2.20.7  Obligations Absolute.  The Borrower’s obligations under this Section 2.20 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC.  The Borrower further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrower’s Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee.  The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC.  The Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the LC Issuer or any Lender under any liability to the Borrower.  Nothing in this Section 2.20.7 is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.20.6.

2.20.8  Actions of LC Issuer.  The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer.  The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.20, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

2.20.9  Indemnification.  The Borrower hereby agrees to indemnify and hold harmless each Lender, the LC Issuer and the Administrative Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities and related reasonable out-of-pocket costs or expenses which such Lender, the LC Issuer or the Administrative Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Administrative Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any such claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with the LC Issuer issuing any Facility LC which specifies that the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, the LC Issuer or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.20.9 is intended to limit the obligations of the Borrower under any other provision of this Agreement.

2.20.10  Lenders’ Indemnification.  Each Lender shall, ratably in accordance with its Pro Rata Share (determined as of the date the indemnity payment is sought), indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct or the LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.20 or any action taken or omitted by such indemnitees hereunder.

2.20.11  Facility LC Collateral Account.  The Borrower agrees that it will, upon the request of the Administrative Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements reasonably satisfactory to the Administrative Agent and the Borrower (the “Facility LC Collateral Account”) at the Administrative Agent’s office at the address specified pursuant to Article XIII, in the name of the Borrower but under the sole dominion and control of the Administrative Agent for the benefit of the LC Issuers and the Lenders and in which the Borrower shall have no interest other than as set forth in Section 8.1.  The Borrower hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of the Borrower’s right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Secured Obligations in respect of Facility LCs.  The Borrower shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.2 as collateral for the payment and performance of the LC Obligations and the other Secured Obligations in respect of Facility LCs.  Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower for the portion of the LC Obligations relating to Facility LCs issued for the account of the Borrower under this Agreement.  The Administrative Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of JPMorgan Chase having a maturity not exceeding thirty (30) days.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied to reimburse the LC Issuer for Reimbursement Obligations for which it has not been reimbursed and as collateral for the remaining LC Obligations.  If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 8.1, such amount (to the extent not applied) shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived.  If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.2, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with Section 2.2.  Nothing in this Section 2.20.11 shall either require the Borrower or any Guarantor to deposit any funds in the Facility LC Collateral Account or limit the right of the Administrative Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by this Section, Section 2.2 or Section 8.1.

2.20.12  Rights as a Lender.  In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.

2.21.           Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 2.21 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount shall have been received by such Lender.

2.22.           Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)           fees shall cease to accrue on the Revolving Loan Commitment of such Defaulting Lender pursuant to Section 2.5.1;

(b)           the Revolving Loan Commitment and Outstanding Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 8.2); provided, that, except as otherwise provided in Section 8.2, this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(c)           if any Swing Line Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i)           all or any part of the Swing Line Exposure or LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent the sum of all non-Defaulting Lenders’ Outstanding Revolving Credit Exposures prior to such reallocation plus such Defaulting Lender’s Swing Line Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving  Loan Commitments;

(ii)           if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swing Line Exposure and (y) second, cash collateralize for the benefit of the LC Issuer only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.20.11 for so long as such LC Exposure is outstanding;

(iii)           if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.20.4 with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)           if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.5.1 and Section 2.20.4 shall be adjusted in accordance with such non-Defaulting Lenders’ Pro Rata Shares; and

(v)           if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the LC Issuer or any other Lender hereunder, all letter of credit fees payable under Section 2.20.4 with respect to such Defaulting Lender’s LC Exposure shall be payable to the LC Issuer until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d)           so long as such Lender is a Defaulting Lender, the Swing Line Lender shall not be required to fund any Swing Line Loan and the LC Issuer shall not be required to issue, amend or increase any Facility LC, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Loan Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.22(c), and participating interests in any newly made Swing Line Loan or any newly issued or increased Facility LC shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.22(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Swing Line Lender or the LC Issuer has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swing Line Lender shall not be required to fund any Swing Line Loan and the LC Issuer shall not be required to issue, amend or increase any Facility LC, unless the Swing Line Lender or the LC Issuer, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swing Line Lender or the LC Issuer, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower, the Swing Line Lender and the LC Issuer each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swing Line Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Loan Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders (other than Swing Line Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Pro Rata Share.

For purposes of this Section 2.22, (x) “Swing Line Exposure” shall mean, with respect to any Defaulting Lender at any time, such Defaulting Lender’s Pro Rata Share of the aggregate principal amount of all Swing Line Loans outstanding at such time and (y)  “LC Exposure” shall mean, with respect to any Defaulting Lender at any time, such Defaulting Lender’s Pro Rata Share of the LC Obligations at such time.

ARTICLE III

YIELD PROTECTION; TAXES

3.1.           Yield Protection.  If any Change in Law:

(i)
imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances);

(ii)
imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or the LC Issuer of making, funding or maintaining its Revolving Loan Commitment or Eurodollar Loans or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with its Revolving Loan Commitment or Eurodollar Loans or Facility LCs (including participations therein), or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Revolving Loan Commitment or Eurodollar Loans or Facility LCs (including participations therein) held or interest or LC Fees received by it, by an amount deemed material by such Lender or the LC Issuer, as applicable; or

(iii)
subjects any Recipient to any taxes (other than (A) Taxes, (B) Other Taxes, (C) Excluded Taxes or (D) Other Connection Taxes on gross or net income, profits or revenue (including value-added or similar taxes)) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation, the LC Issuer or any other Recipient of making or maintaining its Eurodollar Loans (in the case of the preceding clauses (i) or (ii)) or Loans (in the case of preceding clause (iii)) or Revolving Loan Commitment or of issuing or participating in Facility LCs, as applicable, or to reduce the return received by such Lender or applicable Lending Installation, the LC Issuer or any other Recipient in connection with such Loans or Revolving Loan Commitment or Facility LCs (including participations therein), then, within fifteen (15) days of demand, accompanied by the written statement required by Section 3.6, by such Lender, the LC Issuer or such other Recipient, as applicable, the Borrower shall pay such Lender, the LC Issuer or such other Recipient, as applicable, such additional amount or amounts as will compensate such Lender, the LC Issuer or such other Recipient, as applicable, for such increased cost or reduction in amount received.

3.2.           Changes in Capital Adequacy Regulations. If any Lender or LC Issuer determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or LC Issuer’s capital or on the capital of such Lender’s or LC Issuer’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Loans or Facility LCs held by, such Lender, or the Facility LCs issued by such LC Issuer, to a level below that which such Lender or LC Issuer or such Lender’s or LC Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or LC Issuer’s policies and the policies of such Lender’s or LC Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or LC Issuer, as the case may be, within fifteen (15) days after receipt by the Borrower of written demand by such Lender or LC Issuer pursuant to Section 3.6, such additional amount or amounts as will compensate such Lender or LC Issuer or such Lender’s or LC Issuer’s holding company for any such reduction suffered.

3.3.           Availability of Types of Advances.  If the Administrative Agent determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or no reasonable basis exists for determining the Eurodollar Base Rate, then the Administrative Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances on the respective last days of the then current Interest Periods with respect to such Revolving Loans or within such earlier period as required by law, subject to the payment of any funding indemnification amounts required by Section 3.4.

3.4.           Funding Indemnification.  If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made or continued, or a Floating Rate Advance is not converted into a Eurodollar Advance, on the date specified by the Borrower for any reason other than default by the Lenders, or a Eurodollar Advance is not prepaid on the date specified by the Borrower for any reason, the Borrower will indemnify each Lender for any loss or cost (excluding lost profit) incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance, within fifteen (15) days after receipt by the Borrower of written demand by such Lender pursuant to Section 3.6.

3.5.           Taxes.

(i)
Subject to Section 3.5(v) below, all payments by the Borrower to or for the account of any Lender or the LC Issuer or the Administrative Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes.  If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, LC Issuer or the Administrative Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, LC Issuer or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof or, if a receipt cannot be obtained with reasonable efforts, such other evidence of payment as is reasonably acceptable to the Administrative Agent, in each case within thirty (30) days after such payment is made.

(ii)
In addition, the Borrower shall pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application (“Other Taxes”).

(iii)
The Borrower shall indemnify the Administrative Agent, the LC Issuer and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Administrative Agent, the LC Issuer or such Lender as a result of its Revolving Loan Commitment, any Credit Extensions made by it hereunder, any Facility LC issued or participated in by it hereunder, or otherwise in connection with its participation in this Agreement and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; provided, however, that the Borrower shall not be obligated to reimburse the Administrative Agent, the LC Issuer or a Lender in respect of penalties, interest or similar liabilities attributable to such Taxes or Other Taxes if such penalties, interest or similar liabilities are attributable to a failure or delay by the Administrative Agent, the LC Issuer or a Lender to make a written request therefore pursuant to Section 3.6; provided, further, that no request delivered within the ninety (90) day period described in Section 3.6 shall constitute a delayed request.  Payments due under this indemnification shall be made within thirty (30) days of the date the Administrative Agent, the LC Issuer or such Lender makes demand therefor pursuant to Section 3.6.

(iv)
Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a “Non-U.S. Lender”) agrees that it will, not more than ten (10) Business Days after the date on which it becomes a party to this Agreement or changes its lending office under this Agreement (but in any event before a payment is due to it hereunder), (i) deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI (or successor forms), certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (including backup withholding taxes), or (ii) in the case of a Non-U.S. Lender that is fiscally transparent, deliver to the Administrative Agent a United States Internal Revenue Form W-8IMY (or successor forms) together with the applicable accompanying forms, W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States federal income tax (including backup withholding taxes).  Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Administrative Agent.

(v)
For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv) above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States.

(vi)
Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

(vii)
If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Administrative Agent or the Borrower, at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Agent or the Borrower, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Agent or the Borrower as may be necessary for the Administrative Agent or the Borrower to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment.  Solely for purposes of this Section 3.5(vii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(viii)
Each Lender shall severally indemnify the Administrative Agent for any taxes (but, in the case of any Taxes or Other Taxes, only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Taxes or Other Taxes and without limiting the obligation of the Credit Parties to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  The indemnity under this Section 3.5(viii) shall be paid within ten (10) days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of taxes so paid or payable by the Administrative Agent.  Such certificate shall be conclusive of the amount so paid or payable absent manifest error. The obligations of the Lenders under this Section 3.5(viii) shall survive the payment of the Obligations and the termination of this Agreement.

(ix)
The Administrative Agent, the LC Issuer and each Lender shall take such steps as the Borrower reasonably requests to apply or otherwise take advantage of any tax refund or offsetting tax credit or other similar tax benefit arising out of or in conjunction with any amounts for which they have been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.5.  If the Administrative Agent, the LC Issuer or a Lender determines that it has received a tax benefit arising out of or in conjunction with any amounts as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.5, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid by the Borrower under this Section 3.5 with respect to the amounts giving rise to such refund); provided, however, that during the continuance of an Event of Default, any such refund shall be applied in reduction of the Secured Obligations.

(x)
The Administrative Agent, the LC Issuer, and each Lender shall take reasonable steps to avoid the need for the Borrower to pay any amounts under this Section 3.5, but they shall not be required to take any steps that would impose material costs or other detriments on them.  Any such cost incurred by the Administrative Agent, the LC Issuer or any Lender shall constitute a Secured Obligation and the Borrower shall reimburse such Person for such cost.

3.6.           Lender Statements; Survival of Indemnity.  Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5.  Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error.  Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type, currency and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not.  Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement.  The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement; provided that the Borrower shall not be required to make any payments pursuant to Section 3.1, 3.2, 3.4 or 3.5 to a Lender or LC Issuer for any increased costs incurred or reductions suffered more than ninety (90) days prior to the date that such Lender or LC Issuer, as the case may be, notifies the Borrower of the circumstances giving rise to such increased costs or reductions and of such Lender's or the LC Issuer's intention to claim compensation therefor (except that, if the circumstances giving rise to such increased costs or reductions are retroactive, then the ninety (90) day period referred to above shall be extended to include the period of retroactive effect thereof).

3.7.           Alternative Lending Installation.  To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the reasonable judgment of such Lender, reasonably disadvantageous to such Lender.  A Lender’s designation of an alternative Lending Installation shall not affect the Borrower’s rights under Section 2.19 to replace a Lender.

ARTICLE IV

CONDITIONS PRECEDENT

4.1.           Initial Credit Extension.  The Lenders shall not be required to make the initial Credit Extension hereunder unless the following conditions precedent are satisfied (or waived by the Administrative Agent) immediately prior to or substantially concurrent with such initial Credit Extension:

4.1.1  Copies of the articles or certificate of incorporation (or the equivalent thereof) of each Credit Party, in each case, together with all amendments thereto, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of organization.

4.1.2  Copies, certified by the Secretary or Assistant Secretary (or the equivalent thereof) of each Credit Party, in each case, of its by-laws and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which such Credit Party is a party.

4.1.3  An incumbency certificate, executed by the Secretary or Assistant Secretary (or the equivalent thereof) of each Credit Party, in each case, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of such Credit Party authorized to sign the Loan Documents to which such Credit Party is party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Credit Party.

4.1.4  A certificate signed by the chief financial officer of the Borrower, stating that on the initial Credit Extension Date (i) no Event of Default or Unmatured Event of Default has occurred and is continuing, (ii) all of the representations and warranties in Article V shall be true and correct in all material respects as of such date and (iii) other than  as disclosed in public filings with the Securities and Exchange Commission prior to the initial Credit Extension Date, no material adverse change in the business, assets, condition (financial or otherwise), or Property of the Borrower and its Subsidiaries, taken as a whole, has occurred since December 31, 2011.

4.1.5  (a)  A written opinion of the Borrower's in-house counsel, in form and substance reasonably satisfactory to the Administrative Agent and addressed to the Administrative Agent and the Lenders, in substantially the form of Exhibit A-1, (b) a written opinion of Cravath, Swaine & Moore LLP, special New York counsel to the Borrower, in form and substance reasonably satisfactory to the Administrative Agent and addressed to the Administrative Agent and the Lenders, in substantially the form of Exhibit A-2 and (c) a written opinion of Richards, Layton & Finger, special Delaware counsel to the Credit Parties, addressed to the Administrative Agent and the Lenders, in substantially the form of Exhibit A-3.

4.1.6  Any Notes requested by a Lender pursuant to Section 2.13 payable to each such requesting Lender.

4.1.7  All legal matters shall be reasonably satisfactory to the Administrative Agent.

4.1.8  The Administrative Agent shall have received evidence reasonably satisfactory to it that the Administrative Agent, on behalf of the Lenders, holds a perfected Lien upon the Collateral having the priority required by the Collateral Documents and that is perfected to the extent required by the Collateral Documents, or that arrangements reasonably satisfactory to the Administrative Agent for so perfecting such Liens are in place.

4.1.9  Evidence reasonably satisfactory to the Administrative Agent that (A) the Lenders, the Administrative Agent and the Lead Arrangers have received all fees required to be paid, and all expenses for which invoices have been presented, on or before the Closing Date and (B) each Departing Lender shall have received payment in full of all of the “Obligations” under the Existing Credit Agreement (other than obligations to pay fees and expenses with respect to which the Borrower has not received an invoice, “Rate Management Obligations”, contingent indemnity obligations and other contingent obligations owing to it under the “Loan Documents” as defined in the Existing Credit Agreement).

4.1.10  The Administrative Agent shall have received (i) audited consolidated financial statements of the Borrower for the two most recent fiscal years ended prior to the Closing Date as to which such financial statements are available, (ii) unaudited interim consolidated financial statements of the Borrower for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements have been filed with the Securities and Exchange Commission, and (iii) financial statement projections through and including the Borrower’s 2016 fiscal year (including a reasonably detailed description of the assumptions used in preparing such projections).

4.1.11  Such other documents as the Administrative Agent or its counsel may have reasonably requested, including, without limitation those documents set forth in Exhibit G hereto.

4.2.           Each Credit Extension.  The Lenders shall not (except as otherwise set forth in Section 2.4.4 or Section 2.20.6 with respect to Revolving Loans extended for the purpose of repaying Swing Line Loans or reimbursing draws under Facility LCs, as the case may be) be required to make any Credit Extension unless on the applicable Credit Extension Date:

4.2.1  There exists no Event of Default or Unmatured Event of Default.

4.2.2  The representations and warranties contained in Article V are true and correct as of such Credit Extension Date in all material respects except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.

Each Borrowing Notice or Swing Line Borrowing Notice, as the case may be, or request for issuance of a Facility LC, with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2.1 and 4.2.2 have been satisfied.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to each Lender and the Administrative Agent as of each of (i) the date of the initial Credit Extension hereunder and (ii) each date as required by Section 4.2:

5.1.           Existence and Standing.  Each of the Borrower and its Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

5.2.           Authorization and Validity.  The Borrower has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder.  The execution and delivery by the Borrower of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper proceedings, and the Loan Documents to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyances, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally; (ii) general equitable principles (whether considered in a proceeding in equity or at law); and (iii) requirements of reasonableness, good faith and fair dealing.

5.3.           No Conflict; Government Consent.  Neither the execution and delivery by the Borrower or its Subsidiaries, as applicable, of the Loan Documents to which such Person is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries except for violations which individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect, or (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating agreement or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with, or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of, any such indenture, instrument or agreement, except for violations which individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect.  No material order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other material action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents, except filings necessary to perfect Liens created under the Loan Documents.

5.4.           Financial Statements.  The December 31, 2011 audited consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Administrative Agent and the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present in all material respects the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended in accordance with generally accepted accounting principles in effect on the date such statements were prepared.

5.5.           Material Adverse Change.  Other than as disclosed in public filings with the Securities and Exchange Commission prior to the initial Credit Extension Date, since December 31, 2011, there has been no change in the business, assets, condition (financial or otherwise), or Property of the Borrower and its Subsidiaries taken together, in each case which could reasonably be expected to have a Material Adverse Effect.

5.6.           Taxes.  The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except (i) in respect of such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles or (ii) to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.  The United States federal income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service or the relevant statute of limitations has expired through the 2008 fiscal year.  No Liens have been filed and no claims are being asserted with respect to such taxes that would reasonably be expected to have a Material Adverse Effect.

5.7.           Litigation and Contingent Obligations.  There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions.

5.8.           Subsidiaries.  Schedule 5.8 contains an accurate list of all Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries.  All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

5.9.           ERISA.  The Unfunded Liabilities of all Single Employer Plans would not reasonably be expected to have a Material Adverse Effect.  Neither the Borrower nor any other member of the Controlled Group has incurred, or reasonably expects to incur, pursuant to Section 4201 of ERISA, any withdrawal liability to Multiemployer Plans that in the aggregate would reasonably be expected to have a Material Adverse Effect.  Each Plan complies in all material respects with all applicable requirements of law and regulations.  No Reportable Event has occurred or is reasonably expected to occur with respect to any Plan that would reasonably be expected to have a Material Adverse Effect.  No steps have been taken to reorganize or terminate, within the meaning of Title IV of ERISA, any Multiemployer Plan. Neither the Borrower nor any other member of the Controlled Group has incurred any liabilities with respect to a Plan that in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.10.           Accuracy of Information.  The Loan Documents and other written statements furnished by the Borrower and its Subsidiaries to the Administrative Agent in connection with the negotiation of, and compliance with, the Loan Documents (as modified or supplemented by information so furnished) taken as a whole do not contain any material misstatement of fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that with respect to projected financial information, the Borrower and its Subsidiaries represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.11.           Regulations T, U, and X.  The Borrower will ensure that no use of Advances or proceeds thereof will violate Regulation T, U or X.

5.12.           Material Agreements; Restrictions on Dividends.  As of the Closing Date, neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect.  As of the Closing Date, neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, which default could reasonably be expected to have a Material Adverse Effect (other than any agreement or instrument evidencing or governing Indebtedness).

5.13.           Compliance With Laws.  The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except such non-compliances that would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  This Section 5.13 does not relate to taxes which are the subject of Section 5.6, to employee benefits or ERISA matters which are the subject of Section 5.9 and to environmental matters which are the subject of Section 5.16.

5.14.           Ownership of Properties; Priority of Liens.  The Borrower and its Subsidiaries have good title, free of all Liens other than those permitted by Section 6.15, to all of the material Property and assets reflected in the Borrower's most recent consolidated financial statements provided to the Administrative Agent, as owned by the Borrower and its Subsidiaries.  The Borrower and its Subsidiaries own or are licensed to use all trademarks, tradenames, copyrights, patents and other intellectual property necessary to their business as currently conducted, and to the knowledge of the Borrower, the use thereof by the Borrower and its Subsidiaries does not infringe in any material respect upon the rights of any other Person.  To the extent governed by Article 8 or Article 9 of the UCC, when financing statements have been filed in the appropriate offices, the Administrative Agent has a perfected first priority Lien upon all of the Collateral, subject to (i) Liens permitted by Section 6.15, (ii) filings under any federal statute for patents, trademarks, and copyrights, and (iii) Collateral in which security interests or liens can only be perfected through compliance with the terms of the Federal Assignment of Claims Act.

5.15.           Plan Assets; Prohibited Transactions.  The Borrower is not an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code).

5.16.           Environmental Matters.  The Borrower is in compliance with Environmental Laws, except for any non-compliance which could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

5.17.           Investment Company Act.  Neither the Borrower nor any Subsidiary is required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5.18.           Insurance.  The Borrower maintains, and has caused each Subsidiary to maintain, with financially sound and reputable insurance companies, or pursuant to self-insurance arrangements, insurance on all their material Property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as is reasonably consistent with sound business practice.

5.19.           No Event of Default or Unmatured Event of Default.  No Event of Default or Unmatured Event of Default has occurred and is continuing.

5.20.           SDN List Designation.  Neither the Borrower nor any of its Subsidiaries or, to the Borrower’s knowledge, Affiliates is a country, individual or entity named on the Specifically Designated National and Blocked Persons (SDN) list issued by the Office of Foreign Asset Control of the Department of the Treasury of the United States of America.

5.21.           Solvency.  Immediately prior to and after the consummation of the transactions to occur as of the initial Credit Extension Date, prior to and immediately following the making of each Credit Extension on the initial Credit Extension Date, and prior to and after giving effect to the application of the proceeds of such Credit Extensions: (i) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at fair valuation, will exceed the debts and liabilities, subordinated, contingent, or otherwise, of the Borrower and its Subsidiaries on a consolidated basis, (ii) the present fair saleable value of the Property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (iv) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the Closing Date and after the initial Credit Extension Date.

5.22.           Trading with the Enemy Act; Patriot Act; Foreign Corrupt Practices Act.  To the extent applicable, each Credit Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (b) the Patriot Act.  No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

ARTICLE VI

COVENANTS

Until the Revolving Loan Commitments have expired or been terminated, the LC Obligations have expired, been reimbursed or been cash collateralized (in each case in accordance with the terms of this Agreement), and the other Obligations have been paid in full (other than obligations to pay fees and expenses with respect to which the Borrower has not received an invoice, contingent indemnity obligations, other contingent obligations, Rate Management Obligations and Banking Services Obligations), unless the Required Lenders shall otherwise consent in writing:

6.1.           Financial Reporting.  The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Lenders:

6.1.1  Within ninety (90) days after the close of each of its fiscal years, financial statements prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and its consolidated Subsidiaries (including, to the extent required by Regulation S-X promulgated by the SEC, consolidating footnote disclosure), including balance sheets as of the end of such period, statements of income and statements of cash flows, accompanied by (a) an audit report, unqualified as to scope, of a nationally recognized firm of independent public accountants or other independent public accountants reasonably acceptable to the Required Lenders and (b) a certificate of said accountants (which certificate may be limited to the extent required by generally accepted accounting principles, rules or guidelines) that, in the course of their audit of the financial statements of the Borrower and its consolidated Subsidiaries, which audit was conducted in accordance with generally accepted accounting standards, they have obtained no knowledge of any Event of Default or Unmatured Event of Default, or if, in the opinion of such accountants, any Event of Default or Unmatured Event of Default shall exist, stating the nature and status thereof (for purposes hereof, delivery of the Borrower’s annual report on Form 10-K (which shall be deemed delivered on the date when such document is posted on the SEC’s website at www.sec.gov or any replacement website) will be sufficient in lieu of delivery of such financial statements and audit report).

6.1.2  Within forty-five (45) days after the close of the first three quarterly periods of each of its fiscal years, for itself and its consolidated Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated statements of income and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter (including, to the extent required by Regulation S-X promulgated by the SEC, consolidating footnote disclosure), all certified as to fairness of presentation in all material respects in accordance with Agreement Accounting Principles, compliance with Agreement Accounting Principles, and consistency by its chief financial officer or treasurer, except for normal year-end audit adjustments and the absence of footnotes (for purposes hereof, delivery of the Borrower’s quarterly report on Form 10-Q (which shall be deemed delivered on the date when such document is posted on the SEC’s website at www.sec.gov or any replacement website) will be sufficient in lieu of delivery of such financial statements and certifications).

6.1.3  Not later than the deadline for the financial statements required under Sections 6.1.1 and 6.1.2, a compliance certificate in substantially the form of Exhibit B signed by its chief financial officer or treasurer showing the calculations necessary to determine compliance with Sections 6.20 through 6.23 and an officer’s certificate in substantially the form of Exhibit F stating that, to such officer’s knowledge, no Event of Default or Unmatured Event of Default exists, or if any Event of Default or Unmatured Event of Default exists, stating the nature and status thereof;

6.1.4  As soon as possible and in any event within ten (10) days after the Borrower knows that (a) any material Reportable Event has occurred with respect to any Plan, (b) any event or condition which results or could reasonably be expected to result in the termination of a Plan or Multiemployer Plan or the institution by the PBGC of proceedings to terminate a Plan has occurred, (c) any event or condition which results or could reasonably be expected to result in the termination of a Multiemployer Plan has occurred, or (d) the Borrower or any other member of the Controlled Group experiences a partial or complete withdrawal from a Multiemployer Plan, a statement, signed by the chief financial officer or treasurer of the Borrower, describing said event and the action which the Borrower proposes to take with respect thereto.

6.1.5  As soon as possible and in any event within ten (10) days after receipt by the Borrower, a copy of (a) any written notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any written notice alleging any violation of any Environmental Law by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

6.1.6  Promptly upon the filing thereof (unless posted on the SEC’s website at www.sec.gov or any replacement website), copies of all registration statements and copies of all filings on forms 10-K, 10-Q, or 8-K which the Borrower or any of its Subsidiaries makes with the Securities and Exchange Commission, including, without limitation, all certifications and other filings required by Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002 and all rules and regulations related thereto.

6.1.7  As soon as practicable, and in any event within thirty (30) days after the beginning of each fiscal year of the Borrower, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and funds flow statement) of the Borrower for such fiscal year.

6.1.8  As soon as possible, and in any event within three (3) Business Days (in the case of the Borrower) and fifteen (15) days (in the case of any Guarantor) after the occurrence thereof, a reasonably detailed notification to the Administrative Agent and its counsel of any change in the jurisdiction of organization of the Borrower or any Guarantor.

6.1.9  Such other information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

If any information which is required to be furnished to the Lenders under this Section 6.1 is required by law or regulation to be filed by the Borrower with a government body on an earlier date, then the information required hereunder shall be furnished to the Lenders promptly following such earlier date.

6.2.           Use of Proceeds.  The Borrower will, and will cause each Subsidiary to, use the proceeds of the Revolving Loans for general corporate purposes, including, without limitation, for working capital, commercial paper liquidity support, Permitted Acquisitions, to pay fees and expenses incurred in connection with this Agreement and to repurchase capital stock and other equity securities of the Borrower to the extent permitted hereunder.  The Borrower shall use the proceeds of Credit Extensions in compliance with all applicable legal and regulatory requirements and any such use shall not result in a violation of any such requirements, including, without limitation, Regulation T, U and X, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

6.3.           Notice of Event of Default.  Within three (3) Business Days after an Authorized Officer becomes aware thereof, the Borrower will give notice in writing to the Lenders of the occurrence of any Event of Default or Unmatured Event of Default.

6.4.           Conduct of Business.  The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, as in effect on the Closing Date, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; provided, however, that the foregoing shall not prohibit any merger, dissolution, or consolidation permitted under Section 6.11.

6.5.           Taxes.  The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay all material taxes, assessments and governmental charges and levies before the same shall become delinquent or in default upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles and except to the extent the failure to do so would not reasonably be expected to give rise to a Material Adverse Effect.

6.6.           Insurance.  The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies, or pursuant to self-insurance arrangements, insurance on all their material Property in such amounts, subject to such deductibles and self-insurance retentions, and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried. In the event the Borrower or any of its Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Administrative Agent, without waiving or releasing any obligations or resulting Event of Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Administrative Agent deems advisable.  All sums so disbursed by the Administrative Agent shall constitute part of the Obligations, payable as provided in this Agreement.

6.7.           Compliance with Laws.  The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, ERISA and Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002, except where the failure to do so individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect.

6.8.           Maintenance of Properties.  Subject to Section 6.12, the Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property material to the operation of its business in good repair, working order and condition (ordinary wear and tear excepted), and make all necessary and proper repairs, renewals and replacements to any such Property so that its business carried on in connection therewith may be properly conducted at all times.

6.9.           Inspection; Keeping of Books and Records.

(i)
The Borrower will, and will cause each Subsidiary to, permit (x) the Administrative Agent at any time and (y) the Lenders during the continuance of an Event of Default, in each case by their respective representatives and agents, to inspect any of the Property, including, without limitation, the Collateral, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent or any Lender may designate (in each case other than (x) records subject to attorney-client privilege and (y) patent-related information the disclosure of which is prohibited by applicable law or the rules and regulations of a Governmental Authority).  The Borrower shall keep and maintain, and cause each of its Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries in conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to their respective businesses and activities.

(ii)
Except to the extent the Administrative Agent may reasonably consent to any change, the Borrower will, or will cause each Subsidiary to, continue to account for PIP in the same manner as the Credit Parties account for PIP as of the Closing Date which is as follows:  (i) when PIP is received by any Credit Parties, funds are initially allocated (a) as a debit to cash on the Credit Parties’ general ledger; and (B) as a corresponding credit in a contra-account reserve established with respect to the Credit Parties’ accounts, with the funds in such contra-account not specifically allocated to identified accounts (the amount of funds in such contra-account from time to time are referred to as “Unapplied PIP”); (ii) at such time as the Borrower allocates any portion of PIP to identified accounts, the contra-account for Unapplied PIP is reduced by that amount and the identified account is extinguished by that amount; and (iii) at such time as the Borrower determines any portion of PIP represents an overpayment under Medicare, Medicaid, TRICARE, CHAMPVA or any other program of any Governmental Authority, Borrower transfers such overpaid portion on its books from the contra-account for Unapplied PIP to a liability entry on its general ledger entitled “PIP Settlements”.

6.10.           Restricted Payments.  The Borrower will not, nor will it permit any Subsidiary to, make any Restricted Payment (other than dividends payable in its own capital stock) except that,

6.10.1  Any Subsidiary may declare and pay dividends or make distributions (i) payable solely in its capital stock to the direct or indirect holders of its capital stock or (ii) payable in dividends and distributions to the Borrower or to a Subsidiary that is a Guarantor (and if such Subsidiary has shareholders other than the Borrower or a Subsidiary that is a Guarantor, to its shareholders on a pro rata basis).

6.10.2   The Borrower may make Restricted Payments pursuant to stock incentive or award plans approved by its stockholders.

6.10.3   The Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its capital stock (or warrants, options, or other rights to acquire additional shares of its capital stock).

6.10.4  The Borrower and its Subsidiaries may make repurchases of capital stock deemed to occur upon exercise of stock options if such capital stock represents a portion of the exercise price of such options, and repurchases of capital stock of Subsidiaries consisting of directors’ qualifying shares or repurchases of shares issued to third parties to the extent necessary to satisfy any licensing requirements under applicable law with respect to the Borrower’s or any of its Subsidiaries’ businesses.

6.10.5  The Borrower may make cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for capital stock of the Borrower; provided, however, that any such cash payment shall not be for the purpose of evading the limitations of this Section 6.10.

6.10.6  The Borrower may purchase, acquire, transfer or issue the Borrower’s capital stock and make any required cash payments or deliveries of property under or in connection with the Existing Convertible Note Transactions or the Replacement Convertible Note Offering.

6.10.7  The Borrower and its Subsidiaries may make any purchase, repurchase, redemption, retirement or other acquisition for value of shares of, or options to purchase shares of, capital stock of the Borrower or any of its Subsidiaries from employees, former employees, directors or former directors of the Borrower or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such capital stock; provided, however, that the aggregate amount of such purchases, repurchases, redemptions, retirements and other acquisitions for value will not exceed $2,000,000 in any calendar year.

6.10.8  The Borrower and its Subsidiaries may make any Restricted Payment to the extent not otherwise permitted under this Section 6.10 so long as at the time of such Restricted Payment the aggregate amount of such additional Restricted Payment together with all other outstanding Restricted Payments pursuant to this Section 6.10.8 does not exceed $5,000,000.

6.10.9  Any Restricted Payment may be made by or to a Rabbi Trust or Rabbi Trust Subsidiary.

6.10.10  So long as no Event of Default or Unmatured Event of Default exists at the time thereof or would result therefrom (after giving pro forma effect thereto), the Borrower may declare and pay cash dividends on its capital stock, repurchase and otherwise acquire its capital stock and make any other Restricted Payment.

6.11.           Merger or Dissolution.  The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate into any other Person or dissolve, except that:

6.11.1  A Guarantor may merge into (x) the Borrower or (y) a Subsidiary that is a Guarantor or becomes a Guarantor promptly upon the completion of the applicable merger or consolidation.

6.11.2  A Subsidiary that is not a Guarantor and not required to be a Guarantor may merge or consolidate with or into any other Person; provided, however, that if the equity interests of such Subsidiary have been pledged to the Administrative Agent as Collateral, then such merger or consolidation shall not be permitted unless such Subsidiary is the surviving entity of such merger or consolidation or such merger or consolidation is approved in writing by the Administrative Agent prior to the consummation thereof (such approval not to be unreasonably withheld).

6.11.3  The Borrower or any Subsidiary may consummate any merger or consolidation in connection with any Permitted Acquisition.

6.11.4  Any Person may merge into the Borrower, provided that the Borrower shall be the continuing or surviving entity resulting from such merger.

6.11.5  Any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and the Subsidiaries and is not materially disadvantageous to the Lenders.

6.12.           Sale of Assets.  The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property (other than cash or cash equivalents not constituting Cash Equivalent Investments) to any other Person, except:

6.12.1  Sales or other dispositions of inventory in the ordinary course of business.

6.12.2  A disposition or transfer of assets by a Subsidiary to the Borrower, by the Borrower to a Subsidiary, by a Subsidiary to a Subsidiary or by or to a Rabbi Trust or Rabbi Trust Subsidiary.

6.12.3  A disposition of obsolete, excess, damaged or worn-out Property, Property no longer used or useful in the business of the Borrower or its Subsidiaries or other assets in the ordinary course of business of the Borrower or any Subsidiary.

6.12.4  Sales or liquidations of Cash Equivalent Investments.

6.12.5  Each of the Borrower and its Subsidiaries may grant licenses, sublicenses, leases or subleases to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries.

6.12.6  Restricted Payments permitted by Section 6.10.

6.12.7  Investments permitted by Section 6.13.

6.12.8  Liens permitted by Section 6.15.

6.12.9  Sale and Leaseback Transactions permitted by Section 6.14.4.

6.12.10  Sales of directors’ qualifying shares or shares issued to third parties to the extent necessary to satisfy any licensing requirements under applicable law with respect to the Borrower’s or any of its Subsidiaries’ businesses.

6.12.11  Any lease, sale or other disposition of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than dispositions otherwise permitted by this Section 6.12) pursuant to this Section 6.12.11 during the then-current fiscal year of the Borrower do not exceed an amount in the aggregate equal to 5% of the aggregate book value of the Borrower’s and its Subsidiaries’ Property as of the end of the immediately preceding fiscal year.

6.13.           Investments and Acquisitions.  The Borrower will not, nor will it permit any Subsidiary to, make any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

6.13.1  Cash Equivalent Investments.

6.13.2  Existing Investments in Subsidiaries and other Investments in existence on the Closing Date and described in Schedule 6.13.

6.13.3  Investments permitted by Section 6.14.5.

6.13.4  Investments by (x) a Credit Party in another Credit Party or in any newly formed or acquired Subsidiary so long as the newly formed or acquired Subsidiary promptly becomes a Credit Party thereafter and (y) a Subsidiary that is not a Credit Party in any other Subsidiary that is not a Credit Party.

6.13.5   Any Investment by a Credit Party in any Subsidiary thereof that is not a Credit Party so long as, at the time of such Investment, the aggregate of such Investment together with all outstanding Investments pursuant to this Section 6.13.5 (net of any return of (but not return on) such Investments), when taken together with intercompany loans and advances outstanding pursuant to Section 6.14.6 (net of all outstanding intercompany loans and advances outstanding pursuant to Section 6.14.5(ii)), do not at such time exceed $10,000,000 in the aggregate.

6.13.6  Investments permitted by Section 6.17.

6.13.7  Investments consisting of Contingent Obligations not prohibited by Section 6.14.

6.13.8  Investments arising out of deposits and pledges permitted by Section 6.15.

6.13.9  Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers.

6.13.10  Investments resulting from transactions permitted by Section 6.11.

6.13.11  Investments resulting from transactions permitted by Section 6.12.

6.13.12  Loans and advances to employees, officers and directors of the Borrower and its Subsidiaries not to exceed in the aggregate outstanding at any time under this Section 6.13.12 (x) $6,000,000 in respect of split dollar policies and (y) $2,000,000 in respect of other loans and advances.

6.13.13  Payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business.

6.13.14  Investments resulting from stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Borrower or any Subsidiary or in satisfaction of judgments.

6.13.15  Investments in any Person consisting of the licensing of intellectual property pursuant to joint ventures, strategic alliances or joint marketing arrangements with such Person, in each case made in the ordinary course of business.

6.13.16  [Intentionally Omitted]

6.13.17  Any Investment in respect of Permitted Stock Transactions.

6.13.18  Any Investment in or by a Rabbi Trust or a Rabbi Trust Subsidiary.

6.13.19  Any Investment so long as (x) such Investment is made in the ordinary course of business and is consistent with past practice and (y) at the time of such Investment the aggregate amount of such Investment together with the aggregate amount of all outstanding Investments (net of return of (but not return on) such Investments) pursuant to this Section 6.13.19 does not exceed $10,000,000.

6.13.20  Acquisitions meeting the following requirements or otherwise approved by the Required Lenders (each such Acquisition constituting a “Permitted Acquisition”):

(i)
as of the date of the consummation of such Acquisition, no Event of Default or Unmatured Event of Default shall have occurred and be continuing or would result from such Acquisition, and the representation and warranty contained in Section 5.11 shall be true both before and after giving effect to such Acquisition;

(ii)
such Acquisition is consummated on a non-hostile basis pursuant to a negotiated acquisition agreement approved by the board of directors or other applicable governing body of the seller or entity to be acquired;

(iii)	the business to be acquired in such Acquisition is similar or related to one or more of the lines of business in which the Borrower and its Subsidiaries are engaged on the Closing Date;

(iv)	as of the date of the consummation of such Acquisition, all material governmental and corporate approvals required in connection therewith shall have been obtained;

(v)
at any time the Leverage Ratio, after giving pro forma effect to the applicable Acquisition, exceeds 3.00 to 1.00, the aggregate of the Purchase Price for such Acquisition and all prior Acquisitions during the then current calendar year pursuant to this Section 6.13.20 shall not exceed $150,000,000 for such calendar year;

(vi)
within 45 days (or such longer period as is consented to by the Administrative Agent, such consent not to be unreasonably withheld) subsequent to the consummation of such Permitted Acquisition if the Purchase Price for such Acquisition exceeds $50,000,000, the Borrower shall have delivered to the Administrative Agent a pro forma consolidated balance sheet, income statement and cash flow statement of the Borrower and its Subsidiaries (the “Acquisition Pro Forma”), based on the Borrower’s most recent financial statements delivered pursuant to Section 6.1.1 and using historical financial statements for the acquired entity provided by the seller(s) or which shall be complete and shall fairly present, in all material respects, the financial condition and results of operations and cash flows of the Borrower and its Subsidiaries in accordance with Agreement Accounting Principles, but taking into account such Permitted Acquisition and the funding of all Credit Extensions in connection therewith, and such Acquisition Pro Forma shall reflect that, on a pro forma basis, the Borrower would have been in compliance with the financial covenants set forth in Sections 6.20 through 6.23 for the period of four fiscal quarters reflected in the compliance certificate most recently delivered to the Administrative Agent pursuant to Section 6.1.3 prior to the consummation of such Permitted Acquisition (giving effect to such Permitted Acquisition and all Credit Extensions funded in connection therewith as if made on the first day of such period);

(vii)
within 45 days (or such longer period as is consented to by the Administrative Agent, such consent not to be unreasonably withheld) subsequent to the date on which a Permitted Acquisition is consummated if the Purchase Price for such Acquisition exceeds $50,000,000, the Borrower shall deliver to the Administrative Agent a documentation, information and certification package in form and substance reasonably acceptable to the Administrative Agent, including, without limitation:

(A)
a final version (with no amendments to be made thereto that could reasonably be expected to be materially adverse to the Lenders, without the approval of the Administrative Agent) of the acquisition agreement for such Acquisition together with drafts of the material schedules thereto;

(B)
a final version (with no amendments to be made thereto that could reasonably be expected to be materially adverse to the Lenders, without the approval of the Administrative Agent) of all documents, instruments and agreements with respect to any Indebtedness to be incurred or assumed in connection with such Acquisition; and

(C)	such other documents or information as shall be reasonably requested by the Administrative Agent in connection with such Acquisition; and

(viii)
within 45 days (or such longer period as is consented to by the Administrative Agent, such consent not to be unreasonably withheld) subsequent to the date on which a Permitted Acquisition is consummated, the Borrower shall deliver (or shall cause the delivery) to the Administrative Agent and the Administrative Agent all of the Collateral Documents necessary for the perfection (to the extent required by the Collateral Documents) of a first priority Lien (subject to Liens permitted by Section 6.15) in all of the Property to be acquired (including, as applicable, equity interests in the Person being acquired and such Person’s Subsidiaries required to constitute Collateral in accordance with the Collateral Documents), all in accordance with the requirements of Section 6.25, and in each case together with opinions of counsel in form and substance reasonably acceptable to the Administrative Agent.  The Borrower shall also deliver (or shall cause the delivery) to the Administrative Agent, in accordance with Section 6.24, a supplement to the Guaranty Agreement if the Permitted Acquisition is an Acquisition of equities and the Person being acquired will be a Required Guarantor Subsidiary that is not being merged with the Borrower or any other Subsidiary.

6.13.21  Any Investment made by the Borrower to enter into or perform its obligations in respect of Permitted Stock Transactions.

6.13.22  So long as no Event of Default or Unmatured Event of Default exists at the time thereof or would result therefrom (after giving pro forma effect thereto), any Investment.

6.14.        Indebtedness.  The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

6.14.1  The Secured Obligations.

6.14.2  Indebtedness existing on the Closing Date and described in Schedule 6.14 (and renewals, refinancings or extensions thereof on non-pricing terms and conditions, taken as a whole, not materially less favorable to the applicable obligor than such existing Indebtedness and in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension plus the amount of any interest, premium or penalties required to be paid thereon plus fees and expenses associated therewith).

6.14.3  Indebtedness arising under Rate Management Transactions permitted under Section 6.17.

6.14.4  Secured or unsecured purchase money Indebtedness (including Capitalized Leases) and Indebtedness in respect of Sale and Leaseback Transactions that is incurred by the Borrower or any of its Subsidiaries after the Closing Date to finance the acquisition of assets used in its business, if (1) the total of all such Indebtedness for the Borrower and its Subsidiaries taken together incurred on or after the Closing Date pursuant to this Section 6.14.4 shall not exceed an aggregate principal amount of $10,000,000 at any one time outstanding, (2) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed, (3) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing plus the amount of any interest, premium or penalties required to be paid thereon plus fees and expenses associated therewith, and (4) any Lien securing such Indebtedness is permitted under Section 6.15 (such Indebtedness being referred to herein as “Permitted Purchase Money Indebtedness”).

6.14.5  Indebtedness arising from intercompany loans and advances made by (i) any Credit Party to any other Credit Party, (ii) any Subsidiary that is not a Credit Party to any Credit Party and (iii) any Subsidiary that is not a Credit Party to any other Subsidiary that is not a Credit Party; provided that all such Indebtedness subject to clause (ii) shall be expressly subordinated to the Secured Obligations pursuant to subordination provisions reasonably acceptable to the Administrative Agent.

6.14.6  Indebtedness arising from an intercompany loan or advance made by any Credit Party to any Subsidiary that is not a Credit Party so long as, at the time of such loan or advance, the aggregate of such loan or advance together with all other intercompany loans and advances outstanding pursuant to this Section 6.14.6 (net of all intercompany loans and advances outstanding pursuant to Section 6.14.5(ii)), when taken together with Investments outstanding pursuant to Section 6.13.5 (net of any return of (but not any return on) such Investments) do not exceed at such time $10,000,000 in the aggregate.

6.14.7  Contingent Obligations of the Borrower of any Indebtedness or obligations of any Subsidiary permitted under this Section 6.14.

6.14.8  Contingent Obligations of any Subsidiary of the Borrower that is a Guarantor with respect to any Indebtedness of the Borrower or any other Subsidiary permitted under this Section 6.14.

6.14.9  Indebtedness of any Subsidiary of the Borrower at the time such Subsidiary is merged or consolidated with or into the Borrower or any Subsidiary and is not created in contemplation of such event.

6.14.10  Indebtedness arising from judgments or orders in circumstances not constituting an Event of Default.

6.14.11  Indebtedness incurred under Financial Contracts entered into in the ordinary course of financial management and not for speculative purposes.

6.14.12  Indebtedness in respect of performance bonds, bankers’ acceptances and surety or appeal bonds provided by the Borrower and its Subsidiaries in the ordinary course of their business.

6.14.13  Indebtedness arising from the agreements of the Borrower or a Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case incurred in connection with the disposition of any business, assets or a Subsidiary of the Borrower in accordance with the terms of this Agreement other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition.

6.14.14  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its incurrence.

6.14.15  Obligations arising from or representing deferred compensation to employees of the Borrower or its Subsidiaries that constitute or are deemed to be Indebtedness under Agreement Accounting Principles and that are incurred in the ordinary course of business.

6.14.16  Indebtedness incurred by a Guarantor, to the extent that the proceeds of such Indebtedness are used to repay Indebtedness under this Agreement.

6.14.17  Indebtedness in an aggregate amount not to exceed $50,000,000 at any time arising under or in connection with letters of credit, bank guarantees, banker’s acceptances, surety bonds or similar obligations issued in connection with worker’s compensation claims or laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

6.14.18  The Existing Convertible Notes and, so long as no Event of Default or Unmatured Event of Default is outstanding at the time of the issuance thereof or would result upon the issuance thereof (giving pro forma effect thereto), the Replacement Convertible Notes issued pursuant to the Replacement Convertible Note Offering.

6.14.19  Loans and advances to or from any Rabbi Trust or Rabbi Trust Subsidiary.

6.14.20  Additional unsecured Indebtedness of the Borrower or any Subsidiary, so long as at the time such Indebtedness is incurred no Event of Default or Unmatured Event of Default is outstanding or would result therefrom (giving pro forma effect thereto).

6.15.           Liens.  The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

6.15.1  Liens securing Secured Obligations.

6.15.2  Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which reserves, if any, required in accordance with Agreement Accounting Principles shall have been set aside on its books.

6.15.3  Liens imposed by law, such as landlords’, wage earners’, carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than forty-five (45) days past due or which are being contested in good faith by appropriate proceedings and for which reserves, if any, required in accordance with Agreement Accounting Principles shall have been set aside on its books.

6.15.4  Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

6.15.5  Liens existing on the Closing Date and described in Schedule 6.15.

6.15.6  Deposits securing liability to insurance carriers under insurance or self-insurance arrangements or Indebtedness permitted under Section 6.14.17.

6.15.7  Deposits to secure the performance of bids, contracts (other than for borrowed money), leases, public or statutory obligations, surety and appeal bonds, contested taxes, the payment of rent, performance bonds and other obligations of a like nature incurred in the ordinary course of business.

6.15.8  Easements, reservations, rights-of-way, zoning, building and other restrictions, survey exceptions and other similar encumbrances as to real property of the Borrower and its Subsidiaries which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not materially interfere with the conduct of the business of the Borrower or such Subsidiary conducted at the property subject thereto.

6.15.9  Purchase money Liens securing Permitted Purchase Money Indebtedness (as defined in Section 6.14); provided, that such Liens shall not apply to any property of the Borrower or its Subsidiaries other than that purchased with the proceeds of such Permitted Purchase Money Indebtedness.

6.15.10  Liens existing on any asset of any Subsidiary of the Borrower at the time such Subsidiary becomes a Subsidiary and not created in contemplation of such event.

6.15.11  Liens on any asset securing Indebtedness incurred or assumed for the purpose of financing or refinancing all or any part of the cost of acquiring or constructing such asset; provided that such Lien attaches to such asset concurrently with or within eighteen (18) months after the acquisition or completion or construction thereof.

6.15.12  Liens existing on any asset of any Subsidiary of the Borrower at the time such Subsidiary is merged or consolidated with or into the Borrower or any Subsidiary and not created in contemplation of such event.

6.15.13  Liens existing on any asset prior to the acquisition thereof by the Borrower or any Subsidiary and not created in contemplation thereof; provided that such Liens do not encumber any other property or assets.

6.15.14  Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted under this Section 6.15; provided that (a) such Indebtedness is not secured by any additional assets, and (b) the principal amount of such Indebtedness secured by any such Lien is not increased, except to the extent such increase includes interest, premiums, penalties, fees and expenses paid in respect of refinancing, extending, renewing or refunding such Indebtedness.

6.15.15  Bankers’ liens and rights of set off with respect to customary depositary arrangements entered into in the ordinary course of business.

6.15.16  Liens on assets of any Subsidiary of any Credit Party in favor of any Credit Party securing borrowings from such Credit Party, and Liens on assets of a Rabbi Trust or Rabbi Trust Subsidiary.

6.15.17  Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods.

6.15.18  Liens arising out of Capitalized Leases or Operating Leases.

6.15.19  Licenses, sublicenses, leases or subleases granted to others in the ordinary course of business that do not interfere in any material respect with the business of the Borrower and its Subsidiaries.

6.15.20  Liens arising from judgments, awards, orders or attachments in circumstances not constituting an Event of Default.

6.15.21  Liens affecting the interest of the landlord of any ground lease.

6.15.22  Liens securing Indebtedness permitted by Section 6.14.14.

6.15.23  Liens issued in favor of surety bonds in existence on the Closing Date and identified on Schedule 6.15.

6.15.24  Liens of any landlord arising under a real property lease to the extent such Liens arise in the ordinary course of business and secure obligations not more than forty-five (45) days past due or which are being contested in good faith by appropriate proceedings and for which reserves, if any, required in accordance with Agreement Accounting Principles shall have been set aside on its books.

6.15.25  Liens in favor of any Holder of Secured Obligations securing Rate Management Obligations permitted under Section 6.17.

6.15.26  Liens deemed to exist in connection with Cash Equivalent Investments of the type described in clause (v) of the definition thereof.

6.15.27  Rights of recoupment and any other Liens, rights and benefits of any governmental Third Party Payor with respect to Governmental Receivables.

6.15.28  Any Lien so long as the aggregate amount of Indebtedness then outstanding secured thereby and by all other outstanding Liens incurred pursuant to this Section 6.15.28 does not exceed 5% of the total consolidated stockholders equity of the Borrower as of the end of the immediately preceding fiscal year.

6.16.           Transactions with Affiliates.  The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except (i) pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arm’s-length transaction, (ii) transactions between or among the Credit Parties not involving any other Affiliate, (iii) transactions between or among Subsidiaries that are not Guarantors not involving any other Affiliate and transactions by or with a Rabbi Trust or Rabbi Trust Subsidiary, (iv) the Borrower and its Subsidiaries may make loans and advances to directors, officers, and employees of the Borrower and its Subsidiaries in the ordinary course of business, (v) the Borrower and its Subsidiaries may make payments in respect of transactions required to be made pursuant to agreements or arrangements in effect on the Closing Date and set forth on Schedule 6.16, (vi) the Borrower and its Subsidiaries may enter into, make payments under, or issue securities, stock options or similar rights pursuant to employment arrangements, employee benefit plans, equity option plans, indemnification provisions and other compensatory arrangements with directors, officers, and employees of the Borrower and its Subsidiaries in the ordinary course of business, so long as such payments and issuances otherwise comply with the terms of this Agreement, (vii) the Borrower and its Subsidiaries may make Restricted Payments permitted by Section 6.10, (viii) the Borrower and its Subsidiaries may enter into transactions permitted by Section 6.11, 6.12, 6.13 or 6.14, and (ix) the making of severance payments to directors, officers or employees of VITAS Healthcare that are required pursuant to arrangements in effect prior to the date that the Borrower acquired VITAS Healthcare.

6.17.           Financial Contracts.  The Borrower will not, nor will it permit any Subsidiary to, enter into or remain liable upon any Rate Management Transactions except for those entered into in the ordinary course of business for bona fide hedging purposes and not for speculative purposes and Permitted Stock Transactions.

6.18.           Subsidiary Covenants.  The Borrower will not, and will not permit any Subsidiary to, create or otherwise cause to become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary (i) to pay dividends or make any other distribution on its stock, (ii) to pay any Indebtedness or other obligation owed to the Borrower or any other Credit Party, (iii) to make loans or advances or other Investments in the Borrower or any other Credit Party, or (iv) to sell, transfer or otherwise convey any of its property to the Borrower or any other Credit Party, except (A) any restriction existing under (1) the Loan Documents, (2) agreements disclosed in Schedule 6.18, and (3) agreements with respect to Indebtedness permitted by this Agreement setting forth provisions described in clauses (i), (ii) and (iii) above that are not materially more  restrictive (as reasonably determined by the Administrative Agent), taken as a whole, than those of the Senior Unsecured Indenture, (B) customary non-assignment, subletting or transfer provisions in leases, licenses and other contracts entered into in the ordinary course of business, (C) customary restrictions contained in purchase and sale agreements limiting the transfer of the subject assets pending closing, (D) any restriction or condition as required by applicable law, (E) any restriction existing under agreements relating to assets acquired by the Borrower or a Subsidiary in a transaction permitted hereby; provided that such agreements existed at the time of such acquisition, were not put into place in anticipation of such acquisition and are not applicable to any assets other than assets so acquired, (F) any restriction existing under any agreement of a Person acquired as a Subsidiary in a transaction permitted hereby; provided any such agreement existed at the time of such acquisition, was not put into place in anticipation of such acquisition and was not applicable to any Person or assets other than the Person or assets so acquired, (G) agreements with respect to Indebtedness secured by Liens permitted by Section 6.15 that restrict the ability to transfer the assets securing such Indebtedness, (H) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Indebtedness incurred pursuant to an agreement referred to in clause (A)(2), (E), (F) or (G) of this covenant or this clause (H) or contained in any amendment to an agreement referred to in clause (A)(2), (E), (F) or (G) of this covenant or this clause (H); provided, however, that the encumbrances and restrictions contained in any such refinancing agreement or amendment, taken as a whole, are not materially more restrictive than the encumbrances and restrictions contained in such predecessor agreements (as reasonably determined by the Administrative Agent) and (I) any encumbrance or restriction on assets of a Rabbi Trust or Rabbi Trust Subsidiary.

6.19.           Contingent Obligations.  The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation in respect of Indebtedness of another Person (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (i) by endorsement of instruments for deposit or collection in the ordinary course of business, (ii) the Reimbursement Obligations, (iii) any Contingent Obligation in respect of the Secured Obligations and (iv) any Indebtedness permitted by Section 6.14.

6.20.           Leverage Ratio.  The Borrower will not permit the ratio (the “Leverage Ratio”), determined as of the end of each of its fiscal quarters, of (i) Consolidated Funded Indebtedness of the Borrower as of the end of such fiscal quarter to (ii) Consolidated EBITDA for the then most-recently ended four fiscal quarters to be greater than 3.50 to 1.00.

6.21.           Fixed Charge Coverage Ratio.  The Borrower will not permit the ratio (the “Fixed Charge Coverage Ratio”), determined as of the end of each of its fiscal quarters for the then most-recently ended four fiscal quarters of (i) Consolidated EBITDA minus Consolidated Capital Expenditures to (ii) Consolidated Interest Expense plus Consolidated Current Maturities during such period (including, without limitation, Capitalized Lease Obligations) plus cash dividends paid on the equity interests of the Borrower during such period plus expenses for cash income taxes paid during such period, all calculated for the Borrower and its Subsidiaries on a consolidated basis, to be less than 1.50 to 1.00.

6.22.           [Reserved].

6.23.           Operating Leases.  The Borrower will not, nor will it permit any Subsidiary to, enter into or remain liable upon any Operating Lease, synthetic lease or tax ownership operating lease, except for Operating Leases for which the Borrower’s and its Subsidiaries’ annual aggregate payment obligations in respect of fixed lease payments do not exceed $30,000,000.

6.24.           Guarantors. The Borrower shall cause each Required Guarantor Subsidiary to guarantee pursuant to the Guaranty Agreement or supplement thereto the Secured Obligations.  In furtherance of the above, the Borrower shall promptly (and in any event within forty-five (45) days thereof) (i) provide written notice to the Administrative Agent upon any Person becoming a Required Guarantor Subsidiary, (ii) cause such Person to execute a supplement to the Guaranty Agreement and such other Collateral Documents as are necessary for the Borrower and its Required Guarantor Subsidiaries to comply with Section 6.25, (iii) cause the Applicable Pledge Percentage of the issued and outstanding equity interests of such Person to be delivered to the Administrative Agent (together with undated stock powers signed in blank, if applicable) and pledged to the Administrative Agent pursuant to an appropriate pledge agreement(s) in substantially the form of the Pledge and Security Agreement (or joinder or other supplement thereto) and otherwise in form reasonably acceptable to the Administrative Agent and (iv) deliver such other documentation and information relating to such Person as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, certified resolutions and other authority documents of such Person and, to the extent requested by the Administrative Agent, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Administrative Agent.

6.25.           Collateral.  The Borrower will cause, and will cause each other Credit Party to cause, such of its owned Property (but in any event excluding real property) that constitutes Collateral pursuant to the Collateral Documents to be subject at all times to Liens in favor of the Administrative Agent for the benefit of the Holders of Secured Obligations, to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents, subject in any case to Liens permitted by Section 6.15 hereof; provided, however, that the Borrower and the other Credit Parties shall not be required to comply with the terms of the Federal Assignment of Claims Act in connection with their pledge of any Collateral to the Administrative Agent.  The Pledge and Security Agreement sets forth the types of Property required to be subject to such Liens and the priority of such Liens.  Without limiting the generality of the foregoing, the Borrower will cause the Applicable Pledge Percentage of the issued and outstanding equity interests of each Pledge Subsidiary directly owned by the Borrower or any other Credit Party to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent in accordance with the terms and conditions of this Agreement and the Collateral Documents or such other security documents as the Administrative Agent shall reasonably request, in each case to the extent, and within such time period as is, reasonably required by the Administrative Agent, subject in any case to Liens permitted by Section 6.15.  Notwithstanding the foregoing, (i) no Credit Party shall be required to pledge (A) the equity interests of Roto-Rooter of Canada, Ltd., VNF, or any Rabbi Trust or Rabbi Trust Subsidiary, (B) more than 40% of the equity interests of RR Plumbing Services Corporation, (C) more than 49% of the equity interests of Complete Plumbing Services Inc., or (D) more than 80% of the equity interests of Nurotoco of New Jersey, Inc.; provided, however, that, except to the extent necessary to satisfy any licensing requirement under applicable law with respect to the Borrower’s or any Subsidiary’s business, the Borrower will not permit, nor will it permit any other Credit Party to, grant a security interest in, pledge or deliver to any non-Credit Party those equity interests that are not pledged or delivered to the Administrative Agent pursuant to this Section 6.25; and (ii) no pledge agreement in respect of the equity interests of a Foreign Subsidiary shall be required hereunder to the extent such pledge thereunder is prohibited by applicable law or its counsel reasonably determines that such pledge would not provide material credit support for the benefit of the Holders of Secured Obligations pursuant to legally valid, binding and enforceable pledge agreements.

6.26.           Convertible Note Transactions.  Notwithstanding anything to the contrary set forth herein, (i) so long as no Event of Default or Unmatured Event of Default is then outstanding or would result therefrom, nothing in this Agreement or the other Loan Documents shall prohibit the Borrower from permitting to exist the Existing Convertible Notes or the Existing Convertible Notes Transactions or consummating the Replacement Convertible Note Offering, and (ii) nothing in this Agreement or the other Loan Documents shall prohibit the Borrower from converting the Existing Convertible Notes or any Replacement Convertible Notes into cash, shares of the Borrower’s capital stock, other property or a combination thereof or otherwise exchanging, transferring or issuing shares of the Borrower’s capital stock, other property or a combination thereof in connection with the Existing Convertible Notes or the Existing Convertible Note Transactions or the Replacement Convertible Note Offering or making any required cash payments or deliveries of property under or in connection with the Existing Convertible Note Transactions or the Replacement Convertible Note Offering or otherwise performing its obligations under the Existing Convertible Indenture Documents, the Replacement Convertible Notes or the Permitted Stock Transactions.

ARTICLE VII

EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall constitute an Event of Default:

7.1           Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be false in any material respect on the date as of which made or deemed made.

7.2           Nonpayment of (i) principal of any Loan when due, (ii) any Reimbursement Obligation within one Business Day after the same becomes due, or (iii) interest upon any Loan or any Commitment Fee, LC Fee or other Obligations under any of the Loan Documents within five (5) Business Days after such interest, fee or other Obligation becomes due.

7.3           The breach by the Borrower of any of the terms or provisions of Section 6.2, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17, 6.18, 6.19, 6.20, 6.21, 6.23, 6.24 and 6.25.

7.4           The breach by the Borrower (other than a breach which constitutes an Event of Default under another Section of this Article VII) of any of the terms or provisions of (i) this Agreement or (ii) any other Loan Document (beyond the applicable grace period with respect thereto, if any), in each case which is not remedied within thirty (30) days after written notice thereof from the Administrative Agent to the Borrower.

7.5           Failure of the Borrower or any of its Subsidiaries to pay when due any Material Indebtedness (subject to any applicable grace period with respect thereto, if any, set forth in the Material Indebtedness Agreement evidencing such Material Indebtedness) which failure has not been (i) timely cured or (ii) waived in writing by the requisite holders of such Material Indebtedness; or the default by the Borrower or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any Material Indebtedness Agreement and such default has not been (x) timely cured or (y) waived in writing by the requisite holders of the Material Indebtedness in respect thereof, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof, in each case other than any Indebtedness that becomes due or is required to be prepaid or repurchased (A) as a result of any voluntary sale or transfer of, or any casualty, condemnation or similar event in respect of, any Property securing such Indebtedness,  (B) as a result of a refinancing thereof permitted by this Agreement or (C) as a result of any customary prepayment or repurchase obligations arising thereunder other than as a result of any breach of the terms of such Indebtedness or any transaction not permitted by this Agreement; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

7.6           The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6.

7.7           Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.

7.8           The Borrower or any of its Subsidiaries shall fail within thirty (30) days to pay, bond or otherwise discharge one or more judgments or orders for the payment of money in excess of $20,000,000 (or the equivalent thereof in currencies other than Dollars) in the aggregate, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

7.9           The Unfunded Liabilities of all Single Employer Plans shall exceed $5,000,000 in the aggregate, or any Reportable Event shall occur in connection with any Plan and such Reportable Event would reasonably be expected to have a Material Adverse Effect.

7.10           Any Change of Control shall occur.

7.11           The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred, pursuant to Section 4201 of ERISA, withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $5,000,000 or requires payments exceeding $5,000,000 per annum.

7.12           The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased, in the aggregate, over the annual amounts contributed to such Multiemployer Plans for the respective plan years of such Multiemployer Plans immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $5,000,000.

7.13           Other than with respect to environmental proceedings, investigations, violations, or liabilities disclosed by the Borrower to the Administrative Agent and the Lenders prior to the Closing Date, the Borrower or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), has resulted in liability to the Borrower or any of its Subsidiaries in an amount equal to $5,000,000 or more, which liability is not paid, bonded or otherwise discharged within forty-five (45) days or which is not stayed on appeal and being appropriately contested in good faith.

7.14           Any Loan Document shall fail to remain in full force or effect or any action shall be taken by the Borrower to assert the invalidity or unenforceability of, or which results in the invalidity or unenforceability of, any Loan Document or any Lien in favor of the Administrative Agent under the Loan Documents as to assets that are material to the Borrower and its Subsidiaries taken as a whole, or such Lien shall not have the priority contemplated by the Loan Documents, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Administrative Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under any Loan Document or as a result of the negligent or willful failure of the Administrative Agent to take such action as is necessary to continue such Liens.

ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1.           Acceleration.

(i)
If any Event of Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Secured Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent, the LC Issuer or any Lender, and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay the Administrative Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time less (y) the amount or deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Secured Obligations (the “Collateral Shortfall Amount”).  If any other Event of Default occurs, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Secured Obligations to be due and payable, or both, whereupon the Secured Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will forthwith upon such demand and without any further notice or act pay to the Administrative Agent the Collateral Shortfall Amount which funds shall be deposited in the Facility LC Collateral Account.

(ii)
If at any time while any Event of Default is continuing, the Administrative Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Administrative Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

(iii)
While an Event of Default is continuing, the Administrative Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Secured Obligations in respect of Facility LCs and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuer under the Loan Documents.

(iv)
At any time while any Event of Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Secured Obligations have been indefeasibly paid in full and the Aggregate Revolving Loan Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be paid to the Administrative Agent or paid to whomever may be legally entitled thereto at such time.

(v)
If, after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Event of Default (other than any Event of Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

8.2.           Amendments.  Except for actions expressly permitted to be taken by the Administrative Agent, the LC Issuer or the Swing Line Lender, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Credit Party or Credit Parties that are parties thereto, in each case with the consent of the Required Lenders; provided, however, that no such supplemental agreement shall (i) except pursuant to Section 2.5.3, increase the Revolving Loan Commitment of any Lender without the written consent of such Lender, (ii) reduce or forgive the principal amount of any Loan or Reimbursement Obligation or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender directly affected thereby (other than (x) a waiver of the application of the default rate of interest pursuant to Section 2.11 hereof and (y) any reduction of the amount of or any modification of the payment date for the mandatory payments required under the second sentence of

Section 2.2, in each case which shall only require the approval of the Required Lenders), (iii) postpone the scheduled maturity date of any Loan or any scheduled date of payment of any Reimbursement Obligation, or any date for the scheduled payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Revolving Loan Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 11.1 or 11.2 or the definition of “Pro Rata Share” in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vi) release the Borrower from its obligations hereunder, without the consent of each Lender, (vii) other than in connection with a transaction permitted under this Agreement, release all or substantially all of the Collateral, without the consent of each Lender or (viii) other than in connection with a transaction permitted under this Agreement, release all or substantially all of the Guarantors from their obligations under the Guaranty Agreement or any other agreement pursuant to which such Guarantors guarantee the repayment of the Secured Obligations, without the consent of each Lender. No amendment of any provision of this Agreement relating to (a) the Administrative Agent shall be effective without the written consent of the Administrative Agent, (b) the Swing Line Lender or any Swing Line Loan shall be effective without the written consent of the Swing Line Lender and (c) the LC Issuer or any Facility LC shall be effective without the written consent of the LC Issuer.  The Administrative Agent may waive payment of the fee required under Section 12.3.3 without obtaining the consent of any other party to this Agreement. No amendment to Section 2.22 of this Agreement shall be effective without the written consent of the Swing Line Lender and the LC Issuer. Notwithstanding the foregoing, (i) no Lender’s consent shall be required for any amendment, modification or waiver if (A) by the terms of such amendment, modification or waiver the Revolving Loan Commitment of such Lender shall terminate upon the effectiveness of such amendment, modification or waiver and (B) at the time such amendment, modification or waiver becomes effective, such Lender receives payment in full of all of the Obligations (other than obligations to pay fees and expenses with respect to which the Borrower has not received an invoice, Rate Management Obligations, Banking Services Obligations, contingent indemnity obligations and other contingent obligations) owing to it under the Loan Documents, (ii) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent if, following the Closing Date, the Borrower and the Administrative Agent shall have identified any inconsistency, obvious error or omission of a technical or immaterial nature so long as, in each case, the Lenders shall have received at least ten (10) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within ten (10) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (iii) no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the proviso to the first sentence of this paragraph and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification.

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

Notwithstanding the foregoing, increases in Revolving Loan Commitments or additions of Incremental Term Loans pursuant to Section 2.5.3 shall be effected under this Agreement pursuant to an amendment (an “Incremental Amendment”) or Incremental Term Loan Amendment, as applicable, to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Increasing Lender, if any, each Augmenting Lender, if any, and the Administrative Agent.  The Incremental Amendment or Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section and Section 2.5.3.

8.3.           Preservation of Rights.  No delay or omission of the Lenders, the LC Issuer or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of an Event of Default or Unmatured Event of Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence.  Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by, or by the Administrative Agent with the consent of, the requisite number of Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth.  All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent, the LC Issuer and the Lenders until all of the Secured Obligations have been paid in full.  Except with respect to the exercise of setoff rights of any Lender, including any LC Issuer, in accordance with the terms of this Agreement, the proceeds of which are applied in accordance with this Agreement, each Lender agrees that it will not take any action, nor institute any actions or proceedings, against the Borrower or any other Credit Party, or with respect to any Loan Document, without the prior written consent of the Required Lenders or, as may be provided in this Agreement or the other Loan Documents, with the consent of the Administrative Agent or all of the Lenders, as the case may be.

ARTICLE IX

GENERAL PROVISIONS

9.1.           Survival of Representations.  All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

9.2.           Governmental Regulation.  Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

9.3.           Headings.  Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

9.4.           Entire Agreement.  The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrower, the Administrative Agent, the LC Issuer and the Lenders relating to the subject matter thereof other than those contained in the fee letter described in Section 10.13 which shall survive and remain in full force and effect during the term of this Agreement.

9.5.           Several Obligations; Benefits of this Agreement.  The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such).  The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.  This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arrangers shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

9.6.           Expenses; Indemnification.  (a)  The Borrower shall reimburse the Administrative Agent and J.P. Morgan Securities LLC, as Arranger, for any reasonable out-of-pocket costs and expenses (including reasonable out-of-pocket attorneys' fees and out-of-pocket expenses of and fees for other advisors and professionals engaged by the Administrative Agent or J.P. Morgan Securities LLC, as Arranger) paid or incurred by the Administrative Agent or J.P. Morgan Securities LLC, as Arranger, in connection with the investigation, preparation, negotiation, documentation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification and administration of the Loan Documents.  The Borrower also agrees to reimburse the Administrative Agent, the Arrangers, the LC Issuer and the Lenders for any reasonable out-of-pocket costs and expenses (including reasonable out-of-pocket attorneys' fees and expenses) paid or incurred by the Administrative Agent, the Arrangers, the LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents, or incurred in connection with the workout or restructuring of the facility evidenced by the Loan Documents.  Expenses being reimbursed by the Borrower under this Section include, without limitation, costs and expenses incurred in connection with the Reports described in the following sentence.  The Borrower acknowledges that from time to time JPMorgan Chase may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the “Reports”) pertaining to the Borrower’s assets for internal use by JPMorgan Chase from information furnished to it by or on behalf of the Borrower, after JPMorgan Chase has exercised its rights of inspection pursuant to this Agreement.

(ii)           The Borrower hereby further agrees to indemnify the Administrative Agent, the Arrangers, the LC Issuer, each Lender, their respective affiliates, and each of their directors, officers, employees, agents and advisors against all losses, claims, damages, penalties, judgments, liabilities and related reasonable out-of-pocket expenses (including, without limitation, all reasonable out-of-pocket expenses of litigation or preparation therefor whether or not the Administrative Agent, the Arrangers, the LC Issuer, any Lender or any affiliate is a party thereto, and all reasonable out-of-pocket attorneys’ fees and expenses) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification.  The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

9.7.           Numbers of Documents.  All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders, to the extent that the Administrative Agent deems appropriate.

9.8.           Accounting.  Except as provided to the contrary herein, all accounting terms used in the calculation of any financial covenant or test shall be interpreted and all accounting determinations hereunder in the calculation of any financial covenant or test shall be made in accordance with Agreement Accounting Principles.  If any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by the Borrower or any of its Subsidiaries with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, tests, restrictions or standards herein or in the related definitions or terms used therein (“Accounting Changes”), the parties hereto agree, at the Borrower's request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the Borrower's and its Subsidiaries' financial condition shall be the same after such changes as if such changes had not been made; provided, however, until such provisions are amended in a manner reasonably satisfactory to the Administrative Agent and the Required Lenders, no Accounting Change shall be given effect in such calculations.  In the event such amendment is entered into, all references in this Agreement to Agreement Accounting Principles shall mean generally accepted accounting principles as of the date of such amendment.  Notwithstanding the foregoing, all financial statements to be delivered by the Borrower pursuant to Section 6.1 shall be prepared in accordance with generally accepted accounting principles in effect at such time.

9.9.           Severability of Provisions.  Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.10.           Nonliability of Lenders.  The relationship between the Borrower on the one hand and the Lenders, the LC Issuer and the Administrative Agent on the other hand shall be solely that of borrower and lender.  Neither the Administrative Agent, the Arrangers, the LC Issuer nor any Lender shall have any fiduciary responsibilities to the Borrower.  Neither the Administrative Agent, the Arrangers, the LC Issuer nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.  The Borrower agrees that neither the Administrative Agent, the Arrangers, the LC Issuer nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought.  Neither the Administrative Agent, the Arrangers, the LC Issuer nor any Lender shall have any liability to the Borrower with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

9.11.           Confidentiality.  The Administrative Agent and each Lender agrees to hold the “Information” (as defined below) which it may receive from the Borrower in connection with this Agreement in confidence, except for disclosure (i) on a confidential basis to its Affiliates and to any other party to this Agreement, (ii) on a confidential basis to legal counsel, accountants, and other professional advisors to such Lender, (iii) to regulatory officials as requested, (iv) to any Person as required by law, regulation, or legal process, (v) to any Person as required in connection with any legal proceeding to which it is a party, (vi) subject to an agreement containing provisions substantially the same as those of this Section, on a confidential basis to its direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, and (vii) permitted by Section 12.4.  Without limiting Section 9.4, the Borrower agrees that the terms of this Section 9.11 shall set forth the entire agreement between the Borrower and each Lender (including the Administrative Agent) with respect to any confidential information previously or hereafter received by such Lender in connection with this Agreement, and this Section 9.11 shall supersede any and all prior confidentiality agreements entered into by such Lender with respect to such confidential information.  For the purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or their respective businesses, as the case may be, other than any such information that is available to the Administrative Agent, the LC Issuer or any Lender on a nonconfidential basis.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THIS SECTION 9.11 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS AFFILIATES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER AND ITS AFFILIATES, THE CREDIT PARTIES AND THEIR AFFILIATES OR ANY  OF THEIR RESPECTIVE SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN AN ADMINISTRATIVE QUESTIONNAIRE DELIVERED TO THE ADMINISTRATIVE AGENT A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

9.12.           Lenders Not Utilizing Plan Assets.  Each Lender represents and warrants that none of the consideration used by such Lender to make its Credit Extensions constitutes for any purpose of ERISA or Section 4975 of the Code assets of any “plan” as defined in Section 3(3) of ERISA or Section 4975 of the Code and the rights and interests of such Lender in and under the Loan Documents shall not constitute such “plan assets” under ERISA.

9.13.           Nonreliance.  Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for herein.

9.14.           Disclosure.  The Borrower and each Lender, including the LC Issuer, hereby acknowledge and agree that each Lender and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

9.15.           Performance of Obligations.  The Borrower agrees that the Administrative Agent may, but shall have no obligation to (i) after the occurrence and during the continuance of an Event of Default, pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against any Collateral and (ii) after the occurrence and during the continuance of an Event of Default make any other payment or perform any act required of the Borrower under any Loan Document or take any other action which the Administrative Agent in its discretion deems necessary or desirable to protect or preserve the Collateral, including, without limitation, any action to (x) effect any repairs or obtain any insurance called for by the terms of any of the Loan Documents and to pay all or any part of the premiums therefor and the costs thereof and (y) pay any rents payable by the Borrower which are more than thirty (30) days past due, or as to which the landlord has given notice of termination, under any lease.  The Administrative Agent shall use its best efforts to give the Borrower notice of any action taken under this Section 9.15 prior to the taking of such action or promptly thereafter provided the failure to give such notice shall not affect the Borrower's obligations in respect thereof.  The Borrower agrees to pay the Administrative Agent, upon demand, the principal amount of all funds advanced by the Administrative Agent under this Section 9.15 together with interest thereon at the rate from time to time applicable to Floating Rate Loans from the date of such advance until the outstanding principal balance thereof is paid in full.  If the Borrower fails to make payment in respect of any such advance under this Section 9.15 within one (1) Business Day after the date the Borrower receives written demand therefor from the Administrative Agent, the Administrative Agent shall promptly notify each Lender and each Lender agrees that it shall thereupon make available to the Administrative Agent, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share (determined as of the time the unreimbursed advance is sought) of such advance.  If such funds are not made available to the Administrative Agent by such Lender within one (1) Business Day after the Administrative Agent's demand therefor, the Administrative Agent will be entitled to recover any such amount from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received.  The failure of any Lender to make available to the Administrative Agent its Pro Rata Share of any such unreimbursed advance under this Section 9.15 shall neither relieve any other Lender of its obligation hereunder to make available to the Administrative Agent such other Lender's Pro Rata Share of such advance on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Administrative Agent.  All outstanding principal of, and interest on, advances made under this Section 9.15 shall constitute Obligations secured by the Collateral until paid in full by the Borrower.

9.16.           USA Patriot Act Notification.  Each Lender that is subject to the requirements of the Patriot Act hereby notifies each Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender to identify such Borrower in accordance with the Patriot Act.

9.17.           Subordination of Intercompany Indebtedness.  The Borrower agrees that any and all claims of the Borrower against any Guarantor with respect to any “Intercompany Indebtedness” (as hereinafter defined) shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Secured Obligations; provided that, and not in contravention of the foregoing, unless an Event of Default has occurred and is continuing and the Borrower receives from the Administrative Agent a payment blockage notice pursuant to this Section 9.17 that has not been withdrawn, the Borrower may make loans to and receive payments in the ordinary course with respect to such Intercompany Indebtedness from the Guarantors, to the extent permitted by the terms of this Agreement and the other Loan Documents.  Notwithstanding any right of the Borrower to ask, demand, sue for, take or receive any payment from the Guarantors, all rights, liens and security interests of the Borrower, whether now or hereafter arising and howsoever existing, in any assets of any such guarantor shall be and are subordinated to the rights of the Holders of Secured Obligations in those assets.  The Borrower shall not have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Secured Obligations (other than obligations to pay fees and expenses with respect to which the Borrower has not received an invoice, Rate Management Obligations, Banking Services Obligations, contingent indemnity obligations, and other contingent obligations) shall have been fully paid and satisfied (in cash).  If all or any part of the assets of any such guarantor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such guarantor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other similar action or proceeding, then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any Indebtedness of any Guarantor, to the Borrower (“Intercompany Indebtedness”) shall be paid or delivered directly to the Administrative Agent for application to any of the Secured Obligations, due or to become due, until such Secured Obligations (other than obligations to pay fees and expenses with respect to which the Borrower has not received an invoice, Rate Management Obligations, Banking Services Obligations, contingent indemnity obligations, and other contingent obligations) shall have first been fully paid and satisfied (in cash).  Should any payment, distribution, security or instrument or proceeds thereof be received by the Borrower upon or with respect to the Intercompany Indebtedness after an Insolvency Event prior to the satisfaction of all of the Secured Obligations (other than obligations to pay fees and expenses with respect to which the Borrower has not received an invoice, Rate Management Obligations, Banking Services Obligations, contingent indemnity obligations and other contingent obligations), the Borrower shall receive and hold the same in trust, as trustee, for the benefit of the Holders of Secured Obligations and shall forthwith deliver the same to the Administrative Agent for application to any of the Secured Obligations, in precisely the form received (except for the endorsement or assignment of the Borrower where necessary), and, until so delivered, the same shall be held in trust by the Borrower as the property of the Administrative Agent.  If the Borrower fails to make any such endorsement or assignment to the Administrative Agent or any of its officers or employees are irrevocably authorized to make the same.  The Borrower agrees that until the Secured Obligations (other than obligations to pay fees and expenses with respect to which the Borrower has not received an invoice, Rate Management Obligations, Banking Services Obligations, contingent indemnity obligations, and other contingent obligations) have been paid in full (in cash) and satisfied, the Borrower will not assign or transfer to any Person (other than the Agent) any claim the Borrower has or may have against any Guarantor except as otherwise permitted by the Loan Documents.

ARTICLE X

THE ADMINISTRATIVE AGENT

10.1.           Appointment; Nature of Relationship.  JPMorgan Chase is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the “Administrative Agent”) hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents.  The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article X.  Notwithstanding the use of the defined term “Administrative Agent,” it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any of the Holders of Secured Obligations by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents.  In its capacity as the Lenders' contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Holders of Secured Obligations, (ii) is a “representative” of the Holders of Secured Obligations within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents.  Each of the Lenders, for itself and on behalf of its Affiliates as Holders of Secured Obligations, hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Holder of Secured Obligations hereby waives.

10.2.           Powers.  The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto.  The Administrative Agent shall have no implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

10.3.           General Immunity.  Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, or any Lender or Holder of Secured Obligations for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final, non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

10.4.           No Responsibility for Loans, Recitals, etc.  Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Administrative Agent; (d) the existence or possible existence of any Event of Default or Unmatured Event of Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any Collateral; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries.  The Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).  Except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent in such capacity or any Affiliate thereof in any capacity.

10.5.           Action on Instructions of Lenders.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.  The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such).  The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

10.6.           Employment of Agents and Counsel.  The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.  The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent's duties hereunder and under any other Loan Document.

10.7.           Reliance on Documents; Counsel.  The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic mail message, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.  For purposes of determining compliance with the conditions specified in Sections 4.1 and 4.2, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the applicable date specifying its objection thereto.

10.8.           Administrative Agent's Reimbursement and Indemnification.  The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to the Lenders’ Pro Rata Shares (determined as of the time the unreimbursed expense or indemnity payment is sought) (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent and (ii) any indemnification required pursuant to Section 3.5(viii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof.  The obligations of the Lenders under this Section 10.8 shall survive payment of the Secured Obligations and termination of this Agreement.

10.9.           Notice of Event of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Event of Default or Unmatured Event of Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

10.10.           Rights as a Lender.  In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Revolving Loan Commitment and its Credit Extensions as any Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity.  The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.  The Administrative Agent, in its individual capacity, is not obligated to remain a Lender.

10.11.           Lender Credit Decision.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

10.12.           Successor Administrative Agent.  The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five (45) days after the retiring Administrative Agent gives notice of its intention to resign.  The Administrative Agent may not be removed at any time without its prior written consent.  Upon any resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent reasonably acceptable to the Borrower.  If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty (30) days after the resigning Administrative Agent's giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent reasonably acceptable to the Borrower.  Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder.  If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders.  No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment.  Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent.  Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents.  After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.  In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

10.13.           Administrative Agent and Arranger Fees.  The Borrower agrees to pay to the Administrative Agent and J.P. Morgan Securities LLC, as Arranger, for their respective accounts, the fees agreed to by the Borrower, the Administrative Agent and J.P. Morgan Securities LLC pursuant to that certain letter agreement dated November 21, 2012, or as otherwise agreed from time to time.

10.14.           Delegation to Affiliates.  The Borrower and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates.  Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles IX and X.

10.15.           Collateral Documents.  (a) Each Lender authorizes the Administrative Agent to enter into, on behalf of each such Lender, each of the Collateral Documents to which it is a party, and to take all action contemplated by each of such documents.  Each Lender agrees that no Holder of Secured Obligations (other than the Administrative Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Holders of Secured Obligations.

(b)  In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized to execute and deliver on behalf of the Holders of Secured Obligations any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent.

(c)  The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral and to release any Guarantor from its obligations under any Loan Document (i) upon termination of the Revolving Loan Commitments and payment and satisfaction of all of the Obligations (other than obligations to pay fees and expenses with respect to which the Borrower has not received an invoice, contingent indemnity obligations and other contingent obligations, Rate Management Obligations and Banking Services Obligations) at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby; (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder.  Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this Section 10.15.

(d)  Upon any sale or transfer of assets constituting Collateral, or the consummation of any transaction pursuant to which a Guarantor ceases to be a Required Guarantor Subsidiary, in each case which is permitted pursuant to the terms of any Loan Document, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, the security interest in such Collateral shall be automatically released or such Guarantor shall be automatically released from its obligations under the Loan Documents, as the case may be. In connection with any such release, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for the benefit of the Holders of Secured Obligations herein or pursuant hereto upon the Collateral that was sold or transferred or the release of such Guarantor from its obligations under the Loan Documents, as the case may be; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent's opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens or such Guarantor without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of the Borrower or any Subsidiary in respect of) all interests retained by the Borrower or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral.

ARTICLE XI

SETOFF; RATABLE PAYMENTS

11.1.           Setoff.  In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Event of Default occurs and is continuing, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Secured Obligations owing to such Lender, whether or not the Secured Obligations, or any part thereof, shall then be due.

11.2.           Ratable Payments.  If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Revolving Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a participation in the Aggregate Outstanding Revolving Credit Exposure held by the other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Outstanding Revolving Credit Exposure.  If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that the benefit of all such collateral shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Outstanding Revolving Credit Exposure.  In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

11.3.           Failure to Make Payment. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.4.4, 2.20.5, 2.18, 9.15 or 10.8, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent, the Swing Line Lender or the LC Issuer to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1.           Successors and Assigns.  The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and the Lenders and their respective successors and assigns permitted hereby, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 12.3, and (iii) any transfer by Participation must be made in compliance with Section 12.2.  Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 12.3.2.  The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and this Section 12.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank, (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee or (z) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to direct or indirect contractual counterparties in swap agreements relating to the Loans; provided, however, that (i) no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto, (ii) the Lender making such pledge or assignment shall retain the sole right to approve, without consent of any pledgee or assignee, any amendment, modification or waiver of any provisions of the Loan Documents, and (iii) the Borrower shall continue to deal solely and directly with such Lenders in connection such Lenders' rights and obligations under the Loan Documents unless and until the parties thereto have complied with the provisions of Section 12.3.  The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person.  Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents.  Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

12.2.           Participations.

12.2.1  Permitted Participants; Effect.  Any Lender may at any time sell to one or more banks or other entities (“Participants”) participating interests in any Outstanding Revolving Credit Exposure of such Lender, any Note held by such Lender, any Revolving Loan Commitment of such Lender or any other interest of such Lender under the Loan Documents.  In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Revolving Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.

12.2.2  Voting Rights.  Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Revolving Loan Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.2.

12.2.3  Benefit of Certain Provisions.  To the extent permitted by law, the Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant.  The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.  The Borrower further agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3, provided that (i) a Participant shall not be entitled to receive any greater payment under Section 3.1, 3.2 or 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, and (ii) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender.

12.2.4  Participant Register.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in any Outstanding Revolving Credit Exposure, Note, Revolving Loan Commitment or any other interest of such Lender under any Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Outstanding Revolving Credit Exposure, Note, Revolving Loan Commitment or any other interest of any Lender under any Loan Document) except to the extent that such disclosure is necessary to establish that such Outstanding Revolving Credit Exposure, Note, Revolving Loan Commitment or such other interest of such Lender is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

12.3.           Assignments.

12.3.1  Permitted Assignments.  Any Lender may at any time assign to one or more banks or other entities (“Purchasers”) all or any part of its rights and obligations under the Loan Documents.  Such assignment shall be evidenced by an agreement substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto (each such agreement, an “Assignment Agreement”).  Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable Revolving Loan Commitment and Outstanding Revolving Credit Exposure of the assigning Lender or (unless each of the Borrower and the Administrative Agent otherwise consents) be in an aggregate amount not less than $5,000,000.  The amount of the assignment shall be based on the Revolving Loan Commitment or Outstanding Revolving Credit Exposure (if the Revolving Loan Commitment has been terminated), subject to the assignment, determined as of the date of such assignment or as of the “Trade Date,” if the “Trade Date” is specified in the Assignment Agreement.

12.3.2  Consents.  The consent of the Borrower shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund; provided that the consent of the Borrower shall not be required if (i) an Event of Default has occurred and is continuing or (ii) if such assignment is in connection with the physical settlement of any Lender’s obligations to direct or indirect contractual counterparties in swap agreements relating to the Loans; provided further, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof.  The consent of the Administrative Agent shall be required prior to an assignment becoming effective.  The consent of the LC Issuer shall be required prior to an assignment becoming effective.  Any consent required under this Section 12.3.2 shall not be unreasonably withheld or delayed.

12.3.3  Effect; Effective Date.  Upon (i) delivery to the Administrative Agent of an Assignment Agreement, together with any consents required by Sections 12.3.1 and 12.3.2, and (ii) payment of a $3,500 fee to the Administrative Agent for processing such assignment (unless such fee is waived by the Administrative Agent), such assignment shall become effective on the effective date specified in such assignment.  The Assignment Agreement shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Revolving Loan Commitment and Outstanding Revolving Credit Exposure under the applicable Assignment Agreement constitutes “plan assets” as defined under ERISA or Section 4975 of the Code and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA or Section 4975 of the Code.  On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Revolving Loan Commitment and Outstanding Revolving Credit Exposure assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Administrative Agent.  In the case of an assignment covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the applicable agreement.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.2.  Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.3, the transferor Lender, the Administrative Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender, if applicable, and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Revolving Loan Commitments (or, if the Revolving Loan Termination Date has occurred, their respective Outstanding Revolving Credit Exposure) as adjusted pursuant to such assignment.

12.3.4  Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Loan Commitments of, and principal amounts of the Credit Extensions owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

12.4.        Dissemination of Information.  The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.  A Transferee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in which such Transferee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its affiliates, the Credit Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with such Transferee’s compliance procedures and applicable laws, including federal and state securities laws.

12.5.        Tax Treatment.  If any interest in any Loan Document is transferred to any Transferee which is not incorporated under the laws of the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv) and (vii).

ARTICLE XIII

NOTICES

13.1.        Notices; Effectiveness; Electronic Communication

13.1.1  Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 13.1.2 below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

(i)	if to the Borrower, at its address or telecopier number set forth on the signature page hereof;

(ii)	if to the Administrative Agent, at its address or telecopier number set forth on the signature page hereof;

(iii)	if to the LC Issuer, at its address or telecopier number set forth on the signature page hereof;

(iv)	if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through electronic communications to the extent provided in Section 13.1.2 below, shall be effective as provided in said Section 13.1.2.

13.1.2  Electronic Communications.  Notices and other communications to the Lenders and the LC Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent or as otherwise determined by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the LC Issuer pursuant to Article II if such Lender or the LC Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines, provided that such determination or approval may be limited to particular notices or communications.  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

13.2.           Change of Address, Etc.  Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

ARTICLE XIV

COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION

14.1.           Counterparts; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Borrower, the Administrative Agent, the LC Issuer and the Lenders and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of such parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

14.2.           Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other state laws based on the Uniform Electronic Transactions Act.

ARTICLE XV

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

15.1.           CHOICE OF LAW.  THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS OR PRINCIPLES) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

15.2.           CONSENT TO JURISDICTION.  THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE ADMINISTRATIVE AGENT, THE LC ISSUER, ANY LENDER OR ANY HOLDER OF SECURED OBLIGATIONS OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT, THE LC ISSUER, ANY LENDER OR ANY HOLDER OF SECURED OBLIGATIONS INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT MAY BE BROUGHT IN A COURT IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE LC ISSUER, ANY LENDER OR ANY HOLDER OF SECURED OBLIGATIONS TO BRING PROCEEDINGS AGAINST THE BORROWER OR LIMIT THE RIGHTS OF THE BORROWER TO BRING PROCEEDINGS AGAINST SUCH OTHER PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

15.3.           WAIVER OF JURY TRIAL.  THE BORROWER, THE ADMINISTRATIVE AGENT, THE LC ISSUER, EACH LENDER, AND EACH OTHER HOLDER OF SECURED OBLIGATIONS HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

ARTICLE XVI

EXISTING CREDIT AGREEMENT

The Borrower, the Lenders and the Administrative Agent agree that, upon (i) the execution and delivery of this Agreement by each of the parties hereto and (ii) satisfaction (or waiver by the aforementioned parties) of the conditions precedent set forth in Section 4.1, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement.  This Agreement is not intended to and shall not constitute a novation of the Existing Credit Agreement or the Indebtedness created thereunder.  The commitment of each Lender that is a party to the Existing Credit Agreement shall, on the effective date hereof, automatically be deemed amended and the only commitments shall be those hereunder.  Without limiting the foregoing, upon the effectiveness hereof: (a) all loans and letters of credit incurred under the Existing Credit Agreement which are outstanding on the Closing Date shall continue as Loans and Letters of Credit under (and shall be governed by the terms of) this Agreement and the other Loan Documents, (b) all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the “Administrative Agent”, the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Loan Documents, (c) all obligations constituting

“Obligations” under the Existing Credit Agreement with any Lender or any Affiliate of any Lender which are outstanding on the Closing Date shall continue as Obligations under this Agreement and the other Loan Documents, (d) the Administrative Agent shall make such reallocations, sales, assignments or other relevant actions in respect of each Lender’s credit and loan exposure under the Existing Credit Agreement as are necessary in order that each such Lender’s Outstanding Revolving Credit Exposure hereunder reflects such Lender’s Pro Rata Share of the Aggregate Outstanding Revolving Credit Exposure on the Closing Date and the Borrower hereby agrees to compensate each Lender (including each Departing Lender) for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any Eurodollar Loans on the terms and in the manner set forth in Section 3.4 hereof and (e) upon the effectiveness hereof, each Departing Lender’s “Revolving Loan Commitment” under the Existing Credit Agreement shall be terminated, each Departing Lender shall have received payment in full of all of the “Obligations” under the Existing Credit Agreement (other than obligations to pay fees and expenses with respect to which the Borrower has not received an invoice, “Rate Management Obligations”, contingent indemnity obligations and other contingent obligations owing to it under the “Loan Documents” as defined in the Existing Credit Agreement) and each Departing Lender shall not be a Lender hereunder.

The remainder of this page is intentionally blank.

IN WITNESS WHEREOF, the Borrower, the Lenders, the LC Issuer and the Administrative Agent have executed this Agreement as of the date first above written.

CHEMED CORPORATION, as Borrower

By:	/s/ David P. Williams
Name: David P. Williams
Title: Executive Vice President and Chief Financial Officer

Signature Page to Second Amended and Restated Credit Agreement

JP MORGAN CHASE BANK. NATIONAL ASSOCIATION, as Administrative Agent and Lender

By:	/s/ Thomas J. Reinhold
Name: Thomas J. Reinhold
Title: Senior Vice President

Signature Page to Second Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as Lender

By:	/s/ Anthony M. Buehler
Name: Anthony M. Buehler
Title: Senior Vice President

Signature Page to Second Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ John M. Langenderfer
John M. Langenderfer
Senior Vice President

Signature Page to Second Amended and Restated Credit Agreement

PNC BANK, N.A., as Lender

By:	/s/ Doug Adams
Name: Doug Adams
Title: Senior Vice President

Signature Page to Second Amended and Restated Credit Agreement

BRANCH BANKING AND TRUST COMPANY as Lender

By:	/s/ Jenna M. Adkins
Name: Jenna M. Adkins Title: Assistant Vice President

Signature Page to Second Amended and Restated Credit Agreement

THE HUNTINGTON NATIONAL BANK, as Lender

By:	/s/ Joshua D. Elsea
Name: Joshua D. Elsea Title: Vice President, Commercial Banking

Signature Page to Second Amended and Restated Credit Agreement

RBS CITIZENS, NATIONAL ASSOCIATION, as Departing Lender

By:	/s/ Doug Cornett
Name: Doug Cornett Title: Senior Vice President

Signature Page to Second Amended and Restated Credit Agreement

FIFTH THIRD BANK, as Departing Lender

By:	/s/ Joshua N. Livingston
Name: Joshua N. Livingston Title: Duly Authorized Signatory

Signature Page to Second Amended and Restated Credit Agreement

KEYBANK NATIONAL ASSOCIATION, as Departing Lender

By:	/s/ David W. Johnson
Name: David W. Johnson Title: Vice President

Signature Page to Second Amended and Restated Credit Agreement

COMMITMENT SCHEDULE

Revolving Loan Commitments

Lender	Amount of Revolving Loan Commitment
JPMorgan Chase Bank, National Association	$97,500,000
Bank of America, N.A.	$97,500,000
U.S. Bank National Association	$60,000,000
PNC Bank, N.A.	$45,000,000
Branch Banking & Trust Company, Inc.	$25,000,000
The Huntington National Bank	$25,000,000
TOTAL	$350,000,000.00

DEPARTING LENDER SCHEDULE

Fifth Third Bank

KeyBank National Association

RBS Citizens, National Association

PRICING SCHEDULE

Applicable Margin	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status	Level VI Status
Eurodollar Rate	1.125%	1.25%	1.50%	1.75%	2.00%	2.25%
Floating Rate	0.125%	0.25%%	0.50%	0.75%	1.00%	1.25%

Applicable Fee Rate	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status	Level VI Status
Commitment Fee	0.15%	0.20%	0.25%	0.30%	0.35%	0.35%

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

"Financials" means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.1.

"Level I Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is less than 1.00 to 1.00.

"Level II Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is equal to or greater than 1.00 to 1.00 but less than 1.50 to 1.00.

"Level III Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is equal to or greater than 1.50 to 1.00 but less than 2.00 to 1.00.

"Level IV Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00.

“Level V Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00.

“Level VI Status” exists at any date, if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is greater than or equal to 3.00 to 1.00.

"Status" means either Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status.

The Applicable Margin and Applicable Fee Rate shall be determined in accordance with foregoing table based on the Borrower's Status as reflected in the then most recent Financials.  Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective five Business Days after the Administrative Agent has received the applicable Financials.  If the Borrower fails to deliver the Financials to the Administrative Agent at the time required pursuant to Section 6.1, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five days after such Financials are so delivered.

Notwithstanding the foregoing, Level II Status shall be in effect until the Administrative Agent receives the Financials for the Borrower’s fiscal quarter ending on March 31, 2013 and adjustments to the Applicable Margin and Applicable Fee Rate shall thereafter be effected in accordance with the preceding paragraph.

Schedule 2.20
Existing Letters of Credit

	(1) IN U.S. DOLLARS	(2) RATE(c)	(3) BANK (L.C. NUMBER)	(4) IN FAVOR OF	(5) COMPANY/PURPOSE (PERIOD COVERED)

(1)	$24,269	1.750%	JP MORGAN	LUMBERMENS MUTUAL	CHEMED INSURANCE
			CHASE	CASUALTY CO.	(3/10/04-10/1/13)
			(#635634)

(2)	$475,489	1.750%	JP MORGAN	NATIONAL UNION FIRE	CHEMED INSURANCE
			CHASE	INSURANCE COMPANY OF	(3/10/04-10/1/13)
			(#635633)	PITTSBURGH, PA

(3)	$25,000	1.750%	JP MORGAN	CITY OF CHICAGO, IL	RRSC STANDBY
			CHASE	DEPT OF	(10/28/02-12/31/16)
			(#635148)	TRANSPORTATION

(4)	$5,000	1.750%	JP MORGAN	TOWN OF RIVERHEAD, NY	RRSC STANDBY
			CHASE	RIVERHEAD SEWER	(8/13/03-7/31/12)
			(#635136)	DISTRICT

(5)	$700,000	1.750%	JP MORGAN	FEDERAL INSURANCE	CHEMED INSURANCE
			CHASE	COMPANY	(4/1/03-4/1/13)
			(#635147)	CHUBB COMMERCIAL INSURANCE

(6)	$372,000	1.750%	JP MORGAN	CONTINENTAL CASUALTY	CHEMED INSURANCE
			CHASE.	TRANSPORTATION	(3/10/04-10/1/13)
			(#635632)	INSURANCE CO.

(7)	$16.925,000	1.750%	JP MORGAN	ZURICH AMERICAN	CHEMED INSURANCE
			CHASE.	INSURANCE CO	(3/31/04-3/31/13)
			(#635652)

(8)	$703,118	1.750%	JP MORGAN	RELIANCE INSURANCE	VITAS INSURANCE
			CHASE.	COMPANY	(3/10/04-10/1/13)
			(#635631)

(9)	$7,500,000	1.750%	JP MORGAN	SENTRY INSURANCE	VITAS INSURANCE
			CHASE		(3/10/04-10/1/13)
			(#635629)

(10)	$2,250,000	1.750%	JP MORGAN	SENTRY INSURANCE	VITAS INSURANCE
			CHASE		(3/10/04-10/1/13)
			(#635630)

(11)	$10,000	1.750%	JP MORGAN	CITY OF LAKEWOOD, CO	RRSC STANDBY
			CHASE	DIRECTOR OR PUBLIC	(11/21/05-11/30/12)
			(S-214667)	WORKS

(12)	$200,000	1.750%	JP MORGAN	ZURICH AMERICAN	VITAS INSURANCE
			CHASE	INSURANCE CO.	(10/17/08-10/8/13)
			(CPCA-699319)

(13)	$22,000	1.750%	JP MORGAN	OHIO STATE FIRE	JET RESOURCE
			CHASE	MARSHAL	(7/28/09 - 6/30/13)
			(CPCS-799683)

(14)	$29,211,876	TOTAL LETTERS OF CREDIT

Schedules 5.8 — Subsidiaries

Name of Subsidiary	Jurisdiction of Organization	Ownership
Comfort Care Holdings Co.	Nevada	100% owned by Chemed
Jet Resource, Inc.	Delaware	100% owned by Chemed
Roto-Rooter Corporation	Iowa	100% owned by Roto-Rooter Group, Inc.
Roto-Rooter Services Company	Iowa	100% owned by Roto-Rooter Group, Inc.
Nurotoco of Massachusetts, Inc.	Massachusetts	100% owned by Roto-Rooter Services Company
Nurotoco of Massachusetts, Inc. II	Massachusetts	100% owned by Roto-Rooter Services Company
Nurotoco of Massachusetts, Inc. III	Massachusetts	100% owned by Roto-Rooter Services Company
Roto-Rooter Group, Inc.	Delaware	100% owned by Chemed
R.R. UK, Inc.	Delaware	100% owned by Roto-Rooter Group, Inc.
Roto-Rooter Development Company	Delaware	100% owned by Roto-Rooter Corporation
Consolidated HVAC, Inc.	Ohio	100% owned by Roto-Rooter Services Company
Vitas Healthcare Corporation	Delaware	100% owned by Comfort Care Holdings Co.
Vitas Hospice Services, L.L.C.	Delaware	100% owned by Vitas Healthcare Corporation
Vitas Healthcare Corporation of Illinois	Delaware	100% owned by Vitas Hospice Services, L.L.C.
Vitas Healthcare Corporation of California	Delaware	100% owned by Vitas Hospice Services, L.L.C.
Vitas Healthcare Corporation of Ohio	Delaware	100% owned by Vitas Hospice Services, L.L.C.
Vitas Healthcare Corporation of Florida	Florida	100% owned by Vitas Hospice Services, L.L.C.
Vitas HME Solutions, Inc.	Delaware	100% owned by Vitas Hospice Services, L.L.C.
Vitas Holdings Corporation	Delaware	100% owned by Vitas Hospice Services, L.L.C.
Vitas Healthcare of Texas, L.P.	Texas	99% owned by Vitas Holdings Corporation, the limited partner, 1% owned by Vitas Hospice Services, L.L.C., the general partner
Hospice Care Incorporated	Delaware	100% owned by Vitas Hospice Services, L.L.C.

Vitas Healthcare Corporation of Georgia	Delaware	100% owned by Vitas Hospice Services, L.L.C.
Vitas Healthcare Corporation Atlantic	Delaware	100% owned by Vitas Hospice Services, L.L.C.
Vitas Healthcare Corporation Midwest	Delaware	100% owned by Vitas Hospice Services, L.L.C.
Vitas Care Solutions, Inc.	Delaware	100% owned by Vitas Hospice Services, L.L.C.
Vitas Solutions, Inc.	Delaware	100% owned by Vitas Hospice Services, L.L.C.

Schedule 6.13
Existing Investments

	Grantor	Issuer	Type	Amount
(1)	Chemed Corporation	Roto-Rooter Development Company	Intercompany Receivable	$11,397,628

(2)	Chemed Corporation	Consolidated HVAC, Inc.	Intercompany Receivable	$85,270,539

(3)	Chemed Corporation	Comfort Care Holdings Co.	Intercompany Receivable	$105,815,703

(4)	Chemed Corporation	Jet Resource, Inc.	Intercompany Receivable	$8,984,777

(5)	Chemed Corporation	Comfort Care Holdings Co.	Note Receivable	$312,397,376

(6)	Roto-Rooter Services Co.	Various independent contractors (total of 19)	Notes Receivable	$1,018,544

(7)	Various Roto Rooter wholly owned subsidiaries	Complete Plumbing Service Inc.	Intercompany Receivable	$1,461,789

Schedule 6.14
Existing Indebtedness

1.
Purchase money indebtedness owed to Ferguson Enterprises, Inc. in respect of inventory, equipment and goods distributed by Ferguson Enterprises, Inc to Consolidated HVAC, Inc. Balance fluctuates between $300,000 to $400,000.

2.
Purchase money indebtedness owed to Qwest Communications Corporation in respect of equipment sold by Qwest Communications Corporation pursuant to that certain Purchase Order No. 10013 dated March 6, 2008. The value of the equipment purchased was $233,200.00.

3.
Purchase money indebtedness owed to Les Schwab Tire Centers of Washington, Inc. in respect of products and goods sold by Les Schwab Tire Centers of Washington, Inc. to Roto-Rooter Services Company. This is an open account and Roto-Rooter Services Company has a zero balance outstanding.

Schedule 6.15
Existing Liens; Closing Date Surety Bond Liens

UCC Liens

Debtor Name: Consolidated HVAC, Inc.
Jurisdiction/Filing Office	Thru Date	Filing Date; Number	Secured Party; Collateral
Ohio
UCC Liens – Secretary of State	12/08/15	12/08/10; OH00146720334
Ferguson Enterprises, Inc.;
All inventory, equipment
and goods distributed by
Seller, whenever sold,
consigned, leased, rented or
delivered, directly or
indirectly, to or for the
benefit of Applicant by
Seller

Debtor Name: Roto-Rooter Services Company
Jurisdiction/Filing Office	Thru Date	Filing Date; Number	Secured Party; Collateral
Iowa
UCC Liens – Secretary of State	05/20/13	05/20/08; X129716-5	Qwest Communications Corporation; All equipment sold by Secured Party to Debtor pursuant to that certain Purchase Order No. 10013 dated March 6, 2008 and any proceeds thereto
UCC Liens – Secretary of State	03/13/14	03/13/09; X156334-8	Les Schwab Tire Centers of Washington, Inc.; All present and future products and goods and proceeds thereof, purchased by the Debtor from Secured Party
UCC Liens – Secretary of State	12/17/15	12/17/10; E10077266-5	Barnett, a division of Interline Brands, Inc.; All inventory whenever sold, consigned or delivered, directly or indirectly, to or for the benefit of the Debtor by Secured Party

Jurisdiction/Filing Office	Thru Date	Filing Date; Number	Secured Party; Collateral
UCC Liens – Secretary of State	12/27/15	12/27/10;	Barnett, a division of
P10010424-4
Interline Brands, Inc.;
Interest in products
identified on Schedule A to
financing statement,
together with all present and
future attachments,
exchanges, replacement
parts and all cash and non-
cash proceeds of the sale or
other disposition of the
foregoing

Schedule 6.16
Transactions with Affiliates

None.

Schedule 6.18
Subsidiary Covenants

None.

EXHIBIT A-1

FORM OF BORROWER’S IN-HOUSE COUNSEL’S OPINION

Attached

SUITE 2600
255 E. 5TH STREET
CINCINNATI, OH 45202-4726
513 762-6946 ■ FAX 513 287-6216
E-MAIL naomi.dallob@chemed.com

CHEMED CORPORATION

January 18, 2013

NAOMI C. DALLOB, ESQ.
CHIEF LEGAL OFFICER

To the Administrative Agent and
each of the Lenders party to the
Credit Agreement referenced below

Re: Chemed Corporation

Ladies and Gentlemen:

I am General Counsel to Chemed Corporation, a Delaware corporation (the “Borrower”), and in such capacity have acted as counsel to the Borrower and the subsidiaries of the Borrower identified on Schedule I hereto (the “Subsidiaries” and together with the Borrower, collectively, the “Loan Parties”), in connection with the Second Amended and Restated Credit Agreement of even date herewith (the “Credit Agreement”), by and among the Borrower, the lenders party thereto (each a “Lender” and collectively, the “Lenders”) and JPMorgan Chase Bank, National Association (in such capacity, the “Administrative Agent”). This opinion is brig delivered to you pursuant to Section 4.1.5(a) of the Credit Agreement. All capitalized terms used and not defined herein have the same meanings herein as set forth in the Credit Agreement.

In that connection, I have examined, caused the examination of, or am otherwise familiar with, originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for purposes of this opinion, including:

(i) the Credit Agreement,

(ii) the Amended and Restated Pledge and Security Agreement dated as of March 1, 2011 (the “Original Pledge and Security Agreement”), made by the Borrower and certain of its Subsidiaries party thereto, in favor of the Administrative Agent, as supplemented by the Security Agreement Supplements and the Supplement to Security Agreement referred to below (the Original Pledge and Security Agreement, as supplemented by the Security Agreement Supplements and the Supplement to Security Agreement, is referred to herein as the “Pledge and, Security Agreement”),

(iii) the Amended and Restated Guaranty Agreement dated as of March 1, 2011, made by certain Subsidiaries of the Borrower party thereto, in favor of the Administrative Agent, as supplemented by the Guaranty Supplements referred to below,

(iv) the Security Agreement Supplement dated as of December 21, 2012 (the “Nurotoco II Security Agreement Supplement”), executed and delivered by Nurotoco of Massachusetts, Inc. II, a Massachusetts corporation (“Nurotoco II”),

(v) the Security Agreement Supplement dated as of December 21, 2012 (together with the Nurotoco II Security Agreement Supplement, the “Security Agreement Supplements”), executed and delivered by Nurotoco of Massachusetts, Inc. III, a Massachusetts corporation (“Nurotoco III” and, together with Nurotoco II, the “New Loan Parties”),

(vi) the Supplement to Security Agreement dated as of January 2, 2013 (the “Supplement to Security Agreement”), executed and delivered by Roto-Rooter Services Company, an Iowa corporation,

(vii) the Guaranty Supplement dated as of December 21, 2012 (the “Nurotoco II Guaranty Supplement”), executed and delivered by Nurotoco II,

(viii) the Guaranty Supplement dated as of December 21, 2012 (together with the Nurotoco II Guaranty Supplement, the “Guaranty Supplements”), executed and delivered by Nurotoco III,

(ix) the Affirmation of Loan Documents of even date herewith (the “Affirmation Agreement”), executed and delivered by the Borrower and the Subsidiaries party thereto, and

(x) charter and by-laws or other formation documents, as applicable, for each Loan Party.

The documents described in clauses (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) of the immediately preceding sentence are sometimes referred to as the “Specified Loan Documents”, and the documents described in clauses (i), (iv), (v), (vi), (vii), (viii) and (ix) of the immediately preceding sentence are sometimes referred to as the “New Specified Loan Documents”. I have also relied, with respect to certain factual matters, on the representations and warranties of each Loan Party contained in the Specified Loan Documents and have assumed compliance by each Loan Party with the terms of the Specified Loan Documents.

In rendering my opinion, I have assumed (i) the due authorization of the Specified Loan Documents by all parties thereto other than the Subsidiaries incorporated in states other than the State of Delaware that are identified on Schedule II hereto (the “Non-Delaware Subsidiaries”) and (ii) each party to the Specified Loan Documents (other than the Non-Delaware Subsidiaries) has the full power, authority and legal right to enter into and perform its obligations under the Specified Loan Documents to which it is a party.

Based upon the foregoing, and subject to the qualifications hereinafter set forth, I am of the opinion that:

1.   Each of the Non-Delaware Subsidiaries (other than the New Loan Parties and Vitas Healthcare of Texas, L.P.) has all requisite corporate power and authority to conduct its business as now conducted and to execute and deliver the Affirmation Agreement, and to consummate the transactions contemplated by the Affirmation Agreement. Each New Loan

Party has all requisite corporate power and authority to conduct its business as now conducted and to execute and deliver each New Specified Loan Document to which it is a party, and to consummate the transactions contemplated by the Specified Loan Documents to which it is a party. Vitas Healthcare of Texas, L.P. has the limited liability partnership power and authority to conduct its business as now conducted and to execute and deliver the Affirmation Agreement, and to consummate the transactions contemplated by the Affirmation Agreement. Each of the Non-Delaware Subsidiaries is in good standing in the laws of its respective State of Incorporation (as identified on Schedule II hereto).

2.   Each Loan Party is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except in jurisdictions where the absence of any such qualification could not reasonably be expected to result in a Material Adverse Effect.

3.   The execution and delivery by each Non-Delaware Subsidiary of each New Specified Loan Document to which it is a party, the performance by each Non-Delaware Subsidiary (other than the New Loan Parties) of its obligations under the Affirmation Agreement and the performance by each New Loan Party of its obligations under the Specified Loan Documents to which it is a party, (a) have been duly authorized by all necessary corporate action, limited partnership action or limited liability company action, as applicable, and (b) do not contravene its charter or by-laws or other formation documents, as applicable.

4.   The execution and delivery by each Loan Party of each New Specified Loan Document to which it is a party, the performance by each Non-Delaware Subsidiary (other than the New Loan Parties) of its obligations under the Affirmation Agreement and the performance by each New Loan Party of its obligations under the Specified Loan Documents to which it is a party, (a) do not violate the terms of any indenture, mortgage, deed of trust, loan agreement, lease agreement or any other agreement known to me to which it or any of its properties may be bound and the violation of which could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect and (b) do not result in the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties pursuant to the terms of any contractual restriction binding on it or any of its properties that could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect, other than pursuant to or as permitted by the Loan Documents. My opinion does not extend to compliance by any Loan Party with any financial ratio or limitation in any contractual restriction expressed as a dollar amount (or an amount expressed in another currency) or to performance under any contractual restriction in the Specified Loan Documents to the extent it restricts actions required under the agreements in clause (a) of the preceding sentence.

5.   Each New Specified Loan Document has been duly executed and delivered by each Loan Party which is a party thereto.

6.   The securities described on Schedule III (the “Pledged Securities”) have been duly authorized and validly issued, are fully paid and nonassessable and the Pledge and Security Agreement accurately identifies the Pledged Securities.

7.   To my knowledge, there is no pending or threatened action, suit or proceeding involving any Loan Party before any court or other Governmental Authority or any arbitrator that could reasonably be expected to have a Material Adverse Effect.

8.   No authorization, approval or other action by, and no notice to, consent of, order of or filing with, any United States Federal or Florida, Iowa, Massachusetts, Nevada, Ohio or Texas governmental authority is required to be made or obtained by any of the Non-Delaware Subsidiaries in connection with the execution and delivery of the New Specified Loan Documents to which it is a party, the performance by any Non-Delaware Subsidiary (other than the New Loan Parties) of its obligations under the Affirmation Agreement or the performance by each New Loan Party of its obligations under the Specified Loan Documents to which it is a party, other than (i) such reports to United States governmental authorities regarding international capital and foreign currency transactions as may be required pursuant to 31 C.F.R. Part 128, (ii) those that have been made or obtained and are in full force and effect or as to which the failure to be made or obtained or to be in full force and effect should not result, individually or in the aggregate, in a material adverse effect on Borrower and its Subsidiaries, taken as a whole, (iii) such registrations, filings and approvals under Federal or state laws as may be necessary in connection with the exercise of remedies or sale of collateral or the granting of additional security interests or guarantees pursuant to the Specified Loan Documents, (iv) such registrations, filings or approvals that are required in order to perfect or record security interests granted under the Specified Loan Documents and (v) such registrations, filings and approvals that may be required because of the legal or regulatory status of any Lender or because of any other facts specifically pertaining to any Lender.

9.   No Loan Party is required to register as an "investment company" as such term is defined in the Investment Company Act of 1940.

I understand that you are satisfying yourselves as to the status under Section 548 of the Bankruptcy Code and applicable state fraudulent conveyance laws of the obligations of the Loan Parties under the Loan Documents and I express no opinion thereon. I also express no opinion as to compliance with, or the application or effect of, Federal or state securities laws or regulations (except to the extent set forth in paragraph 9) or the application or effect of any health care laws or regulations to which Vitas Healthcare Corporation or any of its subsidiaries is subject or the necessity of any authorization, approval or action by, or any notice to, consent of, order of, or a filing with, any Governmental Authority pursuant to any such laws or regulations.

I am admitted to practice only in the State of Ohio and I express no other opinion as to matters governed by any laws other than the laws of Delaware, Florida, Iowa, Massachusetts, Nevada, Ohio and Texas and the Federal law of the United States of America.

My opinion is rendered only to the Administrative Agent and the existing Lenders under the Credit Agreement and is solely for their benefit in connection with the above transactions. In addition, I hereby consent to reliance on this opinion by a permitted assign of a Lender's interest in the Credit Agreement, provided that such permitted assign becomes a Lender on or prior to the 30th day after the date of this opinion. I am opining as to the matters herein only as of the date hereof, and, while you are authorized to deliver copies of this opinion to such permitted assigns and they are permitted to rely on this opinion, the rights to do so do not imply any obligation on my part to update this opinion. This opinion may not be relied upon by any other person or for any other purpose or used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

/s/ Naomi C. Dallob

Naomi C. Dallob

Schedule I

Loan Party
COMFORT CARE HOLDINGS CO.
Jet Resource, Inc.
ROTO-ROOTER CORPORATION
ROTO-ROOTER SERVICES COMPANY
NUROTOCO OF MASSACHUSETTS, INC.
NUROTOCO OF MASSACHUSETTS, INC. II
NUROTOCO OF MASSACHUSETTS, INC. III
Consolidated HVAC, Inc.
Roto-Rooter Group, Inc.
R.R. UK, Inc.
ROTO-ROOTER DEVELOPMENT COMPANY
Vitas Healthcare Corporation
VITAS Healthcare Corporation of Georgia
Vitas Healthcare Corporation of California
Vitas Healthcare Corporation of Florida
Vitas Healthcare Corporation of Illinois
VITAS HEALTHCARE CORPORATION OF OHIO
Vitas Healthcare Corporation Atlantic
Vitas Healthcare Corporation Midwest
VITAS HME Solutions, Inc.
Vitas Holdings Corporation
Hospice Care Incorporated
VITAS CARE SOLUTIONS, INC.
Vitas Hospice Services, L.L.C.
Vitas Healthcare of Texas, L.P.
VITAS Solutions, Inc.

Jurisdiction of Organization
Nevada
Delaware
Iowa
Iowa
Massachusetts
Massachusetts
Massachusetts
Ohio
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Florida
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Texas
Delaware

Schedule II

Non-Delaware Subsidiary

COMFORT CARE HOLDINGS CO.

ROTO-ROOTER CORPORATION

ROTO-ROOTER SERVICES COMPANY

NUROTOCO OF MASSACHUSETTS, INC.

NUROTOCO OF MASSACHUSETTS, INC. II

NUROTOCO OF MASSACHUSETTS, INC. III

Consolidated HVAC, Inc.

Vitas Healthcare Corporation of Florida

Vitas Healthcare of Texas, L.P.
Jurisdiction of Organization Nevada Iowa Iowa Massachusetts Massachusetts Massachusetts Ohio Florida Texas

Schedule III

Issuer	Grantor	Shares of Common Stock owned by the Grantor Subject to Pledge
NUROTOCO OF MASSACHUSETTS, INC. II	ROTO-ROOTER SERVICES COMPANY	1,000
NUROTOCO OF MASSACHUSETTS, INC. III	ROTO-ROOTER SERVICES COMPANY	1,000

EXHIBIT A-2

FORM OF CRAVATH SWAINE & MOORE LLP OPINION

Attached

    January 18, 2013

Chemed Corporation

Ladies and Gentlemen:

We have acted as special New York counsel to Chemed Corporation, a Delaware corporation (the "Borrower"), in connection with the Second Amended and Restated Credit Agreement dated as of the date hereof (the "Credit Agreement"), among the Borrower, the lenders party thereto (collectively, the "Lenders") and JPMorgan Chase Bank, National Association, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"). This opinion is being delivered to you pursuant to Section 4.1.5(b) of the Credit Agreement. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including:

(i)      the Credit Agreement,

(ii)     the Amended and Restated Pledge and Security Agreement dated as of March 1, 2011 (the "Original Pledge and Security Agreement"), made by the Borrower and certain of its Subsidiaries party thereto, in favor of the Administrative Agent, as supplemented by the Security Agreement Supplements referred to below (the Original Pledge and Security Agreement, as supplemented by the Security Agreement Supplements, is referred to herein as the "Pledge and Security Agreement"),

2

(iii)    the Amended and Restated Guaranty Agreement dated as of March 1, 2011, made by certain Subsidiaries of the Borrower party thereto, in favor of the Administrative Agent, as supplemented by the Guaranty Supplements referred to below,

(iv)    the Security Agreement Supplement dated as of December 21, 2012 (the "Nurotoco II Security Agreement Supplement"), executed and delivered by Nurotoco of Massachusetts, Inc. II, a Massachusetts corporation ("Nurotoco II"),

(v)     the Security Agreement Supplement dated as of December 21, 2012 (the "Nurotoco III Security Agreement Supplement" and, together with the Nurotoco II Security Agreement Supplement, the "Security Agreement Supplements"), executed and delivered by Nurotoco of Massachusetts, Inc. III, a Massachusetts corporation ("Nurotoco III" and, together with Nurotoco II, the "New Credit Parties", and the New Credit Parties, together with the Borrower, the "Credit Parties"),

(vi)    the Guaranty Supplement dated as of December 21, 2012 (the "Nurotoco II Guaranty Supplement"), executed and delivered by Nurotoco II, and

(vii)   the Guaranty Supplement dated as of December 21, 2012 (the "Nurotoco III Guaranty Supplement" and, together with the Nurotoco II Guaranty Supplement, the "Guaranty Supplements"), executed and delivered by Nurotoco III.

The documents described in clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) of the immediately preceding sentence are sometimes referred to herein as the "Agreements", and the documents described in clauses (i), (iv), (v), (vi) and (vii) are sometimes referred to herein as the "New Agreements". We have also relied, with respect to certain factual matters, on the representations and warranties of each Credit Party contained in the Agreements and have assumed compliance by each Credit Party with the terms of the Agreements.

In rendering our opinion, we have assumed (a) the genuineness of all signatures, (b) the due existence of each Credit Party, (c) that each party (including the Credit Parties) to the Agreements has all necessary power, authority and legal right to execute and deliver the Agreements to which it is a party and to perform its obligations thereunder and that each Agreement is a legal, valid and binding obligation of each party thereto other than the Credit Parties, (d) the due authorization, execution and delivery of the Agreements by all parties thereto (including the Credit Parties), (e) the authenticity of all documents submitted to us as originals, (f) the conformity to original documents of all documents submitted to us as copies, (g) that the choice of New York law contained in the Agreements was not qualified by giving effect to Federal laws applicable to national banks and (h) that insofar as any obligation under any Agreement is to be performed in, or by a party organized under the laws of, any jurisdiction outside the State of New York, its performance will not be illegal or ineffective in any jurisdiction by virtue of the law of that jurisdiction.

Based on the foregoing and subject to the qualifications hereinafter set forth, we are of opinion as follows:

3

1.          The execution and delivery by each Credit Party of the New Agreements to which it is a party, the performance by the Borrower of its obligations under the Credit Agreement, the performance by each New Credit Party of its obligations under the Agreements to which it is a party and the grant by each New Credit Party of security interests pursuant to the Pledge and Security Agreement do not violate any law, rule or regulation of the United States of America or the State of New York.

2.          To the extent governed by New York law, the Credit Agreement constitutes a legal, valid and binding obligation of the Borrower and each other Agreement constitutes a legal, valid and binding obligation of each New Credit Party party thereto, in each case enforceable against such Credit Party in accordance with its terms, subject in each case to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors' rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law. The foregoing opinion is subject to the following qualifications: (i) certain provisions of the Agreements are or may be unenforceable in whole or part under the laws of the State of New York, but the inclusion of such provisions does not affect the validity of the Agreements or the liens and security interests purported to be created by the Agreements, and the Agreements contain adequate provisions for the practical realization of the principal rights and benefits intended to be afforded thereby, (ii) insofar as provisions contained in the Agreements provide for indemnification or limitations on liability, the enforceability thereof may be limited by public policy considerations, (iii) the availability of a decree for specific performance or an injunction is subject to the discretion of the court requested to issue any such decree or injunction and (iv) we express no opinion as to the effect of the laws of any jurisdiction other than the State of New York where any Lender may be located or where enforcement of the Agreements may be sought that limit the rates of interest legally chargeable or collectible.

3.          No authorization, approval or other action by, and no notice to, consent of, order of or filing with, any United States Federal or New York State governmental authority is required to be made or obtained by any Credit Party in connection with the execution and delivery by such Credit Party of the New Agreements to which it is a party, the performance by the Borrower of the Credit Agreement, the performance by each New Credit Party of the Agreements to which it is a party or the grant by each New Credit Party of the security interests under the Pledge and Security Agreement, other than (i) such reports to United States governmental authorities regarding international capital and foreign currency transactions as may be required pursuant to 31 C.F.R. Part 128, (ii) those that have been made or obtained and are in full force and effect or as to which the failure to be made or obtained or to be in full force and effect should not result, individually or in the aggregate, in a material adverse effect on the Borrower and its Subsidiaries, taken as a whole, (iii) those under Federal or state laws as may be necessary in connection with the exercise of remedies or sale of collateral or the granting of additional security interests or guarantees pursuant to the Agreements, (iv) those that are required in order to perfect or record security interests granted under the Agreements and (v) those that may be required because of the legal or regulatory status of any Lender or because of any other facts specifically pertaining to any Lender.

4

4.          Assuming that the Borrower complies with the provisions of the Credit Agreement relating to the use of proceeds of the Loans, the making of the Loans under the Credit Agreement on the date hereof does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

5.          The provisions of the Pledge and Security Agreement are sufficient to create in favor of the Administrative Agent a security interest in all right, title and interest of each New Credit Party party thereto in such of the Collateral (as defined therein) as constitutes "accounts", "chattel paper", "documents", "equipment", "general intangibles", "goods", "instruments", "inventory" and "investment property" within the meaning of the Uniform Commercial Code of the State of New York as in effect on the date hereof (the "New York UCC") (such of the Collateral being hereinafter referred to as the "Specified UCC Collateral"), to the extent that the creation of security interests in the Specified UCC Collateral is governed by the New York UCC.

Our opinion expressed in paragraph 5 is qualified as follows:

(a)      we express no opinion as to (i) rights in or title to any Collateral held by any New Credit Party or (ii) the completeness or accuracy of the description in any documents of any Collateral;

(b)      we express no opinion as to the creation of any security interests (i) in any item of Collateral other than the Specified UCC Collateral or (ii) in any item of Collateral that is expressly excluded from the application of the New York UCC pursuant to Section 9-109 thereof,

(c)      we express no opinion as to the perfection or priority of any security interests created under the Agreements;

(d)      in the case of property that becomes Collateral after the date hereof, Section 552 of Title 11 of the United States Code (the "Bankruptcy Code") limits the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case;

(e)      we express no opinion as to the validity or enforceability of any security interest in goods (as defined in the New York UCC) that have been bought by a buyer in the ordinary course of business (as defined in Section 1-201 of the New York UCC);

(f)      we express no opinion regarding any copyrights, patents, trademarks, service marks or other intellectual property, the proceeds thereof, or money due with respect to the lease, license or use thereof except to the extent Article 9 of the New York UCC may be applicable to the foregoing, and we express no opinion as to the effect of any Federal laws relating to copyrights, patents, trademarks, service marks or other intellectual property on the opinions expressed herein;

5

(g)       we express no opinion as to security interests in any item of collateral subject to any restriction on or prohibition against assignment or transfer contained in or otherwise applicable to such item of collateral or any contract, agreement, license, permit, security, instrument or document constituting, evidencing or relating to such item, except to the extent that any such restriction or prohibition is rendered ineffective pursuant to any of Sections 9-406 through 9-409, inclusive, of the New York UCC. We note that even though the New York UCC may render such a restriction or prohibition ineffective for purposes of creation or perfection of a security interest, nonetheless, in many cases, such a security interest may represent only limited rights in the related items of collateral and be subject to various restrictions (including restrictions on rights of use, assignment and enforcement); and

(h)       we express no opinion as to any Collateral constituting claims against any government or governmental agency, including any Collateral that is subject to the Federal Assignment of Claims Act.

We express no opinion herein as to any provision in any Agreement that (a) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related to the Agreements (such as the provision found in Section 15.2 of the Credit Agreement), (b) contains a waiver of an inconvenient forum (such as the provision found in Section 15.2 of the Credit Agreement), (c) relates to a right of setoff in respect of purchases of interests in loans (such as the provision found in Section 11.2 of the Credit Agreement) or with respect to parties that may not hold mutual debts (such as the provision found in Section 11.1 of the Credit Agreement), (d) provides for liquidated damages or penalty interest, (e) relates to the waiver of rights to jury trial (such as the provision found in Section 15.3 of the Credit Agreement), (f) relates to governing law to the extent that it purports to affect the choice of law governing perfection and the effect of perfection and non-perfection of security interests or (h) relates to any arrangement or similar fee payable to any arranger (including the Arranger and the Administrative Agent) of the commitments or loans under the Credit Agreement or any fee not set forth in the Agreements. We also express no opinion as to (v) the enforceability of the provisions of any Agreement to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived, (w) whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for in the Agreements, (x) with respect to any Credit Party organized under the laws of the State of Delaware, the effect of any provision in the certificate of incorporation of such Credit Party of the type permitted by Section 102(b)(2) of the General Corporation Law of the State of Delaware, (y) the effect of qualifying the choice of New York law by giving effect to Federal laws applicable to national banks or (z) compliance with, or the application or effect of, Federal or state securities laws or regulations or the application or effect of any laws or regulations relating to the provision of healthcare products or services to which any Credit Party or any of its subsidiaries is subject or the necessity of any authorization, approval or action by, or any notice to, consent of, order of, or filing with, any Governmental Authority pursuant to any such laws or regulations.

6

We understand that you are satisfying yourselves as to the status under Section 548 of the Bankruptcy Code and applicable state fraudulent conveyance laws of the obligations of each Credit Party and the security interests of the Administrative Agent and the Lenders under the Agreements, and we express no opinion thereon.

We are admitted to practice only in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York and the Federal law of the United States of America. Our opinions relating to security interests are limited to Article 9 of the New York UCC and do not address (i) laws of jurisdictions other than New York, and laws of New York except for Article 9 of the New York UCC, (ii) collateral of a type not subject to Article 9 of the New York UCC, (iii) what law governs perfection and the effect of perfection or non-perfection of such security interests or (iv) the effect, if any, of laws of jurisdictions other than New York on the creation, perfection or priority of such security interests.

7

This opinion is rendered only to the Administrative Agent and the existing Lenders under the Credit Agreement and is solely for their benefit in connection with the above transactions. In addition, we hereby consent to reliance on this opinion by a permitted assign of a Lender's interest in the Credit Agreement, provided that such permitted assign becomes a Lender on or prior to the 30th day after the date of this opinion. We are opining as to the matters herein only as of the date hereof, and, while you are authorized to deliver copies of this opinion to such permitted assigns and they are permitted to rely on this opinion, the rights to do so do not imply any obligation on our part to update this opinion. This opinion may not be relied upon by any other person or for any other purpose or used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

/s/ CRAVATH SWAINE & MOORE LLP

CRAVATH SWAINE & MOORE LLP

JPMorgan Chase Bank, National Association,
as Administrative Agent for the Lenders
under the Pledge and Security Agreement referred to above,
JPMorgan Chase Bank, National Association, as Administrative
Agent under the Credit Agreement referred to above, and each of the lending and other financial institutions party to the Credit Agreement

In care of:

JPMorgan Chase Bank, National Association OH3-4107
8044 Montgomery Road, Floor 3 Cincinnati, OH 45236

EXHIBIT A-3

FORM OF RICHARDS, LAYTON & FINGER, P.A. OPINION

Attached

Attorneys at Law

January 18, 2013

To Each of the Persons Listed
on Schedule A Attached Hereto

Re: Chemed Corporation

Ladies and Gentlemen:

We have acted as special Delaware counsel for CHEMED CORPORATION, a Delaware corporation ("Chemed"), Vitas Hospice Services, L.L.C., a Delaware limited liability company ("Hospice Services"), and the Delaware corporations listed on Schedule B attached hereto (each, a "Corporate Guarantor," and collectively, the "Corporate Guarantors") in connection with the matters set forth herein (the Corporate Guarantors, Chemed and Hospice Services are hereinafter referred to each, as a "Company" and collectively, as the "Companies"). At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a)            The Certificate of Incorporation of Chemed (formerly known as Rota-Rooter, Inc.), dated March 26, 1970, as filed with the office of the Secretary of State of the State of Delaware (the "Secretary of State") on April 2, 1970, as amended by the Certificate of Amendment of Certificate of Incorporation of Chemed, dated March 1, 1982, as filed with the Secretary of State on March 1, 1982, as corrected by the Certificate of Correction, dated March 8, 1982, as filed with the Secretary of State on March 9, 1982, as amended by the Certificate of Reduction of Capital of Chemed, dated March 11, 1982, as filed with the Secretary of State on March 11, 1982, as amended by the Certificate of Reduction of Capital of Chemed, dated August 16, 1982, as filed with the Secretary of State on August 25, 1982, as amended by the Certificate of Amendment of Certificate of hncorporation of Chemed, dated July 22, 1987, as tiled with the Secretary of State on July 24, 1987. as amended by the Certificate of Amendment of the Certificate of Incorporation of Chemed, dated June 24, 1 992, as filed with the Secretary of State on July 7. 1992. as amended by the Certificate of Amendment of Certificate of Incorporation of Chemed, dated May 19, 2003, as filed with the Secretary of State on May 19, 2003, as amended by the Certificate of Amendment of Certificate of Incorporation of Chemed, dated May 17, 2004, as filed with the Secretary of State on May 17, 2004, and as amended by the Certificate of Amendment of Certificate of Incorporation of Chemed, dated March 10, 2006, as filed with the Secretary of State on May 15, 2006 (collectively, the "Chemed Certificate");

(b)           The by-laws of Chemed;

■ ■ ■

One Rodney Square n 920 North King Street n Wilmington, DE 19801 n Phone: 302-651-7700 n Fax: 302-651-7701

www rlf.com

To Each of the Persons Listed
on Schedule A Attached Hereto
January 18, 2013

(c)           Each of the documents listed on Schedule C attached hereto (collectively, the "Corporate Guarantor Certificates");

(d)          The by-laws of each of the Corporate Guarantors;

(e)           The Certificate of Formation of Hospice Services, dated April 12, 2001, as filed with the Secretary of State on April 17, 2001, as amended by the Certificate of Merger, dated December 1, 2011, as filed with the Secretary of State on December 1, 2011 (as so amended, the "Hospice Services Certificate");

(f)           The Agreement of Limited Liability Company of Hospice Services, dated as of April 17, 2001, made by Vitas Healthcare (as defined in Schedule C attached hereto), as sole member;

(g)          The Amended and Restated Limited Liability Company Agreement of Hospice Services, dated as of April 27, 2001 (the "LLC Agreement"), made by Vitas Healthcare, as sole member;

(h)          Certificates of an officer of each of the Companies (including resolutions of the Board of Directors or the Board of Directors and the sole member, as applicable, and other exhibits thereto), each dated as of January 18, 2013, as to certain matters;

(i)           The Second Amended and Restated Credit Agreement, dated as of January 18, 2013 (the "Credit Agreement"), among Chemed, the Lenders (as defined therein) party thereto, the LC Issuer (as defined therein) and JPMorgan Chase Bank, National Association, a national banking association, as administrative agent (the "Administrative Agent");

(j)           The Affirmation of Loan Documents, dated January 18, 2013 (the "Reaffirmation Agreement"), made by the Companies and the other Affiliates (as defined in the Credit Agreement) of Chemed party thereto;

(k)          The Amended and Restated Pledge and Security Agreement, dated as of March 1, 2011 (the "Pledge Agreement"), made by the Companies, the other Grantors (as defined therein) party thereto and the Administrative Agent;

(1)          The Amended and Restated Guaranty Agreement, dated as of March 1, 2011, made by each of the Corporate Guarantors, Hospice Services and the other Guarantors (as defined therein) party thereto in favor of the Administrative Agent;

(m)         Each of the documents listed on Schedule D attached hereto (collectively, the "Financing Statements"); and

(n)          A Good Standing Certificate for each of the Companies, each dated January 17, 2013, obtained from the Secretary of State.

To Each of the Persons Listed
on Schedule A Attached Hereto
January 18, 2013

Initially capitalized terms used herein and not otherwise defined are used as defined in the Pledge Agreement. Chemed and the Corporate Guarantors are hereinafter referred to each, as a "Corporation" and collectively, as the "Corporations." The Chemed Certificate, the Corporate Guarantor Certificates and the Hospice Services Certificate are hereinafter referred to each, as a "Certificate" and collectively, as the "Certificates." The Credit Agreement and the Reaffirmation Agreement are hereinafter referred to jointly as the "Transaction Documents."

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (n) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (n) above) that is referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.

For purposes of this opinion, we have assumed (i) that none of the Certificates has been amended and that no such amendment is pending or has been proposed, (ii) that each of the Companies is organized solely under the laws of the State of Delaware, (iii) that there are no proceedings pending or contemplated for (A) the merger, consolidation, conversion, dissolution, liquidation or termination of any of the Companies, or (B) the transfer to or domestication in any other jurisdiction of any of the Companies, (iv) that none of the Companies has changed its name, whether by amendment of its organizational documents, by reorganization or otherwise, within the last four months, (v) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time, (vi) except to the extent provided in paragraphs 1 and 5 below, the due organization, due formation or due creation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization, formation or creation, (vii) the legal capacity of natural persons who are signatories to the documents examined by us, (viii) except to the extent provided in paragraphs 2 and 6 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (ix) except to the extent provided in paragraphs 3 and 7 below, the due authorization, execution and delivery by all parties thereto of all documents examined by us, (x) that each of the documents examined by us constitutes a valid and binding agreement of the parties thereto, and is enforceable against the parties thereto, in accordance with its terms, (xi) that each of the Corporate Guarantors and Hospice Services is a direct or indirect

To Each of the Persons Listed
on Schedule A Attached Hereto
January 18, 2013

wholly-owned subsidiary of Chemed, and the execution, delivery and performance by each of the Corporations of the Transaction Documents to which it is a party are necessary and convenient to the conduct, promotion or attainment of the business of such Corporation, (xii) that the Corporate Guarantors and Hospice Services derive no income from or connected with sources within the State of Delaware and have no assets, activities (other than the maintenance of a registered office and registered agent in the State of Delaware and the filing of documents with the Secretary of State) or employees in the State of Delaware, (xiii) that there have been obtained such authorizations, consents, approvals and orders as are customarily required in the conduct of the business of Chemed, and (xiv) that none of the Holders of Secured Obligations (as defined in the Credit Agreement) is an "interested stockholder" (as defined in Section 203 of the General Corporation Law of the State of Delaware (the "General Corporation Law")) of Chemed and that Section 203 of the General Corporation Law is not applicable to any of the Corporate Guarantors pursuant to subsection (b)(4) thereof. We have not participated in the preparation of any offering material relating to any of the Companies and assume no responsibility for the contents of any such material. In addition, we assume no responsibility for the filing of any continuation statements or amendments with respect to the Financing Statements with the Division (as defined in Schedule D attached hereto) or any other governmental office or agency.

This opinion is limited to the laws of the State of Delaware (excluding the securities and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws (including federal bankruptcy law) and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.            Each of the Corporations is a corporation duly incorporated, validly existing and in good standing as a corporation under the laws of the State of Delaware.

2.            Each of the Corporations has all necessary corporate power and authority to execute and deliver, and perform its obligations under, the Transaction Documents to which it is a party.

3.            The execution and delivery by each of the Corporations of the Transaction Documents to which it is a party, and the performance by each of the Corporations of its obligations thereunder, have been duly authorized by all necessary corporate action on the part of such Corporation under its respective Certificate and the by-laws of such Corporation.

4.            The execution, delivery and performance by each of the Corporations of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated thereby, do not violate any of the terms, conditions or provisions of its respective Certificate or the by-laws of such Corporation.

To Each of the Persons Listed
on Schedule A Attached Hereto
January 18, 2013

5.            Hospice Services is a limited liability company duly formed and validly existing and in good standing as a limited liability company under the laws of the State of Delaware.

6.            Hospice Services has all necessary limited liability company power and authority to execute and deliver, and perform its obligations under, the Transaction Documents to which it is a party.

7.            The execution and delivery by Hospice Services of the Transaction Documents to which it is a party, and the performance by Hospice Services of its obligations thereunder, have been duly authorized by all necessary limited liability company action on the part of Hospice Services under the Hospice Services Certificate and the LLC Agreement.

8.            The execution, delivery and performance by Hospice Services of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated thereby, do not violate any of the terms, conditions or provisions of the Hospice Services Certificate or the LLC Agreement.

9.            No authorization, consent, approval or order of, and no registration, declaration or filing with, any Delaware court or Delaware governmental or administrative body is required to be obtained or made by any of the Companies solely as a result of the execution and delivery by such Company of the Transaction Documents to which it is a party or the performance by such Company of its obligations thereunder, except for (i) the filing of financing statements and continuation statements with the Division and (ii) such authorizations, consents, approvals or filings as may be required under Delaware securities laws.

10.            Each of the Financing Statements is in an appropriate form for filing with the Division and has been duly filed with the Division and the fees and document taxes, if any, payable in connection with the said filing of the Financing Statements have been paid in full.

11.            Insofar as Article 9 of the Uniform Commercial Code as in effect in the State of Delaware on the date hereof (the "Delaware UCC") is applicable (without regard to conflict of laws principles), the Administrative Agent has a perfected security interest in the Companies' rights in that portion of the Collateral in which a security interest may be perfected by the filing of a UCC financing statement with the Division (collectively, the "Filing Collateral") and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof.

12.            Based solely on an inquiry on January 17, 2013, limited to, and solely to the extent reflected on the results of computer searches of, court dockets in (a) the File & ServeXpress system for active cases of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, and of the Superior Court of the State of Delaware in and for New Castle County, Delaware, and (b) the Webpacer efile system of the United States District Court for the District of Delaware, and of the United States Bankruptcy Court sitting in the State of Delaware, we are not aware of any legal or governmental proceeding pending against any of the Companies.

To Each of the Persons Listed
on Schedule A Attached Hereto
January 18, 2013

The opinions expressed above are subject to the following additional assumptions, qualifications, limitations and exceptions:

A.            We have assumed that (i) each of the Companies has sufficient rights in the Collateral and has received sufficient value and consideration in connection with the security interests granted under the Pledge Agreement for the security interests of the Administrative Agent to attach, and we express no opinion as to the nature or extent of any of the Companies' rights in, or title to, any portion of the Collateral, and (ii) the Pledge Agreement reasonably identifies the Collateral. Accordingly, we have assumed that the security interests in the Collateral and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof have been duly created and have attached. In addition, we express no opinion as to any portion of the Collateral that consists of a type of collateral described in Section 9-501(a)(1) of the Delaware UCC. Further, we have assumed that each of the Companies has authorized the filing of the Financing Statement naming such Company as debtor with the Division.

B.            The opinions set forth in paragraphs 10 and 11 above are limited to Article 9 of the Delaware UCC, and therefore such opinions do not address (i) laws of jurisdictions other than the State of Delaware, and of the State of Delaware except for Article 9 of the Delaware UCC, (ii) collateral of a type not subject to Article 9 of the Delaware UCC, and (iii) what law governs perfection of the security interests granted in the collateral covered by this opinion.

C.            We note that further filings under the Delaware UCC may be necessary to preserve and maintain (to the extent established and perfected by the filing of the Financing Statements as described herein) the perfection of the security interests of the Administrative Agent in the Filing Collateral, including, without limitation, the following:

    (i)        appropriate continuation filings to be made within the period of six months prior to the expiration of five year anniversary dates from the date of the original filing of the Financing Statements;

    (ii)       filings required with respect to proceeds of collateral under Section 9-315(d) of the Delaware UCC;

    (iii)      filings required within four months of the change of name, identity or structure made by or with respect to any of the Companies, to the extent set forth in Sections 9-507 and 9-508 of the Delaware UCC;

To Each of the Persons Listed
on Schedule A Attached Hereto
January 18, 2013

    (iv)      filings required within four months of a change by any of the Companies of its location to another jurisdiction, to the extent set forth in Sections 9-301 and 9-316 of the Delaware UCC; and

    (v)       filings required within one year after the transfer of collateral to a Person that becomes a debtor and is located in another jurisdiction, to the extent set forth in Section 9-316 of the Delaware UCC.

D.           We do not express any opinion as to the perfection of any security interest in any portion of the Collateral in which a security interest cannot be perfected by the filing of a financing statement with the Division. In addition, no opinion is expressed herein concerning (i) any collateral other than the Filing Collateral and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof, (ii) any portion of the Filing Collateral that constitutes a "commercial tort claim" (as defined in Section 9-102(a)(13) of the Delaware UCC), (iii) any consumer transaction, or (iv) any security interest in goods covered by a certificate of title statute. Further, we do not express any opinion as to the perfection of any security interest in proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) of the Filing Collateral, except to the extent that such proceeds consist of cash proceeds (as defined in Section 9-102(a)(9) of the Delaware UCC) that are identifiable cash proceeds (as contemplated by Sections 9-315(b) and (d) of the Delaware UCC), subject, however, to the limitations of Section 9-315 of the Delaware UCC.

E.           We do not express any opinion as to the priority of any security interest.

F.           We call to your attention that under the Delaware UCC, actions taken by a secured party (e.g., releasing or assigning the security interest, delivering possession of the collateral to the debtor or another person and voluntarily subordinating a security interest) may affect the validity, perfection or priority of a security interest.

G.           The opinion expressed in paragraph 11 above is subject to the effect of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance and transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, and (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law).

H.           We note that notwithstanding any covenants to the contrary contained in the Transaction Documents, (i) the stockholders of Chemed or a Corporate Guarantor may dissolve such corporation under Section 275(c) of the General Corporation Law upon the consent of all the stockholders entitled to vote thereon, (ii) a stockholder owning at least 90% of the outstanding shares of each class of stock of Chemed or a Corporate Guarantor entitled to vote thereon may effect a merger with such corporation under Section 253 or Section 267 of the General Corporation Law, (iii) the stockholders of Chemed or a Corporate Guarantor may amend the bylaws of such corporation, and (iv) a member or manager of Hospice Services has the right or power to apply to or petition a court to decree a dissolution of Hospice Services pursuant to Section 18-802 of the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).

To Each of the Persons Listed
on Schedule A Attached Hereto
January 18, 2013

1. We do not express any opinion as to any provision of any of the Transaction Documents to the extent it purports to obligate any party to cause other persons or entities to act (or refrain from acting) in a certain way insofar as such provision relates to the actions of such other persons or entities.

J. We have assumed that each of the Financing Statements is currently effective and on file with the Division, and has not been amended, assigned, terminated or otherwise modified as of the date hereof.

We understand that you will rely as to matters of Delaware law upon this opinion in connection with the transactions contemplated by the Transaction Documents. In addition, your successors and assigns may rely as to matters of Delaware law upon this opinion in connection with the matters set forth herein. In connection with the foregoing, we hereby consent to your and your successors' and assigns' relying as to matters of Delaware law upon this opinion, subject to the understanding that the opinions rendered herein are given on the date hereof and such opinions are rendered only with respect to facts existing on the date hereof and laws, rules and regulations currently in effect. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

Very truly yours,

/s/ RICHARDS, LAYTON & FINGER, P.A.

WAY/MYK/NS/TXB

Schedule A

JPMorgan Chase Bank, National Association, a national banking association, individually and as Administrative Agent.

Bank of America, N.A.

U.S. Bank National Association

PNC Bank, N.A.

Branch Banking & Trust Company, Inc.

The Huntington National Bank

Each of the Companies

Schedule B

1. 2. 3. 4. 5. 6. 7. 8. 9. 10. 11. 12. 13. 14. 15. 16.
Roto-Rooter Group, Inc.
Vitas Healthcare Corporation
Jet Resource, Inc.
Hospice Care Incorporated
VITAS HEALTHCARE CORPORATION OF OHIO
Vitas Holdings Corporation
VITAS HEALTHCARE CORPORATION ATLANTIC
VITAS HEALTHCARE CORPORATION MIDWEST
VITAS HME Solutions, Inc.
Vitas Healthcare Corporation of California
Vitas Healthcare Corporation of Illinois
VITAS Healthcare Corporation of Georgia
VITAS CARE SOLUTIONS, INC.
ROTO-ROOTER DEVELOPMENT COMPANY
R.R. UK, Inc.
VITAS Solutions, Inc.

Schedule C

1.
The Certificate of Incorporation of Roto-Rooter Group, Inc. (formerly known as ROTOROOTER MANAGEMENT COMPANY), a Delaware corporation ("Roto-Rooter"), dated November 19, 1984, as filed with the Secretary of State on November 19, 1984, as amended by the Certificate of Merger of Roto-Rooter, Inc. into Roto-Rooter, as filed with the Secretary of State on April 4, 2003, as amended by the Certificate of Ownership and Merger Merging Starburst, Inc. into Roto-Rooter, dated June 27, 2003, as filed with the Secretary of State on July 1, 2003, as amended by the Certificate of Amendment of Certificate of Incorporation of Roto-Rooter, dated June 15, 2004, as filed with the Secretary of State on July 1, 2004.

2.
The Certificate of Incorporation of Vitas Healthcare Corporation (formerly known as Hospice Care Incorporated), a Delaware corporation ("Vitas Healthcare"), dated August 24, 1983, as filed with the Secretary of State on August 24, 1983, as amended by the Certificate of Amendment of Certificate of Incorporation of Vitas Healthcare Before Payment of Capital, dated September 30, 1983, as filed with the Secretary of State on October 11, 1983, as amended and restated by the Restated Certificate of incorporation of Vitas Healthcare, dated October 17, 1983, as filed with the Secretary of State on October 18, 1983, as amended by the Certificate of Retirement of Stock, dated April 16, 1984, as filed with the Secretary of State on June 25, 1984, as amended and restated by the Restated Certificate of Incorporation of Vitas Healthcare, dated April 30, 1984, as filed with the Secretary of State on August 20, 1984, as amended by the Certificate of Retirement of Stock, dated October 14, 1991, as filed with the Secretary of State on October 15, 1991, as amended and restated by the Amended and Restated Certificate of Incorporation of Vitas Healthcare, dated October 31, 1991, as filed with the Secretary of State on November 8, 1991, as amended by the Certificate of Designation, Preferences and Other Rights of 9.0% Cumulative Nonconvertible Preferred Stock of Vitas Healthcare, dated December 16, 1991, as filed with the Secretary of State on December 16, 1991, as amended by the Certificate of Amendment of Amended and Restated Certificate of Incorporation of Vitas Healthcare, dated May I1, 1992, as filed with the Secretary of State on May 13, 1992, as amended by the Certificate of Amendment to Amended and Restated Certificate of Incorporation of Vitas Healthcare, dated May 27, 1993, as filed with the Secretary of State on May 27, 1993, as amended by the Certificate of Designation, Preferences and Other Rights of the Series B Convertible Preferred Stock of Vitas Healthcare, dated June 3, 1993, as filed with the Secretary of State on June 4, 1993, as amended by the Certificate of Amendment to Amended and Restated Certificate of Incorporation of Vitas Healthcare, dated August 10, 1994, as filed with the Secretary of State on August 10, 1994, as amended by the Certificate of Amendment to Amended and Restated Certificate of Incorporation of Vitas Healthcare, dated August 10, 1994, as filed with the Secretary of State on August 10, 1994, as amended by the Certificate of Change of Location of Registered Office and Registered Agent of Vitas Healthcare, dated October 27, 1994, as filed with the Secretary of State on November 1, 1994, as amended by the Certificate of Amendment to Amended and Restated Certificate of Incorporation of Vitas Healthcare, dated December 31, 1996, as filed with the Secretary of State on December 31, 1996, as amended by the Certificate of Amendment to Amended and Restated Certificate of Incorporation of Vitas Healthcare, dated June 30, 1997, as filed with the Secretary of State on June 30, 1997, as amended by the Certificate of Amendment to Amended and Restated Certificate of Incorporation of Vitas Healthcare, dated July 31, 1997, as filed with the Secretary of State on July 31, 1997, as amended by the Certificate of Amendment to Amended and Restated Certificate of Incorporation of Vitas Healthcare, dated August 29, 1997, as filed with the Secretary of State on August 29, 1997, as amended by the Certificate of Amendment to Amended and Restated Certificate of Incorporation of Vitas Healthcare, dated September 19, 1997, as filed with the Secretary of State on September 22, 1997, as amended by the Certificate of Amendment to Amended and Restated Certificate of Incorporation of Vitas Healthcare, dated September 19, 1997, as filed with the Secretary of State on September 22, 1997, as amended by the Certificate of Amendment to Amended and Restated Certificate of Incorporation of Vitas Healthcare, dated June 19, 1998, as filed with the Secretary of State on June 19, 1998, as amended by the Certificate of Amendment to Certificate of Designation, Preferences and Other Rights of the Series B Convertible Preferred Stock of Vitas Healthcare, dated as of December 22, 1998, as filed with the Secretary of State on December 28, 1998, as amended by the Certificate of Amendment to Certificate of Designation, Preferences and Other Rights of 9.0% Cumulative Nonconvertible Preferred Stock of Vitas Healthcare, dated as of December 22, 1998, as filed with the Secretary of State on December 28, 1998, as amended by the Certificate of Amendment to Certificate of Designation, Preferences and Other Rights of the Series B Convertible Preferred Stock of Vitas Healthcare, dated as of November 10, 1999, as filed with the Secretary of State on November 12, 1999, as amended by the Certificate of Amendment to Certificate of Designation, Preferences and Other Rights of 9.0% Cumulative Nonconvertible Preferred Stock of Vitas Healthcare, dated as of November 10, 1999, as filed with the Secretary of State on November 12, 1999, as amended by the Certificate of Amendment to Certificate of Designation, Preferences and Other Rights of the Series B Convertible Preferred Stock of Vitas Healthcare, dated as of October 26, 2000, as filed with the Secretary of State on November 14, 2000, as amended by the Certificate of Amendment to Certificate of Designation, Preferences and Other Rights of 9.0% Cumulative Nonconvertible Preferred Stock of Vitas Healthcare, dated as of October 26, 2000, as filed with the Secretary of State on November 14, 2000, as amended by the Certificate of Amendment to Certificate of Designation, Preferences and Other Rights of 9.0% Cumulative Nonconvertible Preferred Stock of Vitas Healthcare, dated as of April 27, 2001, as filed with the Secretary of State on April 27, 2001, as amended by the Certificate of Elimination of the Series B Convertible Preferred Stock of Vitas Healthcare, dated as of April 27, 2001, as filed with the Secretary of State on April 30, 2001, as amended by the Certificate of Amendment to Amended and Restated Certificate of Incorporation of Vitas Healthcare, dated as of March 21, 2002, as filed with the Secretary of State on March 25, 2002, as amended by the Certificate of Elimination of the 9.0% Cumulative Nonconvertible Preferred Stock of Vitas Healthcare, dated as of August 18, 2003, as filed with the Secretary of State on August 22, 2003, and as amended by the Certificate of Merger of MARLIN MERGER CORP. into Vitas Healthcare, dated February 24, 2004, as filed with the Secretary of State on February 24, 2004.

3.	The Certificate of Incorporation of Jet Resource, Inc., a Delaware corporation ("Jet Resource"), dated August 14, 1991, as filed with the Secretary of State on August 14, 1991.

4.
The Certificate of Incorporation of Hospice Care Incorporated (formerly known as HOSPICE CARE OF MASSACHUSETTS INCORPORATED), a Delaware corporation ("Hospice Care"), dated May 1, 1989, as filed with the Secretary of State on May 4, 1989, as amended by the Certificate of Amendment of Certificate of Incorporation of Hospice Care, dated May 11, 1992, and as filed with the Secretary of State on May 13, 1992, and as amended by the Certificate of Change of Location of Registered Office and Registered Agent of Hospice Care, dated October 27, 1994, as filed with the Secretary of State on November 1, 1994.

5.
The Certificate of Incorporation of VITAS HEALTHCARE CORPORATION OF OHIO, a Delaware corporation ("Vitas Ohio"), dated July 21, 1992, as filed with the Secretary of State on July 21, 1992, as amended by the Certificate of Change of Location of Registered Office and Registered Agent of Vitas Ohio, dated October 27, 1994, as filed with the Secretary of State on November 1, 1994.

6.	The Certificate of Incorporation of Vitas Holdings Corporation, a Delaware corporation ("Vitas Holdings"), dated August 4, 1998, as filed with the Secretary of State on August 4, 1998.

7.
The Certificate of Incorporation of VITAS HEALTHCARE CORPORATION ATLANTIC (formerly known as Vitas Healthcare Corporation of Pennsylvania), a Delaware corporation ("Vitas Atlantic"), dated May 4, 1993, as filed with the Secretary of State on May 4, 1993, as amended by Certificate of Amendment of Certificate of Incorporation of Vitas Atlantic, dated May 26, 2005, as filed with the Secretary of State on May 27, 2005.

8.
The Certificate of Incorporation of VITAS HEALTHCARE CORPORATION MIDWEST (formerly known as Vitas Healthcare Corporation of Wisconsin), a Delaware corporation ("Vitas Midwest"), dated March 27, 2001, as filed with the Secretary of State on March 27, 2001, as amended by Certificate of Amendment of Certificate of Incorporation of Vitas Midwest, dated May 26, 2005, as filed with the Secretary of State on May 27, 2005.

9.	The Certificate of Incorporation of VITAS HME Solutions, Inc., a Delaware corporation ("HME"), dated February 23, 2000, as filed with the Secretary of State on February 23, 2000.

10.
The Certificate of Incorporation of Vitas Healthcare Corporation of California, a Delaware corporation ("Vitas California"), dated November 28, 1994, as filed with the Secretary of State on November 28, 1994.

11.	The Certificate of Incorporation of Vitas Healthcare Corporation of Illinois, a Delaware corporation ("Vitas Illinois"), dated March 27, 2001, as filed with the Secretary of State on March 27, 2001.

12.	The Certificate of Incorporation of VITAS Healthcare Corporation of Georgia, a Delaware corporation ("Vitas Georgia"), dated August 20, 2004, as filed with the Secretary of State on August 20, 2004.

13.
The Certificate of Incorporation of VITAS CARE SOLUTIONS, INC., a Delaware corporation ("Vitas Care"), dated November 20, 20, as filed with the Secretary of State on November 21, 2006, as corrected by the Certificate of Correction to the Certificate of Incorporation of Vitas Care, dated February 25, 2011, as filed with the Secretary of State on February 25, 2011.

14.
The Certificate of Incorporation of ROTO-ROOTER DEVELOPMENT COMPANY, a Delaware corporation ("Roto-Rooter Development"), dated December 30, 1988, as filed with the Secretary of State on December 30, 1988.

15.	The Certificate of Incorporation of R.R. UK, Inc., a Delaware corporation ("RR UK"), dated May 1, 1989, as filed with the Secretary of State on May 1, 1989.

16.	The Certificate of Incorporation of VITAS Solutions, Inc., a Delaware corporation ("Solutions"), dated January 22, 2008, as filed with the Secretary of State on January 25, 2008.

Schedule D

1.            A financing statement on form UCC-1, naming Chemed as debtor and the Administrative Agent as secured party, in the form attached hereto and marked as Exhibit "A", filed with the Secretary of State (Uniform Commercial Code Section) (the "Division") on December 19, 2012, and assigned file number 20124967768.

2.            A financing statement on form UCC-1, naming Hospice Services as debtor and the Administrative Agent as secured party, in the form attached hereto and marked as Exhibit "B", filed with the Division on May 3, 2007, and assigned file number 20071682748, as continued by a financing statement amendment on farm UCC-3, in the foul' attached hereto and marked as Exhibit "C", filed with the Division on December 14, 2011, and assigned file number 20114782796.

3.            A financing statement on form UCC-1, naming Roto-Rooter as debtor and the Administrative Agent as secured party, in the form attached hereto and marked as Exhibit "D", filed with the Division on May 3, 2007, and assigned file number 20071682540, as continued by a financing statement amendment on form UCC-3, in the form attached hereto and marked as Exhibit "E", filed with the Division on December 14, 2011, and assigned file number 20114782705.

4.            A financing statement on form UCC-1, naming Vitas Healthcare as debtor and the Administrative Agent as secured party, in the folm attached hereto and marked as Exhibit "F", filed with the Division on May 3, 2007, and assigned file number 20071682599, as continued by a financing statement amendment on form UCC-3, in the form attached hereto and marked as Exhibit "G", filed with the Division on December 14, 2011, and assigned file number 20114782978.

5.            A financing statement on form UCC-1, naming Jet Resource as debtor and the Administrative Agent as secured party, in the form attached hereto and marked as Exhibit "H", filed with the Division on May 3, 2007, and assigned file number 20071682524, as continued by a financing statement amendment on form UCC-3, in the form attached hereto and marked as Exhibit "I", filed with the Division on December 14, 2011, and assigned file number 20114782903.

6.            A financing statement on fonn UCC-1, naming Hospice Care as debtor and the Administrative Agent as secured party, in the form attached hereto and marked as Exhibit "J", filed with the Division on May 3, 2007, and assigned file number 20071682508, as continued by a financing statement amendment on form UCC-3, in the form attached hereto and marked as Exhibit "K", filed with the Division on December 14, 2011, and assigned file number 20114782697.

7.            A financing statement on form UCC-1, naming Vitas Ohio as debtor and the Administrative Agent as secured party, in the form attached hereto and marked as Exhibit "L", filed with the Division on December 19, 2012, and assigned file number 20124968600.

8.            A financing statement on form UCC-1, naming Vitas Holdings as debtor and the Administrative Agent as secured party, in the form attached hereto and marked as Exhibit "M", filed with the Division on May 3, 2007, and assigned file number 20071682714, as continued by a financing statement amendment on form UCC-3, in the form attached hereto and marked as Exhibit "N", filed with the Division on December 14, 2011, and assigned file number 20114782994.

9.           A financing statement on form UCC-1, naming Vitas Atlantic as debtor and the Administrative Agent as secured party, in the form attached hereto and marked as Exhibit "O", filed with the Division on December 19, 2012, and assigned file number 20124968634.

10.           A financing statement on form UCC-l, naming Vitas Midwest as debtor and the Administrative Agent as secured party, in the form attached hereto and marked as Exhibit "P", filed with the Division on May 3, 2007, and assigned file number 20071682706, as continued by a financing statement amendment on form UCC-3, in the form attached hereto and marked as Exhibit "Q", filed with the Division on December 14, 2011, and assigned file number 20114782879.

11.           A financing statement on form UCC-1, naming HME as debtor and the Administrative Agent as secured party, in the form attached hereto and marked as Exhibit "R", filed with the Division on May 3, 2007, and assigned file number 20071678662, as continued by a financing statement amendment on form UCC-3, in the form attached hereto and marked as Exhibit "S", filed with the Division on December 14, 2011, and assigned file number 20114782911.

12.           A financing statement on foim UCC-1, naming Vitas California as debtor and the Administrative Agent as secured party, in the form attached hereto and marked as Exhibit "T", filed with the Division on December 19, 2012, and assigned file number 20124968519.

13.           A financing statement on form UCC-l, naming Vitas Illinois as debtor and the Administrative Agent as secured party, in the form attached hereto and marked as Exhibit "U", filed with the Division on December 19, 2012, and assigned file number 20124968550.

14.           A financing statement on form UCC-1, naming Vitas Georgia as debtor and the Administrative Agent as secured party, in the folm attached hereto and marked as Exhibit "V", filed with the Division on December 19, 2012, and assigned file number 20124968527.

15.           A financing statement on form UCC-1, naming Vitas Care as debtor and the Administrative Agent as secured party, in the form attached hereto and marked as Exhibit "W", filed with the Division on May 3, 2007, and assigned file number 20071682557, as continued by a financing statement amendment on form UCC-3, in the form attached hereto and marked as Exhibit "X", filed with the Division on December 14, 2011, and assigned file number 20114783026.

16.           A financing statement on form UCC-1, naming Roto-Rooter Development as debtor and the Administrative Agent as secured party, in the form attached hereto and marked as Exhibit "Y", filed with the Division on May 3, 2007, and assigned file number 20071682532, as continued by a financing statement amendment on form UCC-3, in the form attached hereto and marked as Exhibit "Z", filed with the Division on December 14, 2011, and assigned file number 20114782861.

17.            A financing statement on form UCC-1, naming RR UK as debtor and the Administrative Agent as secured party, in the form attached hereto and marked as Exhibit "AA", filed with the Division on May 3, 2007, and assigned file number 20071682565, as continued by a financing statement amendment on form UCC-3, in the form attached hereto and marked as Exhibit "BB", filed with the Division on December 14, 2011, and assigned file number 20114782663.

18.            A financing statement on form UCC-1, naming Solutions as debtor and the Administrative Agent as secured party, in the form attached hereto and marked as Exhibit "CC", filed with the Division on March 1, 2011, and assigned file number 20110756232.

[redacted]

EXHIBIT "A"

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

CSC
2711 Centerville Road
Suite 400
Wilmington, DE 19808

DELAWARE DEPARTMENT OF STATE
U.C.C. FILING SECTION
FILED 06:58 PM 12/19/2012
INITIAL FILING # 2012 4967768

SRV: 121367796

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME: CHEMED CORPORATION					
OR 1b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS: 2600 Chemed Center, 255 East Fifth Street		CITY: Cincinnati	STATE: OH	POSTAL CODE: 45202	COUNTRY: USA
1d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION: Corporation	1f. JURISDICTION OF ORGANIZATION: Delaware	1g. ORGANIZATIONAL I.D. #, if any	☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME					
OR 2b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL I.D. #, if any	☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME: JPMorgan Chase Bank, National Association, as Administrative Agent					
OR 3b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS: 10 S. Dearborn Street		CITY: Chicago	STATE: IL	POSTAL CODE: 60603	COUNTRY: USA

4. This FINANCING STATEMENT covers the following collateral:

All of the Debtor's personal property and other assets, whether now owned or existing or hereafter acquired or arising, together with all products and proceeds thereof, substitutions and replacements therefor, and additions and accessions thereto.

5. ALTERNATIVE DESIGNATION (if applicable): ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable] 7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA
FILE WITH: DELAWARE SECRETARY OF STATE 467017-001

FILING OFFICE COPY — NATIONAL UCC FINANCING STATEMENT (FORM UCC-1) (REV. 05/22/02)

EXHIBIT "B"

[redacted]

DELAWARE DEPARTMENT OF STATE
U.C.C. FILING SECTION
FILED 11:03 AM 05/03/2007
INITIAL FILING # 2007 1682748

SRV: 070513049

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME Vitas Hospice Services, L.L.C.					
OR 1b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS 100 S. Biscayne Blvd., Suite 1500		CITY Miami	STATE FL	POSTAL CODE 33131	COUNTRY USA
1d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION Limited Liability Company	1f. JURISDICTION OF ORGANIZATION Delaware	1g. ORGANIZATIONAL I.D. #, if any	☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME					
OR 2b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL I.D. #, if any	☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME JPMorgan Chase Bank, National Association, as Administrative Agent					
OR 3b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS 10 S. Dearborn Street		CITY Chicago	STATE IL	POSTAL CODE 60603	COUNTRY USA

4. This FINANCING STATEMENT covers the following collateral:

All of the Debtor's personal property and other assets, whether now owned or existing or hereafter acquired or arising, together with all products and proceeds thereof, substitutions and replacements therefor, and additions and accessions thereto.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable] 7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA
FILE WITH: DELAWARE SECRETARY OF STATE

880628-19

FILING OFFICE COPY — NATIONAL UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

UCC FINANCING STATEMENT AMENDMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

Giselle Melendez 8008335778

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

UCC DIRECT SERVICES
2727 ALLEN PARKWAY
SUITE 1000
HOUSTON TX 77019

DELAWARE DEPARTMENT OF STATE
U.C.C. FILING SECTION
FILED 04:13 AM 12/14/2011
INITIAL FILING # 2007 1682748
AMENDMENT # 2011 4782796
SRV: 111289235

EXHIBIT "C"

1a. INITIAL FINANCING STATEMENT FILE #
2007 1682748

1b. ☐ This FINANCING STATEMENT AMENDMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS.

2. ☐ TERMINATION: Effectiveness of the Financing Statement identified above is terminated with respect to security interest(s) of the Secured Party authorizing this Termination Statement.

3. ☒ CONTINUATION: Effectiveness of the Financing Statement identified above with respect to security interest(s) of the Secured Party authorizing this Continuation Statement is continued for the additional period provided by applicable law.

4. ☐ ASSIGNMENT (full or partial): Give name of assignee in item 7a or 7b and address of assignee in item 7c; and also give name of assignor in item 9.

5. AMENDMENT (PARTY INFORMATION): This Amendment affects ☐ Debtor or ☐ Secured Party of record. Check only one of these two boxes.

Also check one of the following three boxes and provide appropriate information in items 6 and/or 7.

☐ CHANGE name and/or address: Give current record name in item 6a or 6b; also give new name (if name change) in item 7a or 7b and/or new address (if address change) in item 7c.
☐ DELETE name: Give record name to be deleted in item 6a or 6b.
☐ ADD name: Complete item 7a or 7b, and also item 7c; also complete items 7d-7g (if applicable).

6. CURRENT RECORD INFORMATION:

6a. ORGANIZATION'S NAME

OR

6b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

7. CHANGED (NEW) OR ADDED INFORMATION:

7a. ORGANIZATION'S NAME

OR

7b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

7c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY

7e. TYPE OF ORGANIZATION	7f. JURISDICTION OF ORGANIZATION

8. AMENDMENT (COLLATERAL CHANGE): check only one box.

Describe collateral ☐ deleted or ☐ added, or give entire ☐ restated collateral description, or describe collateral ☐ assigned.

9. NAME of SECURED PARTY of RECORD AUTHORIZING THIS AMENDMENT

JPMorgan Chase Bank, National Association,as Administrative Agent

10. OPTIONAL FILER REFERENCE DATA

DE-0-30986837-46080507

[redacted]

EXHIBIT "D"

DELAWARE DEPARTMENT OF STATE
U.C.C. FILING SECTION
FILED 10:59 AM 05/03/2007
INITIAL FILING # 2007 1682540

SRV: 070512982

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME – insert only one debtor name (1a or 1b) – do not abbreviate or combine names

1a. ORGANIZATION'S NAME Roto-Rooter Group, Inc.				
OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS 2600 Chemed Center, 255 East Fifth Street	CITY Cincinnati	STATE OH	POSTAL CODE 45202	COUNTRY USA
1d. SEE INSTRUCTIONS / ADD'L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION Corporation	1f. JURISDICTION OF ORGANIZATION Delaware	1g. ORGANIZATIONAL I.D. #, if any	☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME – insert only one debtor name (2a or 2b) – do not abbreviate or combine names

2a. ORGANIZATION'S NAME				
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS / ADD'L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL I.D. #, if any	☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) – insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME JPMorgan Chase Bank, National Association, as Administrative Agent				
OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS 10 S. Dearborn Street	CITY Chicago	STATE IL	POSTAL CODE 60603	COUNTRY USA

4. This FINANCING STATEMENT covers the following collateral:

All of the Debtor's personal property and other assets, whether now owned or existing or hereafter acquired or arising, together with all products and proceeds thereof, substitutions and replacements therefor, and additions and accessions thereto.

5. ALTERNATIVE DESIGNATION (if applicable): ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA
FILE WITH: DELAWARE SECRETARY OF STATE

880608

FILING OFFICE COPY – NATIONAL UCC FINANCING STATEMENT (FORM UCC-1) (REV. 05/22/02)

UCC FINANCING STATEMENT AMENDMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]
Gisella Melendez 8006335778

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

UCC DIRECT SERVICES
2727 ALLEN PARKWAY
SUITE 1000

HOUSTON TX 77019

DELAWARE DEPARTMENT OF STATE
U.C.C. FILING SECTION
FILED 04:03 AM 12/14/2011
INITIAL FILING # 2007 1682540
AMENDMENT # 2011 4782705
SRV: 111289225

EXHIBIT "E"

1a. INITIAL FINANCING STATEMENT FILE #
2007 1682540

1b. [ ] This FINANCING STATEMENT AMENDMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS.

2. [ ] TERMINATION: Effectiveness of the Financing Statement identified above is terminated with respect to security interest(s) of the Secured Party authorizing this Termination Statement.

3. [X] CONTINUATION: Effectiveness of the Financing Statement identified above with respect to security interest(s) of the Secured Party authorizing this Continuation Statement is continued for the additional period provided by applicable law.

4. [ ] ASSIGNMENT (full or partial): Give name of assignee in item 7a or 7b and address of assignee in item 7c; and also give name of assignor in item 9.

5. AMENDMENT (PARTY INFORMATION): This Amendment affects [ ] Debtor or [ ] Secured Party of record. Check only one of these two boxes.

Also check one of the following three boxes and provide appropriate information in items 6 and/or 7.

[ ] CHANGE name and/or address: Give current record name in item 6a or 6b; also give new name (if name change) in item 7a or 7b and/or new address (if address change) in item 7c.
[ ] DELETE name: Give record name to be deleted in item 6a or 6b.
[ ] ADD name: Complete item 7a or 7b, and also item 7c; also complete items 7d-7g (if applicable).

6. CURRENT RECORD INFORMATION:

6a. ORGANIZATION'S NAME

OR

6b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

7. CHANGED (NEW) OR ADDED INFORMATION:

7a. ORGANIZATION'S NAME

OR

7b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

7c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY

7e. TYPE OF ORGANIZATION	7f. JURISDICTION OF ORGANIZATION

8. AMENDMENT (COLLATERAL CHANGE): check only one box.

Describe collateral [ ] deleted or [ ] added, or give entire [ ] restated collateral description, or describe collateral [ ] assigned.

9. NAME of SECURED PARTY of RECORD AUTHORIZING THIS AMENDMENT
JPMorgan Chase Bank, National Association, as Administrative Agent

10. OPTIONAL FILER REFERENCE DATA
DE-0-30986811-46080496

EXHIBIT "F"

[redacted]

DELAWARE DEPARTMENT OF STATE
U.C.C. FILING SECTION
FILED 11:00 AM 05/03/2007
INITIAL FILING # 2007 1682599

SRV: 070513016

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER (optional)

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME Vitas Healthcare Corporation				
OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS 100 S. Biscayne Blvd., Suite 1500	CITY Miami	STATE FL	POSTAL CODE 33131	COUNTRY USA
1d. SEE INSTRUCTIONS | ADD'L INFO RE ORGANIZATION DEBTOR | 1e. TYPE OF ORGANIZATION Corporation	1f. JURISDICTION OF ORGANIZATION Delaware	1g. ORGANIZATIONAL I.D. #, if any		NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME				
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS | ADD'L INFO RE ORGANIZATION DEBTOR | 2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL I.D. #, if any		NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME JPMorgan Chase Bank, National Association, as Administrative Agent				
OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS 10 S. Dearborn Street	CITY Chicago	STATE IL	POSTAL CODE 60603	COUNTRY USA

4. This FINANCING STATEMENT covers the following collateral:

All of the Debtor's personal property and other assets, whether now owned or existing or hereafter acquired or arising, together with all products and proceeds thereof, substitutions and replacements therefor, and additions and accessions thereto.

5. ALTERNATIVE DESIGNATION (if applicable): LESSEE/LESSOR | CONSIGNEE/CONSIGNOR | BAILEE/BAILOR | SELLER/BUYER | AG. LIEN | NON-UCC FILING

6. This FINANCING STATEMENT is to be filed (for record) (or recorded) in the REAL ESTATE RECORDS. Attach Addendum (if applicable)

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) (ADDITIONAL FEE) (optional) | All Debtors | Debtor 1 | Debtor 2

8. OPTIONAL FILER REFERENCE DATA
FILE WITH: DELAWARE SECRETARY OF STATE

880628-8

FILING OFFICE COPY — NATIONAL UCC FINANCING STATEMENT (FORM UCC-1) (REV. 05/22/02)

UCC FINANCING STATEMENT AMENDMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

Gisella Melendez 8008335778

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

UCC DIRECT SERVICES
2727 ALLEN PARKWAY
SUITE 1000

HOUSTON TX 77019

DELAWARE DEPARTMENT OF STATE
U.C.C. FILING SECTION
FILED 04:23 AM 12/14/2011
INITIAL FILING # 2007 1682599
AMENDMENT # 2011 4782978
SRV: 111289253

EXHIBIT "6"

1a. INITIAL FINANCING STATEMENT FILE #

2007 1682599

1b. This FINANCING STATEMENT AMENDMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS.

2. ☐ TERMINATION: Effectiveness of the Financing Statement identified above is terminated with respect to security interest(s) of the Secured Party authorizing this Termination Statement.

3. ☒ CONTINUATION: Effectiveness of the Financing Statement identified above with respect to security interest(s) of the Secured Party authorizing this Continuation Statement is continued for the additional period provided by applicable law.

4. ☐ ASSIGNMENT (full or partial): Give name of assignee in item 7a or 7b and address of assignee in item 7c; and also give name of assignor in item 9.

5. AMENDMENT (PARTY INFORMATION): This Amendment affects ☐ Debtor or ☐ Secured Party of record. Check only one of these two boxes.

Also check one of the following three boxes and provide appropriate information in items 6 and/or 7.

☐ CHANGE name and/or address: Give current record name in item 6a or 6b; also give new name (if name change) in item 7a or 7b and/or new address (if address change) in item 7c.
☐ DELETE name: Give record name to be deleted in item 6a or 6b.
☐ ADD name: Complete item 7a or 7b, and also item 7c; also complete items 7d-7g (if applicable).

6. CURRENT RECORD INFORMATION:

6a. ORGANIZATION'S NAME			
OR 6b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

7. CHANGED (NEW) OR ADDED INFORMATION:

7a. ORGANIZATION'S NAME					
OR 7b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME			SUFFIX
7c. MAILING ADDRESS	CITY	STATE	POSTAL CODE		COUNTRY
7e. TYPE OF ORGANIZATION	7f. JURISDICTION OF ORGANIZATION				

8. AMENDMENT (COLLATERAL CHANGE): check only one box.

Describe collateral ☐ deleted or ☐ added, or give entire ☐ restated collateral description, or describe collateral ☐ assigned.

9. NAME of SECURED PARTY of RECORD AUTHORIZING THIS AMENDMENT

JPMorgan Chase Bank, National Association, as Administrative Agent

10. OPTIONAL FILER REFERENCE DATA

DE-0-30986028-46380500

EXHIBIT "H"

[redacted]

DELAWARE DEPARTMENT OF STATE
U.C.C. FILING SECTION
FILED 10:58 AM 05/03/2007
INITIAL FILING # 2007 1682524

SRV: 070512968

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER (optional)

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME Jet Resource, Inc.				
OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS 2500 Chemed Center, 255 East Fifth Street	CITY Cincinnati	STATE OH	POSTAL CODE 45202	COUNTRY USA
1d. SEE INSTRUCTIONS — ADD'L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION Corporation	1f. JURISDICTION OF ORGANIZATION Delaware	1g. ORGANIZATIONAL I.D. #, if any	☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME				
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS — ADD'L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL I.D. #, if any	☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME JPMorgan Chase Bank, National Association, as Administrative Agent				
OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS 10 S. Dearborn Street	CITY Chicago	STATE IL	POSTAL CODE 60603	COUNTRY USA

4. This FINANCING STATEMENT covers the following collateral:

All of the Debtor's personal property and other assets, whether now owned or existing or hereafter acquired or arising, together with all products and proceeds thereof, substitutions and replacements therefor, and additions and accessions thereto.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA
FILE WITH: DELAWARE SECRETARY OF STATE

880628-3

FILING OFFICE COPY — NATIONAL UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

UCC FINANCING STATEMENT AMENDMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER (optional)

Gisella Melendez 8008335778

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

UCC DIRECT SERVICES
2727 ALLEN PARKWAY
SUITE 1000
HOUSTON TX 77019

DELAWARE DEPARTMENT OF STATE
U.C.C. FILING SECTION
FILED 04:22 AM 12/14/2011
INITIAL FILING # 2007 1682524
AMENDMENT # 2011 4782903
SRV: 111289246

EXHIBIT

1a. INITIAL FINANCING STATEMENT FILE #

2007 1682524

1b. ☐ This FINANCING STATEMENT AMENDMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS.

2. ☐ TERMINATION: Effectiveness of the Financing Statement identified above is terminated with respect to security interest(s) of the Secured Party authorizing this Termination Statement.

3. ☒ CONTINUATION: Effectiveness of the Financing Statement identified above with respect to security interest(s) of the Secured Party authorizing this Continuation Statement is continued for the additional period provided by applicable law.

4. ☐ ASSIGNMENT (full or partial): Give name of assignee in item 7a or 7b and address of assignee in item 7c; and also give name of assignor in item 9.

5. AMENDMENT (PARTY INFORMATION): This Amendment affects ☐ Debtor or ☐ Secured Party of record. Check only one of these two boxes.

Also check one of the following three boxes and provide appropriate information in items 6 and/or 7.

☐ CHANGE name and/or address: Give current record name in item 6a or 6b; also give new name (if name change) in item 7a or 7b and/or new address (if address change) in item 7c.

☐ DELETE name: Give record name to be deleted in item 6a or 6b.

☐ ADD name: Complete item 7a or 7b, and also item 7c; also complete items 7d-7g (if applicable).

6. CURRENT RECORD INFORMATION:

6a. ORGANIZATION'S NAME			
OR 6b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

7. CHANGED (NEW) OR ADDED INFORMATION:

7a. ORGANIZATION'S NAME				
OR 7b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
7c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
7e. TYPE OF ORGANIZATION	7f. JURISDICTION OF ORGANIZATION			

8. AMENDMENT (COLLATERAL CHANGE): check only one box.

Describe collateral ☐ deleted or ☐ added, or give entire ☐ restated collateral description, or describe collateral ☐ assigned.

9. NAME of SECURED PARTY of RECORD AUTHORIZING THIS AMENDMENT

JPMorgan Chase Bank, National Association, as Administrative Agent

10. OPTIONAL FILER REFERENCE DATA

DE-0-30986804-46080490

EXHIBIT

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

DELAWARE DEPARTMENT OF STATE
U.C.C. FILING SECTION
FILED 10:58 AM 05/03/2007
INITIAL FILING # 2007 1682508

SRV: 070512961

A. NAME & PHONE OF CONTACT AT FILER (optional)

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME – insert only one debtor name (1a or 1b) – do not abbreviate or combine names

1a. ORGANIZATION'S NAME: Hospice Care Incorporated					
OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX	
1c. MAILING ADDRESS: 100 S. Biscayne Blvd., Suite 1500	CITY: Miami	STATE: FL	POSTAL CODE: 33131	COUNTRY: USA	
1d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION: Corporation	1f. JURISDICTION OF ORGANIZATION: Delaware	1g. ORGANIZATIONAL I.D. #, if any	☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME – insert only one debtor name (2a or 2b) – do not abbreviate or combine names

2a. ORGANIZATION'S NAME					
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX	
2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY	
2d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL I.D. #, if any	☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) – insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME: JPMorgan Chase Bank, National Association, as Administrative Agent				
OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS: 10 S. Dearborn Street	CITY: Chicago	STATE: IL	POSTAL CODE: 60603	COUNTRY: USA

4. This FINANCING STATEMENT covers the following collateral:

All of the Debtor's personal property and other assets, whether now owned or existing or hereafter acquired or arising, together with all products and proceeds thereof, substitutions and replacements therefor, and additions and accessions thereto.

5. ALTERNATIVE DESIGNATION (if applicable) ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed (for record) (or recorded) in the REAL ESTATE RECORDS. Attach Addendum (if applicable)

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) (ADDITIONAL FEE) (optional) ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

FILE WITH: DELAWARE SECRETARY OF STATE

880628-2

FILING OFFICE COPY – NATIONAL UCC FINANCING STATEMENT (FORM UCC-1) (REV. 05/22/02)

UCC FINANCING STATEMENT AMENDMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

Gisella Melendez 8008335778

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

UCC DIRECT SERVICES
2727 ALLEN PARKWAY
SUITE 1000
HOUSTON TX 77019

DELAWARE DEPARTMENT OF STATE
U.C.C. FILING SECTION
FILED 04:03 AM 12/14/2011
INITIAL FILING # 2007 1682508
AMENDMENT # 2011 4782697
SRV: 111289224

EXHIBIT "K"

1a. INITIAL FINANCING STATEMENT FILE #
2007 1682508

1b. [ ] This FINANCING STATEMENT AMENDMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS.

2. [ ] TERMINATION: Effectiveness of the Financing Statement identified above is terminated with respect to security interest(s) of the Secured Party authorizing this Termination Statement.

3. [x] CONTINUATION: Effectiveness of the Financing Statement identified above with respect to security interest(s) of the Secured Party authorizing this Continuation Statement is continued for the additional period provided by applicable law.

4. [ ] ASSIGNMENT (full or partial): Give name of assignee in item 7a or 7b and address of assignee in item 7c; and also give name of assignor in item 9.

5. AMENDMENT (PARTY INFORMATION): This Amendment affects [ ] Debtor or [ ] Secured Party of record. Check only one of these two boxes.

Also check one of the following three boxes and provide appropriate information in items 6 and/or 7.

[ ] CHANGE name and/or address: Give current record name in item 6a or 6b; also give new name (if name change) in item 7a or 7b and/or new address (if address change) in item 7c.
[ ] DELETE name: Give record name to be deleted in item 6a or 6b.
[ ] ADD name: Complete item 7a or 7b, and also item 7c; also complete items 7d-7g (if applicable).

6. CURRENT RECORD INFORMATION:

6a. ORGANIZATION'S NAME

OR 6b. INDIVIDUAL'S LAST NAME | FIRST NAME | MIDDLE NAME | SUFFIX

7. CHANGED (NEW) OR ADDED INFORMATION:

7a. ORGANIZATION'S NAME

OR 7b. INDIVIDUAL'S LAST NAME | FIRST NAME | MIDDLE NAME | SUFFIX

7c. MAILING ADDRESS | CITY | STATE | POSTAL CODE | COUNTRY

7e. TYPE OF ORGANIZATION | 7f. JURISDICTION OF ORGANIZATION

8. AMENDMENT (COLLATERAL CHANGE): check only one box.

Describe collateral [ ] deleted or [ ] added, or give entire [ ] restated collateral description, or describe collateral [ ] assigned.

9. NAME of SECURED PARTY of RECORD AUTHORIZING THIS AMENDMENT

JPMorgan Chase Bank, National Association, as Administrative Agent

10. OPTIONAL FILER REFERENCE DATA

DE-0-30986793-46080488

EXHIBIT L

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

CSC
2711 Centerville Road
Suite 400
Wilmington, DE 19808

DELAWARE DEPARTMENT OF STATE
U.C.C. FILING SECTION
FILED 07:42 PM 12/19/2012
INITIAL FILING # 2012 4968600

SRV: 121368015

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME – insert only one debtor name (1a or 1b) – do not abbreviate or combine names

1a. ORGANIZATION'S NAME: VITAS HEALTHCARE CORPORATION OF OHIO						
OR 1b. INDIVIDUAL'S LAST NAME			FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS: 100 S. Biscayne Blvd., Suite 1500			CITY: Miami	STATE: FL	POSTAL CODE: 33131	COUNTRY: USA
1d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION: Corporation	1f. JURISDICTION OF ORGANIZATION: Delaware	1g. ORGANIZATIONAL I.D. #, if any		☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME – insert only one debtor name (2a or 2b) – do not abbreviate or combine names

2a. ORGANIZATION'S NAME						
OR 2b. INDIVIDUAL'S LAST NAME			FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL I.D. #, if any		☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) – insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME: JPMorgan Chase Bank, National Association, as Administrative Agent					
OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX	
3c. MAILING ADDRESS: 10 S. Dearborn Street	CITY: Chicago	STATE: IL	POSTAL CODE: 60603	COUNTRY: USA	

4. This FINANCING STATEMENT covers the following collateral:

All of the Debtor's personal property and other assets, whether now owned or existing or hereafter acquired or arising, together with all products and proceeds thereof, substitutions and replacements therefor, and additions and accessions thereto.

5. ALTERNATIVE DESIGNATION (if applicable): ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

FILE WITH: DELAWARE SECRETARY OF STATE

467017-005

FILING OFFICE COPY – NATIONAL UCC FINANCING STATEMENT (FORM UCC-1) (REV. 05/22/02)

EXHIBIT M

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

DELAWARE DEPARTMENT OF STATE
U.C.C. FILING SECTION
FILED 11:02 AM 05/03/2007
INITIAL FILING # 2007 1682714

SRV: 070513048

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME – insert only one debtor name (1a or 1b) – do not abbreviate or combine names

1a. ORGANIZATION'S NAME Vitas Holdings Corporation				
OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS 100 S. Biscayne Blvd., Suite 1500	CITY Miami	STATE FL	POSTAL CODE 33131	COUNTRY USA
1d. SEE INSTRUCTIONS / ADD'L INFO RE ORGANIZATION DEBTOR / 1e. TYPE OF ORGANIZATION Corporation	1f. JURISDICTION OF ORGANIZATION Delaware	1g. ORGANIZATIONAL I.D. #, if any		☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME – insert only one debtor name (2a or 2b) – do not abbreviate or combine names

2a. ORGANIZATION'S NAME				
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS / ADD'L INFO RE ORGANIZATION DEBTOR / 2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL I.D. #, if any		☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) – insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME JPMorgan Chase Bank, National Association, as Administrative Agent				
OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS 10 S. Dearborn Street	CITY Chicago	STATE IL	POSTAL CODE 60603	COUNTRY USA

4. This FINANCING STATEMENT covers the following collateral:

All of the Debtor's personal property and other assets, whether now owned or existing or hereafter acquired or arising, together with all products and proceeds thereof, substitutions and replacements therefor, and additions and accessions thereto.

5. ALTERNATIVE DESIGNATION (if applicable): ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA
FILE WITH: DELAWARE SECRETARY OF STATE

880628-18

FILING OFFICE COPY – NATIONAL UCC FINANCING STATEMENT (FORM UCC-1) (REV. 05/22/02)

UCC FINANCING STATEMENT AMENDMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

Gisella Melendez 8008335778

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

UCC DIRECT SERVICES
2727 ALLEN PARKWAY
SUITE 1000
HOUSTON TX 77019

DELAWARE DEPARTMENT OF STATE
U.C.C. FILING SECTION
FILED 04:23 AM 12/14/2011
INITIAL FILING # 2007 1682714
AMENDMENT # 2011 4782994
SRV: 111289255

EXHIBIT "N"

1a. INITIAL FINANCING STATEMENT FILE #
2007 1682714

1b. This FINANCING STATEMENT AMENDMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS.

2. [ ] TERMINATION: Effectiveness of the Financing Statement identified above is terminated with respect to security interest(s) of the Secured Party authorizing this Termination Statement.

3. [X] CONTINUATION: Effectiveness of the Financing Statement identified above with respect to security interest(s) of the Secured Party authorizing this Continuation Statement is continued for the additional period provided by applicable law.

4. [ ] ASSIGNMENT (full or partial): Give name of assignee in item 7a or 7b and address of assignee in item 7c; and also give name of assignor in item 9.

5. AMENDMENT (PARTY INFORMATION): This Amendment affects [ ] Debtor or [ ] Secured Party of record. Check only one of these two boxes.

Also check one of the following three boxes and provide appropriate information in items 6 and/or 7.

[ ] CHANGE name and/or address: Give current record name in item 6a or 6b; also give new name (if name change) in item 7a or 7b and/or new address (if address change) in item 7c.
[ ] DELETE name: Give record name to be deleted in item 6a or 6b.
[ ] ADD name: Complete item 7a or 7b, and also item 7c; also complete items 7d-7g (if applicable).

6. CURRENT RECORD INFORMATION:

6a. ORGANIZATION'S NAME			
OR 6b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

7. CHANGED (NEW) OR ADDED INFORMATION:

7a. ORGANIZATION'S NAME					
OR 7b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
7c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
	7e. TYPE OF ORGANIZATION	7f. JURISDICTION OF ORGANIZATION			

8. AMENDMENT (COLLATERAL CHANGE): check only one box.

Describe collateral [ ] deleted or [ ] added, or give entire [ ] restated collateral description, or describe collateral [ ] assigned.

9. NAME of SECURED PARTY of RECORD AUTHORIZING THIS AMENDMENT

JPMorgan Chase Bank, National Association, as Administrative Agent

10. OPTIONAL FILER REFERENCE DATA

DE-0-30086833-46080505

[redacted]

EXHIBIT "O"

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER (optional)

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

CSC
2711 Centerville Road
Suite 400
Wilmington, DE 19808

DELAWARE DEPARTMENT OF STATE
U.C.C. FILING SECTION
FILED 07:45 PM 12/19/2012
INITIAL FILING # 2012 4968634

SRV: 121368032

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME – insert only one debtor name (1a or 1b) – do not abbreviate or combine names

1a. ORGANIZATION'S NAME: VITAS HEALTHCARE CORPORATION ATLANTIC				
OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS: 100 S. Biscayne Blvd., Suite 1500	CITY: Miami	STATE: FL	POSTAL CODE: 33131	COUNTRY: USA
1d. SEE INSTRUCTIONS / ADD'L INFO RE ORGANIZATION DEBTOR / 1e. TYPE OF ORGANIZATION: Corporation	1f. JURISDICTION OF ORGANIZATION: Delaware	1g. ORGANIZATIONAL ID #, if any		☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME – insert only one debtor name (2a or 2b) – do not abbreviate or combine names

2a. ORGANIZATION'S NAME				
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS / ADD'L INFO RE ORGANIZATION DEBTOR / 2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any		☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) – insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME: JPMorgan Chase Bank, National Association, as Administrative Agent				
OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS: 10 S. Dearborn Street	CITY: Chicago	STATE: IL	POSTAL CODE: 60603	COUNTRY: USA

4. This FINANCING STATEMENT covers the following collateral:

All of the Debtor's personal property and other assets, whether now owned or existing or hereafter acquired or arising, together with all products and proceeds thereof, substitutions and replacements therefor, and additions and accessions thereto.

5. ALTERNATIVE DESIGNATION (if applicable): ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA
FILE WITH: DELAWARE SECRETARY OF STATE 467017-005

FILING OFFICE COPY – NATIONAL UCC FINANCING STATEMENT (FORM UCC-1) (REV. 05/22/02)

EXHIBIT "P"

[redacted]

DELAWARE DEPARTMENT OF STATE
U.C.C. FILING SECTION
FILED 11:02 AM 05/03/2007
INITIAL FILING # 2007 1682706

SRV: 070513041

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME – insert only one debtor name (1a or 1b) – do not abbreviate or combine names

1a. ORGANIZATION'S NAME VITAS HEALTHCARE CORPORATION MIDWEST				
OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS 100 S. Biscayne Blvd., Suite 1500	CITY Miami	STATE FL	POSTAL CODE 33131	COUNTRY USA
1d. SEE INSTRUCTIONS / ADD'L INFO RE ORGANIZATION DEBTOR / 1e. TYPE OF ORGANIZATION Corporation	1f. JURISDICTION OF ORGANIZATION Delaware	1g. ORGANIZATIONAL I.D. #, if any		☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME – insert only one debtor name (2a or 2b) – do not abbreviate or combine names

2a. ORGANIZATION'S NAME				
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS / ADD'L INFO RE ORGANIZATION DEBTOR / 2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL I.D. #, if any		☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) – insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME JPMorgan Chase Bank, National Association, as Administrative Agent				
OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS 10 S. Dearborn Street	CITY Chicago	STATE IL	POSTAL CODE 60603	COUNTRY USA

4. This FINANCING STATEMENT covers the following collateral:

All of the Debtor's personal property and other assets, whether now owned or existing or hereafter acquired or arising, together with all products and proceeds thereof, substitutions and replacements therefor, and additions and accessions thereto.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

FILE WITH: DELAWARE SECRETARY OF STATE

S80628-16

FILING OFFICE COPY – NATIONAL UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

UCC FINANCING STATEMENT AMENDMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

Gisella Melendez 8008335778

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

UCC DIRECT SERVICES
2727 ALLEN PARKWAY
SUITE 1000
HOUSTON TX 77019

DELAWARE DEPARTMENT OF STATE
U.C.C. FILING SECTION
FILED 04:22 AM 12/14/2011
INITIAL FILING # 2007 1682706
AMENDMENT # 2011 4782879
SRV: 111289243

EXHIBIT "Q"

1a. INITIAL FINANCING STATEMENT FILE #

2007 1682706

1b. ☐ This FINANCING STATEMENT AMENDMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS.

2. ☐ TERMINATION: Effectiveness of the Financing Statement identified above is terminated with respect to security interest(s) of the Secured Party authorizing this Termination Statement.

3. ☒ CONTINUATION: Effectiveness of the Financing Statement identified above with respect to security interest(s) of the Secured Party authorizing this Continuation Statement is continued for the additional period provided by applicable law.

4. ☐ ASSIGNMENT (full or partial): Give name of assignee in item 7a or 7b and address of assignee in item 7c; and also give name of assignor in item 9.

5. AMENDMENT (PARTY INFORMATION): This Amendment affects ☐ Debtor or ☐ Secured Party of record. Check only one of these two boxes.

Also check one of the following three boxes and provide appropriate information in items 6 and/or 7.

☐ CHANGE name and/or address: Give current record name in item 6a or 6b; also give new name (if name change) in item 7a or 7b and/or new address (if address change) in item 7c.
☐ DELETE name: Give record name to be deleted in item 6a or 6b.
☐ ADD name: Complete item 7a or 7b, and also item 7c; also complete items 7d-7g (if applicable).

6. CURRENT RECORD INFORMATION:

6a. ORGANIZATION'S NAME

OR

6b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

7. CHANGED (NEW) OR ADDED INFORMATION:

7a. ORGANIZATION'S NAME

OR

7b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

7c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY

	7e. TYPE OF ORGANIZATION	7f. JURISDICTION OF ORGANIZATION	

8. AMENDMENT (COLLATERAL CHANGE): check only one box.

Describe collateral ☐ deleted or ☐ added, or give entire ☐ restated collateral description, or describe collateral ☐ assigned.

9. NAME of SECURED PARTY of RECORD AUTHORIZING THIS AMENDMENT

JPMorgan Chase Bank, National Association, as Administrative Agent

10. OPTIONAL FILER REFERENCE DATA

DE-0-30586826-46080562

DELAWARE DEPARTMENT OF STATE
U.C.C. FILING SECTION
FILED 11:02 AM 05/03/2007
INITIAL FILING # 2007 1678662

SRV: 070513044

[redacted]

EXHIBIT "R"

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME: VITAS HME Solutions, Inc.				
OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS: 100 S. Biscayne Blvd., Suite 1500	CITY: Miami	STATE: FL	POSTAL CODE: 33131	COUNTRY: USA
1d. SEE INSTRUCTIONS / ADD'L INFO RE ORGANIZATION DEBTOR / 1e. TYPE OF ORGANIZATION: Corporation	1f. JURISDICTION OF ORGANIZATION: Delaware	1g. ORGANIZATIONAL I.D. #, if any		☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME				
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS / ADD'L INFO RE ORGANIZATION DEBTOR / 2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL I.D. #, if any		☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME: JPMorgan Chase Bank, National Association, as Administrative Agent				
OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS: 10 S. Dearborn Street	CITY: Chicago	STATE: IL	POSTAL CODE: 60603	COUNTRY: USA

4. This FINANCING STATEMENT covers the following collateral:

All of the Debtor's personal property and other assets, whether now owned or existing or hereafter acquired or arising, together with all products and proceeds thereof, substitutions and replacements therefor, and additions and accessions thereto.

5. ALTERNATIVE DESIGNATION (if applicable): ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA
FILE WITH: DELAWARE SECRETARY OF STATE

580498-07

FILING OFFICE COPY - NATIONAL UCC FINANCING STATEMENT (FORM UCC-1) (REV. 05/22/02)

UCC FINANCING STATEMENT AMENDMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

Gisella Melendez 8003335779

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

UCC DIRECT SERVICES
2727 ALLEN PARKWAY
SUITE 1000

HOUSTON TX 77019

DELAWARE DEPARTMENT OF STATE
U.C.C. FILING SECTION
FILED 04:23 AM 12/14/2011
INITIAL FILING # 2007 1678662
AMENDMENT # 2011 4782911
SRV: 111289247

EXHIBIT "S"

1a. INITIAL FINANCING STATEMENT FILE #
2007 1678662

1b. ☐ This FINANCING STATEMENT AMENDMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS.

2. ☐ TERMINATION: Effectiveness of the Financing Statement identified above is terminated with respect to security interest(s) of the Secured Party authorizing this Termination Statement.

3. ☒ CONTINUATION: Effectiveness of the Financing Statement identified above with respect to security interest(s) of the Secured Party authorizing this Continuation Statement is continued for the additional period provided by applicable law.

4. ☐ ASSIGNMENT (full or partial): Give name of assignee in item 7a or 7b and address of assignee in item 7c; and also give name of assignor in item 9.

5. AMENDMENT (PARTY INFORMATION): This Amendment affects ☐ Debtor or ☐ Secured Party of record. Check only one of these two boxes.

Also check one of the following three boxes and provide appropriate information in items 6 and/or 7.

☐ CHANGE name and/or address: Give current record name in item 6a or 6b; also give new name (if name change) in item 7a or 7b and/or new address (if address change) in item 7c.
☐ DELETE name: Give record name to be deleted in item 6a or 6b.
☐ ADD name: Complete item 7a or 7b, and also item 7c; also complete items 7d-7g (if applicable).

6. CURRENT RECORD INFORMATION:

6a. ORGANIZATION'S NAME			
OR 6b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

7. CHANGED (NEW) OR ADDED INFORMATION:

7a. ORGANIZATION'S NAME				
OR 7b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
7c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
7e. TYPE OF ORGANIZATION	7f. JURISDICTION OF ORGANIZATION			

8. AMENDMENT (COLLATERAL CHANGE): check only one box.

Describe collateral ☐ deleted or ☐ added, or give entire ☐ restated collateral description, or describe collateral ☐ assigned.

9. NAME of SECURED PARTY of RECORD AUTHORIZING THIS AMENDMENT

JPMorgan Chase Bank, National Association, as Administrative Agent

10. OPTIONAL FILER REFERENCE DATA

DE-0-30986832-46080504

[redacted]

EXHIBIT "I"

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER (optional)

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

CSC
2711 Centerville Road
Suite 400
Wilmington, DE 19808

DELAWARE DEPARTMENT OF STATE
U.C.C. FILING SECTION
FILED 07:34 PM 12/19/2012
INITIAL FILING # 2012 4968519

SRV: 121367987

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME – insert only one debtor name (1a or 1b) – do not abbreviate or combine names

1a. ORGANIZATION'S NAME: Vitas Healthcare Corporation of California				
OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS: 100 S. Biscayne Blvd., Suite 1500	CITY: Miami	STATE: FL	POSTAL CODE: 33131	COUNTRY: USA
1d. SEE INSTRUCTIONS / ADD'L INFO RE ORGANIZATION DEBTOR / 1e. TYPE OF ORGANIZATION: Corporation	1f. JURISDICTION OF ORGANIZATION: Delaware	1g. ORGANIZATIONAL I.D. #, if any		☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME – insert only one debtor name (2a or 2b) – do not abbreviate or combine names

2a. ORGANIZATION'S NAME				
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS / ADD'L INFO RE ORGANIZATION DEBTOR / 2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL I.D. #, if any		☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) – insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME: JPMorgan Chase Bank, National Association, as Administrative Agent				
OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS: 10 S. Dearborn Street	CITY: Chicago	STATE: IL	POSTAL CODE: 60603	COUNTRY: USA

4. This FINANCING STATEMENT covers the following collateral:

All of the Debtor's personal property and other assets, whether now owned or existing or hereafter acquired or arising, together with all products and proceeds thereof, substitutions and replacements therefor, and additions and accessions thereto.

5. ALTERNATIVE DESIGNATION (if applicable): ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

FILE WITH: DELAWARE SECRETARY OF STATE

467017-002

FILING OFFICE COPY – NATIONAL UCC FINANCING STATEMENT (FORM UCC-1) (REV. 05/22/02)

[redacted]

EXHIBIT U

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

CSC
2711 Centerville Road
Suite 400
Wilmington, DE 19808

DELAWARE DEPARTMENT OF STATE
U.C.C. FILING SECTION
FILED 07:39 PM 12/19/2012
INITIAL FILING # 2012 4968550

SRV: 121368005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME – insert only one debtor name (1a or 1b) – do not abbreviate or combine names

1a. ORGANIZATION'S NAME: Vitas Healthcare Corporation of Illinois					
OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME			SUFFIX
1c. MAILING ADDRESS: 100 S. Biscayne Blvd., Suite 1500	CITY: Miami	STATE: FL	POSTAL CODE: 33131		COUNTRY: USA
1d. SEE INSTRUCTIONS; ADD'L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION: Corporation	1f. JURISDICTION OF ORGANIZATION: Delaware	1g. ORGANIZATIONAL I.D. #, if any		☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME – insert only one debtor name (2a or 2b) – do not abbreviate or combine names

2a. ORGANIZATION'S NAME					
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME			SUFFIX
2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE		COUNTRY
2d. SEE INSTRUCTIONS; ADD'L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL I.D. #, if any		☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) – insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME: JPMorgan Chase Bank, National Association, as Administrative Agent					
OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME			SUFFIX
3c. MAILING ADDRESS: 10 S. Dearborn Street	CITY: Chicago	STATE: IL	POSTAL CODE: 60603		COUNTRY: USA

4. This FINANCING STATEMENT covers the following collateral:

All of the Debtor's personal property and other assets, whether now owned or existing or hereafter acquired or arising, together with all products and proceeds thereof, substitutions and replacements therefor, and additions and accessions thereto.

5. ALTERNATIVE DESIGNATION (if applicable): ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

FILE WITH: DELAWARE SECRETARY OF STATE

467017-004

FILING OFFICE COPY – NATIONAL UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

[redacted]

EXHIBIT "V"

DELAWARE DEPARTMENT OF STATE
U.C.C. FILING SECTION
FILED 07:37 PM 12/19/2012
INITIAL FILING # 2012 4968527

SRV: 121367995

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER (optional)

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

CSC
2711 Centerville Road
Suite 400
Wilmington, DE 19808

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME: VITAS Healthcare Corporation of Georgia					
OR 1b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS: 100 S. Biscayne Blvd., Suite 1500		CITY: Miami	STATE: FL	POSTAL CODE: 33131	COUNTRY: USA
1d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR / 1e. TYPE OF ORGANIZATION: Corporation	1f. JURISDICTION OF ORGANIZATION: Delaware	1g. ORGANIZATIONAL I.D. #, if any		☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME					
OR 2b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR / 2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL I.D. #, if any		☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME: JPMorgan Chase Bank, National Association, as Administrative Agent					
OR 3b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS: 10 S. Dearborn Street		CITY: Chicago	STATE: IL	POSTAL CODE: 60603	COUNTRY: USA

4. This FINANCING STATEMENT covers the following collateral:

All of the Debtor's personal property and other assets, whether now owned or existing or hereafter acquired or arising, together with all products and proceeds thereof, substitutions and replacements therefor, and additions and accessions thereto.

5. ALTERNATIVE DESIGNATION (if applicable) ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable] 7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA
FILE WITH: DELAWARE SECRETARY OF STATE

467017-003

FILING OFFICE COPY — NATIONAL UCC FINANCING STATEMENT (FORM UCC-1) (REV. 05/22/02)

EXHIBIT "W"

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER (optional)

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

DELAWARE DEPARTMENT OF STATE
U.C.C. FILING SECTION
FILED 10:59 AM 05/03/2007
INITIAL FILING # 2007 1682557

SRV: 070513014

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME VITAS CARE SOLUTIONS, INC.				
OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS 100 S. Biscayne Blvd., Suite 1500	CITY Miami	STATE FL	POSTAL CODE 33131	COUNTRY USA
1d. SEE INSTRUCTIONS | ADD'L INFO RE ORGANIZATION DEBTOR | 1e. TYPE OF ORGANIZATION Corporation	1f. JURISDICTION OF ORGANIZATION Delaware	1g. ORGANIZATIONAL ID #, if any		☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME				
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS | ADD'L INFO RE ORGANIZATION DEBTOR | 2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any		☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME JPMorgan Chase Bank, National Association, as Administrative Agent				
OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS 10 S. Dearborn Street	CITY Chicago	STATE IL	POSTAL CODE 60603	COUNTRY USA

4. This FINANCING STATEMENT covers the following collateral:

All of the Debtor's personal property and other assets, whether now owned or existing or hereafter acquired or arising, together with all products and proceeds thereof, substitutions and replacements therefor, and additions and accessions thereto.

5. ALTERNATIVE DESIGNATION (if applicable): ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable] 7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA
FILE WITH: DELAWARE SECRETARY OF STATE

880608-7

FILING OFFICE COPY - NATIONAL UCC FINANCING STATEMENT (FORM UCC-1) (REV. 05/22/02)

UCC FINANCING STATEMENT AMENDMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

Gisella Melendez 8008335778

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

UCC DIRECT SERVICES
2727 ALLEN PARKWAY
SUITE 1000
HOUSTON TX 77019

DELAWARE DEPARTMENT OF STATE
U.C.C. FILING SECTION
FILED 04:23 AM 12/14/2011
INITIAL FILING # 2007 1682557
AMENDMENT # 2011 4783026
SRV: 111289258

EXHIBIT "X"

1a. INITIAL FINANCING STATEMENT FILE #

2007 1682557

1b. ☐ This FINANCING STATEMENT AMENDMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS.

2. ☐ TERMINATION: Effectiveness of the Financing Statement identified above is terminated with respect to security interest(s) of the Secured Party authorizing this Termination Statement.

3. ☒ CONTINUATION: Effectiveness of the Financing Statement identified above with respect to security interest(s) of the Secured Party authorizing this Continuation Statement is continued for the additional period provided by applicable law.

4. ☐ ASSIGNMENT (full or partial): Give name of assignee in item 7a or 7b and address of assignee in item 7c; and also give name of assignor in item 9.

5. AMENDMENT (PARTY INFORMATION): This Amendment affects ☐ Debtor or ☐ Secured Party of record. Check only one of these two boxes.

Also check one of the following three boxes and provide appropriate information in items 6 and/or 7.

☐ CHANGE name and/or address: Give current record name in item 6a or 6b; also give new name (if name change) in item 7a or 7b and/or new address (if address change) in item 7c.
☐ DELETE name: Give record name to be deleted in item 6a or 6b.
☐ ADD name: Complete item 7a or 7b, and also item 7c; also complete items 7d-7g (if applicable).

6. CURRENT RECORD INFORMATION:

6a. ORGANIZATION'S NAME

OR

6b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

7. CHANGED (NEW) OR ADDED INFORMATION:

7a. ORGANIZATION'S NAME

OR

7b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

7c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY

	7e. TYPE OF ORGANIZATION	7f. JURISDICTION OF ORGANIZATION

8. AMENDMENT (COLLATERAL CHANGE): check only one box.

Describe collateral ☐ deleted or ☐ added, or give entire ☐ restated collateral description, or describe collateral ☐ assigned.

9. NAME of SECURED PARTY of RECORD AUTHORIZING THIS AMENDMENT

JPMorgan Chase Bank, National Association, as Administrative Agent

10. OPTIONAL FILER REFERENCE DATA

DE-0-30986818-46080501

EXHIBIT "Y"

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER (optional)

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

DELAWARE DEPARTMENT OF STATE
U.C.C. FILING SECTION
FILED 10:59 AM 05/03/2007
INITIAL FILING # 2007 1682532

SRV: 070512977

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME – insert only one debtor name (1a or 1b) – do not abbreviate or combine names

1a. ORGANIZATION'S NAME: ROTO-ROOTER DEVELOPMENT COMPANY				
OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS: 300 Ashworth Road	CITY: Des Moines	STATE: IA	POSTAL CODE: 50265	COUNTRY: USA
1d. SEE INSTRUCTIONS / ADD'L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION: Corporation	1f. JURISDICTION OF ORGANIZATION: Delaware	1g. ORGANIZATIONAL I.D. #, if any	☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME – insert only one debtor name (2a or 2b) – do not abbreviate or combine names

2a. ORGANIZATION'S NAME				
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS / ADD'L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL I.D. #, if any	☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) – insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME: JPMorgan Chase Bank, National Association, as Administrative Agent				
OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS: 10 S. Dearborn Street	CITY: Chicago	STATE: IL	POSTAL CODE: 60603	COUNTRY: USA

4. This FINANCING STATEMENT covers the following collateral:

All of the Debtor's personal property and other assets, whether now owned or existing or hereafter acquired or arising, together with all products and proceeds thereof, substitutions and replacements therefor, and additions and accessions thereto.

5. ALTERNATIVE DESIGNATION (if applicable): ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA
FILE WITH: DELAWARE SECRETARY OF STATE

880608-5

FILING OFFICE COPY – NATIONAL UCC FINANCING STATEMENT (FORM UCC-1) (REV. 05/22/02)

UCC FINANCING STATEMENT AMENDMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER (optional)

Gisella Melendez 8008335778

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

UCC DIRECT SERVICES
2727 ALLEN PARKWAY
SUITE 1000
HOUSTON TX 77019

DELAWARE DEPARTMENT OF STATE
U.C.C. FILING SECTION
FILED 04:22 AM 12/14/2011
INITIAL FILING # 2007 1682532
AMENDMENT # 2011 4782861
SRV: 111289242

EXHIBIT "Z"

1a. INITIAL FINANCING STATEMENT FILE #
2007 1682532

1b. This FINANCING STATEMENT AMENDMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. ☐

2. ☐ TERMINATION: Effectiveness of the Financing Statement identified above is terminated with respect to security interest(s) of the Secured Party authorizing this Termination Statement.

3. ☒ CONTINUATION: Effectiveness of the Financing Statement identified above with respect to security interest(s) of the Secured Party authorizing this Continuation Statement is continued for the additional period provided by applicable law.

4. ☐ ASSIGNMENT (full or partial): Give name of assignee in item 7a or 7b and address of assignee in item 7c; and also give name of assignor in item 9.

5. AMENDMENT (PARTY INFORMATION): This Amendment affects ☐ Debtor or ☐ Secured Party of record. Check only one of these two boxes.

Also check one of the following three boxes and provide appropriate information in items 6 and/or 7.

☐ CHANGE name and/or address: Give current record name in item 6a or 6b; also give new name (if name change) in item 7a or 7b and/or new address (if address change) in item 7c.
☐ DELETE name: Give record name to be deleted in item 6a or 6b.
☐ ADD name: Complete item 7a or 7b, and also item 7c; also complete items 7d-7g (if applicable).

6. CURRENT RECORD INFORMATION:

6a. ORGANIZATION'S NAME

OR

6b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

7. CHANGED (NEW) OR ADDED INFORMATION:

7a. ORGANIZATION'S NAME

OR

7b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

7c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY

	7e. TYPE OF ORGANIZATION	7f. JURISDICTION OF ORGANIZATION	

8. AMENDMENT (COLLATERAL CHANGE): check only one box.

Describe collateral ☐ deleted or ☐ added, or give entire ☐ restated collateral description, or describe collateral ☐ assigned.

9. NAME of SECURED PARTY of RECORD AUTHORIZING THIS AMENDMENT

JPMorgan Chase Bank, National Association, as Administrative Agent

10. OPTIONAL FILER REFERENCE DATA

DE-0-30986810-46080495

EXHIBIT "AA"

[redacted]

DELAWARE DEPARTMENT OF STATE
U.C.C. FILING SECTION
FILED 10:58 AM 05/03/2007
INITIAL FILING # 2007 1682565

SRV: 070512971

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME – insert only one debtor name (1a or 1b) – do not abbreviate or combine names

1a. ORGANIZATION'S NAME R.R. UK, Inc.				
OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS 2600 Chemed Center, 255 East Fifth Street	CITY Cincinnati	STATE OH	POSTAL CODE 45202	COUNTRY USA
1d. SEE INSTRUCTIONS | ADD'L INFO RE ORGANIZATION DEBTOR | 1e. TYPE OF ORGANIZATION Corporation	1f. JURISDICTION OF ORGANIZATION Delaware	1g. ORGANIZATIONAL I.D. #, if any		☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME – insert only one debtor name (2a or 2b) – do not abbreviate or combine names

2a. ORGANIZATION'S NAME				
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS | ADD'L INFO RE ORGANIZATION DEBTOR | 2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL I.D. #, if any		☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) – insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME JPMorgan Chase Bank, National Association, as Administrative Agent				
OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS 10 S. Dearborn Street	CITY Chicago	STATE IL	POSTAL CODE 60603	COUNTRY USA

4. This FINANCING STATEMENT covers the following collateral:

All of the Debtor's personal property and other assets, whether now owned or existing or hereafter acquired or arising, together with all products and proceeds thereof, substitutions and replacements therefor, and additions and accessions thereto.

5. ALTERNATIVE DESIGNATION (if applicable): ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable] 7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA
FILE WITH: DELAWARE SECRETARY OF STATE

880628-4

FILING OFFICE COPY — NATIONAL UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

UCC FINANCING STATEMENT AMENDMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER (optional)

Gisella Melendez 8008335778

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

UCC DIRECT SERVICES
2727 ALLEN PARKWAY
SUITE 1000
HOUSTON TX 77019

DELAWARE DEPARTMENT OF STATE
U.C.C. FILING SECTION
FILED 04:03 AM 12/14/2011
INITIAL FILING # 2007 1682565
AMENDMENT # 2011 4782663
SRV: 111289221

EXHIBIT "BB"

1a. INITIAL FINANCING STATEMENT FILE #
2007 1682565

1b. This FINANCING STATEMENT AMENDMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. ☐

2. ☐ TERMINATION: Effectiveness of the Financing Statement identified above is terminated with respect to security interest(s) of the Secured Party authorizing this Termination Statement.

3. ☒ CONTINUATION: Effectiveness of the Financing Statement identified above with respect to security interest(s) of the Secured Party authorizing this Continuation Statement is continued for the additional period provided by applicable law.

4. ☐ ASSIGNMENT (full or partial): Give name of assignee in item 7a or 7b and address of assignee in item 7c; and also give name of assignor in item 9.

5. AMENDMENT (PARTY INFORMATION): This Amendment affects ☐ Debtor or ☐ Secured Party of record. Check only one of these two boxes.

Also check one of the following three boxes and provide appropriate information in items 6 and/or 7.

☐ CHANGE name and/or address: Give current record name in item 6a or 6b; also give new name (if name change) in item 7a or 7b and/or new address (if address change) in item 7c.
☐ DELETE name: Give record name to be deleted in item 6a or 6b.
☐ ADD name: Complete item 7a or 7b, and also item 7c; also complete items 7d-7g (if applicable).

6. CURRENT RECORD INFORMATION:

6a. ORGANIZATION'S NAME

OR

6b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

7. CHANGED (NEW) OR ADDED INFORMATION:

7a. ORGANIZATION'S NAME

OR

7b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

7c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY

	7e. TYPE OF ORGANIZATION	7f. JURISDICTION OF ORGANIZATION

8. AMENDMENT (COLLATERAL CHANGE): check only one box.

Describe collateral ☐ deleted or ☐ added, or give entire ☐ restated collateral description, or describe collateral ☐ assigned.

9. NAME of SECURED PARTY of RECORD AUTHORIZING THIS AMENDMENT

JPMorgan Chase Bank, National Association, as Administrative Agent

10. OPTIONAL FILER REFERENCE DATA

DE-0-30986805-46080494

EXHIBIT "CC"

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER (optional)

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

DELAWARE DEPARTMENT OF STATE
U.C.C. FILING SECTION
FILED 07:18 PM 03/01/2011
INITIAL FILING # 2011 0756232

SRV: 110247231

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME – insert only one debtor name (1a or 1b) – do not abbreviate or combine names

1a. ORGANIZATION'S NAME VITAS Solutions, Inc.				
OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS 100 S. Biscayne Blvd., Suite 1500	CITY Miami	STATE FL	POSTAL CODE 33131	COUNTRY USA
1d. SEE INSTRUCTIONS · ADD'L INFO RE ORGANIZATION DEBTOR · 1e. TYPE OF ORGANIZATION Corporation	1f. JURISDICTION OF ORGANIZATION Delaware	1g. ORGANIZATIONAL I.D. #, if any		☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME – insert only one debtor name (2a or 2b) – do not abbreviate or combine names

2a. ORGANIZATION'S NAME				
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS · ADD'L INFO RE ORGANIZATION DEBTOR · 2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL I.D. #, if any		☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) – insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME JPMorgan Chase Bank, National Association, as Administrative Agent				
OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS 10 S. Dearborn Street	CITY Chicago	STATE IL	POSTAL CODE 60603	COUNTRY USA

4. This FINANCING STATEMENT covers the following collateral:

All of the Debtor's personal property and other assets, whether now owned or existing or hereafter acquired or arising, together with all products and proceeds thereof, substitutions and replacements therefor, and additions and accessions thereto.

5. ALTERNATIVE DESIGNATION (if applicable): ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

FILING JURISDICTION: DELAWARE SOS

FILING OFFICE COPY — NATIONAL UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

To:          The Lenders under the
Credit Agreement described below

This Compliance Certificate is furnished pursuant to that certain Second Amended and Restated Credit Agreement, dated as of January 18, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Chemed Corporation, a Delaware corporation, as the Borrower (the “Borrower”), certain financial institutions from time to time party thereto as lenders (the “Lenders”) and JPMorgan Chase Bank, National Association, as Administrative Agent for itself and the other Lenders (the “Administrative Agent”). Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.     I am the duly elected __________ of the Borrower;1 and

2.     Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Credit Agreement, all of which data and computations are true and correct.

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___ day of, 20___.

CHEMED CORPORATION, as the Borrower

By:
Name:
Title: [Chief Financial Officer] [Treasurer]

1 Per Section 6.1.3 of the Credit Agreement, this certificate is to be completed and executed by the chief financial officer or treasurer.

SCHEDULE I TO COMPLIANCE CERTIFICATE

Compliance as of ________  ___, 20___ (the “Compliance Date”) with
Provisions of Sections [6.20], [6.21] and [6.23]of the Credit Agreement

I.	FINANCIAL COVENANTS

A.	LEVERAGE RATIO (Section 6.20)

	(1)	Consolidated Funded Indebtedness

		(a)	Consolidated Indebtedness (includes only amounts classified on balance sheet as long-term Indebtedness)		$________

		(b)	Stated or face amount of all Letters of Credit (other than Letters of Credit to the extent collateralized by cash or Cash Equivalent Instruments)	+	$________

		(c)	Consolidated Funded Indebtedness (sum of (a) plus (b))		$________

	(2)	Consolidated EBITDA

		(a)	Consolidated Net Income from continuing operations		$________

		(b)	Consolidated Interest Expense	+	$________

		(c)	Expense for taxes paid or accrued	+	$________

		(d)	Depreciation	+	$________

(e)
Amortization expense of the Borrower and its consolidated Subsidiaries (including amortization recorded in connection with the application of Financial Accounting Standard No. 142 (Goodwill and Other Intangibles))
				+	$________

		(f)	Dividends, distributions and payments under any employee stock award or incentive plans plus any employment taxes, cash fringes and employee benefit charges payable in connection therewith	+	$________

(g)
All other non-cash charges of the Borrower and its consolidated Subsidiaries (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period)
		+	$________

(h)	Interest income and non-cash items of income of the Borrower and its consolidated Subsidiaries	-	$________

(i)
The aggregate amount of the awards remitted by the Borrower to its senior management under the current Multi-Year Management Incentive Plans (provided that no more than $5,000,000 of cash compensation, payments or awards remitted to senior management shall be included in this calculation)
		+	$________

(j)	Non-cash charges arising from compensation expense as a result of Financial Accounting Standards Board Statement 123R, “Share Based Payments”	+	$________

(k)	Any loss incurred by the Borrower as a result of the early extinguishment of Indebtedness	+	$________

(l)
All non-recurring costs and expenses incurred in connection with the consummation of any Permitted Acquisition, Investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not yet completed) and any non-recurring charges or non-recurring costs incurred as a result of such transaction
		+	$________

(m)	Yellow Pages Advertising Expense	+	$________

(n)
Up to $50,000,000 in respect of litigation costs and expenses (including settlement amounts), including in respect of claims, actions, investigations or other proceedings initiated by the United States Department of Justice or the Office of the Inspect or General for the Department of Health and Human Services
		+	$________

		(o)	Consolidated EBITDA	=	$________

	(3)	Leverage Ratio (Ratio of A(1)(c) to A(2)(o))			______ to 1.00

	(4)	Maximum Leverage Ratio for any fiscal quarter is required to be equal to or less than 3.50 to 1.

B.	FIXED CHARGE COVERAGE RATIO (Section 6.21)

(1)

		(a)	Consolidated EBITDA (A(2)(o) above)		$________

		(b)	Consolidated Capital Expenditures	_	$________

		(c)	Total:		$________

(2)
		(a)	Consolidated Interest Expense		$________

		(b)	Consolidated Current Maturities (including, without limitation, Capitalized Lease Obligations)	+	$________

		(c)	Cash dividends paid on equity interests of the Borrower	+	$________

		(d)	Expenses for cash income taxes paid	+	$________

		(e)	Total:		$________

	(3)	Fixed Charge Coverage Ratio (Ratio of B(1)(c) to B(2)(e))			_______to 1.00

	(4)	Fixed Charge Coverage Ratio for any Fiscal Quarter is required to be equal to or greater than 1.50 to 1.00.

II.	OTHER MISCELLANEOUS PROVISIONS

A.	OPERATING LEASES (Section 6.23)

	(1)	The annual aggregate amount of liabilities of the Borrower and its Subsidiaries under Operating Leases, synthetic leases or tax ownership operating leases (not to exceed $30,000,000)			$________

EXHIBIT C

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including, without limitation, any letters of credit, guaranties and swingline loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:		[and is an Affiliate/Approved
Fund of [identify Lender]2]

3.	Borrower:	Chemed Corporation

4.	Agent:	JPMorgan Chase Bank, National	as the Administrative Agent
		Association	under the Credit Agreement

5.	Credit Agreement:	The Second Amended and Restated Credit Agreement dated as of

2 Select as applicable.

January 18, 2013 among the Borrower, the Lenders, and the Administrative Agent.

6.          Assigned Interest:
Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans3
_____________4	$	$	_________%
_____________	$	$	_________%
_____________	$	$	_________%

7.          Trade Date:       ____________________________________________5

Effective Date: ______________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECT IVE DATE OF RECORDATION OF TRANSFER BY THE ADMINISTRATIVE AGENT.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:
ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

JPMORGAN CHASE BANK,
NATIONAL ASSOCIATION, as Administrative Agent

By:         ______________
  Title:

*   Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
3    Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
4    Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Agreement.
5    Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.

Consented to:

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION, as LC Issuer

By:    _____________________
Title:

[Consented to:]6

[CHEMED CORPORATION,
as Borrower]

By:    _____________________
Title:

6 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement; provided, however, that pursuant to Section 12.3.2 of the Credit Agreement, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof.

ANNEX 1
TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document, (v) inspecting any of the property, books or records of the Borrower, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA, (v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vii) if it is a Non-U.S. Lender, attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.      Payments. The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.      General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the internal law of the State of New York.

SCHEDULE 1

ADMINISTRATIVE QUESTIONNAIRE

(Schedule to be supplied by Closing Unit or Trading Documentation Unit)

US AND NON-US TAX INFORMATION REPORTING REQUIREMENTS

(Schedule to be supplied by Closing Unit or Trading Documentation Unit)

EXHIBIT D

RESERVED

D-1

EXHIBIT E

FORM OF REVOLVING LOAN NOTE

$[____________]	[DATE]

CHEMED CORPORATION, a Delaware corporation (the “Borrower”), promises to pay to [LENDER] or its registered assigns (the “Lender”) [ ] DOLLARS ($[ ]) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to Borrower pursuant to the Credit Agreement (as hereinafter defined), in immediately available funds at the place specified pursuant to Article II of the Credit Agreement, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Credit Agreement. The Borrower shall pay, in Dollars, the principal of and accrued and unpaid interest on the Revolving Loans in full on the Revolving Loan Termination Date and shall make such mandatory payments as are required to be made under the terms of Article II of the Credit Agreement.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Revolving Loan and the date and amount of each principal payment hereunder.

This Revolving Loan Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Second Amended and Restated Credit Agreement, dated as of January 18, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the financial institutions from time party thereto as lenders (the “Lenders”) and JPMorgan Chase Bank, National Association, as Administrative Agent, to which Credit Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Credit Agreement. This Note is also entitled to the benefits of the Collateral Documents and the obligations evidenced hereby are secured by the Liens granted under the Collateral Documents.

This Note shall be governed by, and construed in accordance with, the internal laws, but without regard to the conflict of law provisions, of the State of New York, but giving effect to federal laws applicable to national banks.

CHEMED CORPORATION, as the Borrower

By:
Name:
Title:

SCHEDULE OF REVOLVING LOANS AND PAYMENTS OF PRINCIPAL
TO
REVOLVING LOAN NOTE OF CHEMED CORPORATION
[DATE]

	Principal	Principal
	Amount of	Amount	Unpaid
Date	Revolving Loan	Paid	Balance

EXHIBIT F

FORM OF OFFICER’S CERTIFICATE

OFFICER’S CERTIFICATE

I, the undersigned, hereby certify to the “Administrative Agent” and the “Lenders” (each as defined below) that I am theof Chemed Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the “Borrower”). Capitalized terms used herein and not otherwise defined herein are as defined in that certain Second Amended and Restated Credit Agreement, dated as of January 18, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the financial institutions from time to time party thereto as lenders (the “Lenders”) and JPMorgan Chase Bank, National Association, as Administrative Agent.

I further certify to the Administrative Agent and the Lenders, as such officer and not individually, that, pursuant to [Section 4.1.4]7 [Section 6.1.3]8 of the Credit Agreement, as of the date hereof:

1. No Event of Default or Unmatured Event of Default has occurred and is continuing [other than the following (describe the nature of the Event of Default or Unmatured Event of Default and the status thereof)].

[2.      The representations and warranties of the Borrower contained in Article V of the Credit Agreement are true and correct in all material respects on and as of the date of this Certificate to the same extent as though made on and as of the date hereof except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.]9

[3.      Other than as disclosed in public filings with the Securities and Exchange Commission prior to the initial Credit Extension Date, no material adverse change in the business, assets, condition (financial or otherwise), or Property of the Borrower and its Subsidiaries, taken as a whole, has occurred since December 31, 2011.]10

IN WITNESS WHEREOF, I hereby subscribe my name on behalf of the Borrower on this ___day of ___________,  20___.

7   Bracketed language will only be included in the Officer’s Certificate delivered on the Closing Date.
8   Bracketed language will be included in Officer’s Certificates delivered subsequent to the Closing Date.
9   Bracketed language will only be included in the Officer’s Certificate delivered on the Closing Date.
10   Bracketed language will only be included in the Officer’s Certificate delivered on the Closing Date.

F-1

CHEMED CORPORATION, as the Borrower

By:
Name:
Title:

F-2

EXHIBIT G

LIST OF CLOSING DOCUMENTS

Attached

G-1

$350,000,000

CHEMED CORPORATION

January 18, 2013

LIST OF CLOSING DOCUMENTS

A. LOAN DOCUMENTS

1.
Second Amended and Restated Credit Agreement (the “Credit Agreement”) by and among Chemed Corporation, a Delaware corporation (the “Borrower”), the institutions from time to time parties thereto as Lenders (the “Lenders”) and JPMorgan Chase Bank, National Association, in its capacity as Administrative Agent for itself and the other Lenders (the “Administrative Agent”), evidencing a $350,000,000 revolving credit facility.

SCHEDULES

Commitment Schedule Departing Lender Schedule Pricing Schedule

Schedule 2.20	--	Existing Letters of Credit
Schedule 5.8	--	Subsidiaries
Schedule 6.13	--	Existing Investments
Schedule 6.14	--	Existing Indebtedness
Schedule 6.15	--	Existing Liens; Closing Date Surety Bond Liens
Schedule 6.16	--	Transactions with Affiliates
Schedule 6.18	--	Subsidiary Covenants

EXHIBITS

EXHIBIT A-1	--	Form of Borrower’s In-House Counsel’s Opinion
EXHIBIT A-2	--	Form of Cravath, Swaine & Moore LLP (Special New
EXHIBIT A-3	--	York Counsel) Opinion Form of Richards, Layton & Finger, P.A. (Special
EXHIBIT B	--	Delaware Counsel) Opinion Form of Compliance Certificate
EXHIBIT C	--	Form of Assignment and Assumption Agreement
EXHIBIT D	--	Reserved
EXHIBIT E	--	Form of Promissory Note for Revolving Loan (if requested)
EXHIBIT F	--	Officer’s Certificate
EXHIBIT G	--	List of Closing Documents
EXHIBIT H	--	Form of Commitment and Acceptance
\

2.
Affirmation of Loan Documents executed by the Borrower and each of the Borrower’s Wholly Owned domestic subsidiaries identified in Appendix A hereto (the “Guarantors” and collectively with the Borrower, the “Credit Parties”).

3.
Notes executed by the Borrower in favor of each of the Lenders, if any, which has requested a Note pursuant to Section 2.13 of the Credit Agreement in the aggregate principal amount of each such Lender’s Revolving Loan Commitment under the Credit Agreement.

B. CORPORATE DOCUMENTS

4.
Certificate of the Secretary or an Assistant Secretary of each Credit Party certifying (i) that there have been no changes in the Articles or Certificate of Incorporation, Certificate of Formation or other charter document of such Credit Party, as attached thereto and as certified as of a recent date by the secretary of state (or the equivalent thereof) of its jurisdiction of organization, if applicable, since the date of the certification thereof by such secretary of state (or equivalent thereof), if applicable, (ii) the By-Laws, Operating Agreement, or other applicable organizational document, as attached thereto, of such Credit Party as in effect on the date of such certification, (iii) good standing certificates (or the equivalent thereof) for such Credit Party from its jurisdiction of organization, (iv) resolutions of the Board of Directors, Board of Managers, or other governing body of such Credit Party authorizing the execution, delivery and performance of each Loan Document to which it is a party, and (v) the names, titles and true signatures of the incumbent officers of such Credit Party authorized to sign the Loan Documents to which it is a party, and, in the case of the Borrower, authorized to request borrowings under the Credit Agreement.

C. UCC DOCUMENTS

5.	UCC, tax and judgment lien search reports naming each Credit Party from the appropriate offices in those jurisdictions identified in Appendix B hereto.

6.
Previously filed UCC-1 financing statements naming each Credit Party as debtor and the Administrative Agent as secured party as filed with the appropriate offices in those jurisdictions set forth in Appendix C hereto.

D. OPINIONS

7.	Opinion letter of In-House Counsel to the Credit Parties, addressed to the Administrative Agent and the Lenders.

8.	Opinion letter of Cravath, Swaine & Moore LLP, special New York counsel to the Credit Parties, addressed to the Administrative Agent and the Lenders.

9.	Opinion letter of Richards, Layton & Finger, P.A., special Delaware counsel to the Credit Parties, addressed to the Administrative Agent and the Lenders.

E. CLOSING CERTIFICATES AND MISCELLANEOUS

10.
Oficer’s Certificate signed by the chief financial officer of the Borrower certifying as of the Closing Date that (i) no Event of Default or Unmatured Event of Default has occurred and is continuing; (ii) the representations and warranties of the Borrower contained in Article V of the Credit Agreement are true and correct in all material respects as of the Closing Date; and (iii) other than as disclosed in public filings with the Securities and Exchange Commission prior to the Closing Date, no material adverse change in the business, assets, property or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, has occurred since December 31, 2009.

APPENDIX A

Credit Parties

Entity	Jurisdictions of Organization
COMFORT CARE HOLDINGS CO.	Nevada
Consolidated HVAC, Inc.	Ohio
Hospice Care Incorporated	Delaware
Jet Resource, Inc.	Delaware
NUROTOCO OF MASSACHUSETTS, INC.	Massachusetts
NUROTOCO OF MASSACHUSETTS, INC. II	Massachusetts
NUROTOCO OF MASSACHUSETTS, INC. III	Massachusetts
R.R. UK, Inc.	Delaware
ROTO-ROOTER CORPORATION	Iowa
ROTO-ROOTER DEVELOPMENT COMPANY	Delaware
Roto-Rooter Group, Inc.	Delaware
ROTO-ROOTER SERVICES COMPANY	Iowa
VITAS CARE SOLUTIONS, INC.	Delaware
Vitas Healthcare Corporation	Delaware
Vitas Healthcare Corporation of California	Delaware
Vitas Healthcare Corporation of Florida	Florida
VITAS Healthcare Corporation of Georgia	Delaware
Vitas Healthcare Corporation of Illinois	Delaware
VITAS HEALTHCARE CORPORATION OF OHIO	Delaware
VITAS HEALTHCARE CORPORATION ATLANTIC	Delaware
VITAS HEALTHCARE CORPORATION MIDWEST	Delaware
Vitas Healthcare of Texas, L.P.	Texas
VITAS HME Solutions, Inc.	Delaware
Vitas Holdings Corporation	Delaware
Vitas Hospice Services, L.L.C.	Delaware
VITAS Solutions, Inc.	Delaware

APPENDIX B Pre-Closing UCC Searches

Entity	Jurisdictions of Organization	Jurisdictions for tax lien, judgment & pending suit searches
CHEMED CORPORATION	Delaware	Cincinnati, Ohio 45202
COMFORT CARE HOLDINGS CO.	Nevada	Cincinnati, Ohio 45202
Consolidated HVAC, Inc.	Ohio	Cincinnati, Ohio 45202
Hospice Care Incorporated	Delaware	Miami, Florida 33131
Jet Resource, Inc.	Delaware	Cincinnati, Ohio 45202
NUROTOCO OF MASSACHUSETTS, INC.	Massachusetts	Cincinnati, Ohio 45202
NUROTOCO OF MASSACHUSETTS, INC. II	Massachusetts	Cincinnati, Ohio 45202
NUROTOCO OF MASSACHUSETTS, INC. III	Massachusetts	Cincinnati, Ohio 45202
R.R. UK, Inc.	Delaware	Cincinnati, Ohio 45202
ROTO-ROOTER CORPORATION	Iowa	Des Moines, IA 50265
ROTO-ROOTER DEVELOPMENT COMPANY	Delaware	Des Moines, IA 50265
Roto-Rooter Group, Inc.	Delaware	Cincinnati, Ohio 45202
ROTO-ROOTER SERVICES COMPANY	Iowa	Cincinnati, Ohio 45202
VITAS CARE SOLUTIONS, INC.	Delaware	Miami, Florida 33131
Vitas Healthcare Corporation	Delaware	Miami, Florida 33131
VITAS Healthcare Corporation of Arizona	Delaware	Miami, Florida 33131
Vitas Healthcare Corporation of California	Delaware	Miami, Florida 33131
Vitas Healthcare Corporation of Central Florida	Delaware	Miami, Florida 33131
Vitas Healthcare Corporation of Florida	Florida	Miami, Florida 33131
VITAS Healthcare Corporation of Georgia	Delaware	Miami, Florida 33131
Vitas Healthcare Corporation of Illinois	Delaware	Miami, Florida 33131
VITAS HEALTHCARE CORPORATION OF OHIO	Delaware	Miami, Florida 33131
VITAS HEALTHCARE CORPORATION OF ATLANTIC	Delaware	Miami, Florida 33131
VITAS HEALTHCARE CORPORATION MIDWEST	Delaware	Miami, Florida 33131
Vitas Healthcare of Texas, L.P.	Texas	Miami, Florida 33131
VITAS HME Solutions, Inc.	Delaware	Miami, Florida 33131
Vitas Holdings Corporation	Delaware	Miami, Florida 33131

Entity	Jurisdictions of Organization	Jurisdictions for tax lien, judgment & pending suit searches
Vitas Hospice Services, L.L.C.	Delaware	Miami, Florida 33131
VITAS Solutions, Inc.	Delaware	Miami, Florida 33131

APPENDIX C

Previously Filed UCC-1 Financing Statements

Entity	Jurisdiction	Filing Number	Filing Date
CHEMED CORPORATION	Secretary of State, Delaware	20071682102	5/3/07
COMFORT CARE HOLDINGS CO.	Secretary of State, Nevada	20070 14553-3	5/4/07
Consolidated HVAC, Inc.	Secretary of State, Ohio	OH001 14803968	5/4/07
Hospice Care Incorporated	Secretary of State, Delaware	20071682508	5/3/07
Jet Resource, Inc.	Secretary of State, Delaware	20071682524	5/3/07
NUROTOCO OF MASSACHUSETTS, INC.	Secretary of Commonwealth, Massachusetts	200756597560	5/4/07
R.R. UK, Inc.	Secretary of State, Delaware	20071682565	5/3/07
ROTO-ROOTER CORPORATION	Secretary of State, Iowa	P553195-4	5/4/07
ROTO-ROOTER DEVELOPMENT COMPANY	Secretary of State, Delaware	20071682532	5/3/07
Roto-Rooter Group, Inc.	Secretary of State, Delaware	20071682540	5/3/07
ROTO-ROOTER SERVICES COMPANY	Secretary of State, Iowa	P553194-8	5/4/07
VITAS CARE SOLUTIONS, INC.	Secretary of State, Delaware	20071682557	5/3/07
Vitas Healthcare Corporation	Secretary of State, Delaware	20071682599	5/3/07
VITAS Healthcare Corporation of Arizona	Secretary of State, Delaware	20071682581	5/3/07
Vitas Healthcare Corporation of California	Secretary of State, Delaware	20071682607	5/3/07
Vitas Healthcare Corporation of Central Florida	Secretary of State, Delaware	20071682623	5/3/07
Vitas Healthcare Corporation of Florida	Florida Secured Transaction Registry, Florida	200705467587	5/4/07
VITAS Healthcare Corporation of Georgia	Secretary of State, Delaware	20071682631	5/3/07
Vitas Healthcare Corporation of Illinois	Secretary of State, Delaware	20071682656	5/3/07
VITAS HEALTHCARE CORPORATION OF OHIO	Secretary of State, Delaware	20071682672	5/3/07
VITAS HEALTHCARE CORPORATION ATLANTIC	Secretary of State, Delaware	20071682698	5/3/07
VITAS HEALTHCARE CORPORATION MIDWEST	Secretary of State, Delaware	20071682706	5/3/07
Vitas Healthcare of Texas, L.P.	Secretary of State, Texas	07-00 15058278	5/3/07

Entity	Jurisdiction	Filing Number	Filing Date
VITAS HME Solutions, Inc.	Secretary of State, Delaware	20071678662	5/3/07
Vitas Holdings Corporation	Secretary of State, Delaware	20071682714	5/3/07
Vitas Hospice Services, L.L.C.	Secretary of State, Delaware	20071682748	5/3/07
Vitas Solutions, Inc.	Secretary of State, Delaware	20110756232	3/1/11
Nurotoco of Massachusetts, Inc. II	Secretary of State, Massachusetts	201301048090	1/4/13
Nurotoco of Massachusetts, Inc. III	Secretary of State, Massachusetts	201301048180	1/4/13

EXHIBIT H

FORM OF COMMITMENT AND ACCEPTANCE

Dated [______________]

Reference is made to the Second Amended and Restated Credit Agreement dated as of January 18, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Chemed Corporation (the “Borrower”), certain financial institutions from time to time party thereto as lenders (the “Lenders”) and JPMorgan Chase Bank, National Association, as Administrative Agent for itself and the other Lenders (the “Administrative Agent”). Unless otherwise defined herein, capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement.

Pursuant to Section 2.5.3 of the Credit Agreement, the Borrower has requested [an increase in the aggregate Revolving Loan Commitments of the Lenders (the “Aggregate Revolving Loan Commitment”) from $_________ to $ _________] [an Incremental Term Loan in the amount of $ _________]. Such [increase in the Aggregate Revolving Loan Commitment] [Incremental Term Loan] is to become effective on the date (the “Effective Date”) which is the later of (i) _________, _________ and (ii) the date on which the conditions precedent set forth in Section 2.5.3 in respect of such [increase] [Incremental Term Loan] have been satisfied. In connection with such requested [increase in the Aggregate Revolving Loan Commitment] [Incremental Term Loan], the Borrower, the Administrative Agent and _________ (the “Accepting Bank”) hereby agree as follows:

1. Effective as of the Effective Date, [the Accepting Bank shall become a party to the Credit Agreement as a Lender and shall have all of the rights and obligations of a Lender thereunder and shall [thereupon have a Revolving Loan Commitment under and for purposes of the Credit Agreement in an amount equal to] [participate in a tranche of Incremental Term Loans with a respective commitment amount equal to]] [[the Revolving Loan Commitment of the Accepting Bank under the Credit Agreement shall be increased from $ _________ to]
[participate in a tranche of Incremental Term Loans with a commitment amount equal to]] the amount set forth opposite the Accepting Bank’s name on the signature page hereof.

[2. The Accepting Bank hereby (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment and Acceptance Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as contractual representative on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.]11

H-1

3.   The Borrower hereby represents and warrants that as of the date hereof and as of the Effective Date, (a) all representations and warranties under Article V of the Credit Agreement are true and correct in all material respects as though made on the date hereof (except for those representations and warranties which expressly relate to an earlier date, which shall have been true and correct as of such earlier date) and (b) no event has occurred and is continuing which constitutes an Unmatured Event of Default or an Event of Default.

4.   THIS COMMITMENT AND ACCEPTANCE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5.    This Commitment and Acceptance Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

11 To be inserted only if the Accepting Bank is not a party to the Credit Agreement.

H-2

IN WITNESS WHEREOF, the parties hereto have caused this Commitment and Acceptance Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CHEMED CORPORATION,
as the Borrower

By: _______________________________
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION,
as the Administrative Agent

By: _______________________________
Name:
Title:

[REVOLVING LOAN COMMITMENT] [INCREMENTAL TERM LOAN COMMITMENT]	ACCEPTING BANK

$	[BANK]

By: Name: Title:

H-3